UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Gates Industrial Corporation plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1144 15th Street, Denver, Colorado 80202, 303.744.1911

Dear Gates Shareholders:

You are cordially invited to attend the 2025 Annual General Meeting of Shareholders of Gates Industrial Corporation plc to be held on Thursday, June 5, 2025, at 10:00 a.m. Mountain Time. In order to provide a consistent and convenient experience to all shareholders regardless of location, we will hold the 2025 Annual General Meeting of Shareholders virtually through a live webcast at www.virtualshareholdermeeting.com/GTES2025. The attached Notice of Annual General Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting and provide detail on the virtual meeting format, including how to register.
In accordance with the Securities and Exchange Commission’s rule allowing companies to furnish proxy materials to their shareholders over the internet, we are primarily furnishing proxy materials to our shareholders of ordinary shares electronically, rather than mailing paper copies of the materials (including our Annual Report on Form 10-K for the fiscal year ended December 28, 2024). On or about April 17, 2025, we mailed certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access these materials and how to vote their shares. Such notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by email. If you requested your materials via email, the email contains voting instructions and links to the materials on the internet. You may also read, print and download our annual report and our proxy statement at www.proxyvote.com.
As a shareholder of Gates Industrial Corporation plc, you play an important role for our company by considering and taking action on these matters. We appreciate the time and attention you invest in making thoughtful decisions. Regardless of whether you plan to participate in the meeting, we encourage you to vote your shares as promptly as possible.
Sincerely,

Ivo Jurek
Chief Executive Officer
April 17, 2025

Notice of 2025 Annual General Meeting of Shareholders

Time and Date Thursday June 5, 2025 10:00 a.m. Mountain Time	Location Live webcast at www.virtualshareholdermeeting.com/GTES2025	Record Date You can vote and attend the 2025 AGM if you were a shareholder of record at the close of business on April 8, 2025.

The Annual General Meeting of Shareholders (“AGM” or the “Meeting”) to be held on June 5, 2025 of Gates Industrial Corporation plc (“Gates” or the “Company”) will be held for the following purposes:
ORDINARY RESOLUTIONS

1	To elect the nine director nominees identified in the proxy statement following this Notice (“Proxy Statement”).
2	To conduct an advisory vote to approve named executive officer (“NEO”) compensation.
3	To conduct an advisory vote on the frequency of future advisory votes to approve NEO compensation.
4
To conduct an advisory vote on the Company’s directors’ remuneration report (the “Directors’ Remuneration Report”) contained in Appendix A of the Proxy Statement in accordance with the requirements of the United Kingdom (the “U.K.”) Companies Act 2006 (the “Companies Act”).

5
To approve the Company’s directors’ remuneration policy (the “Directors’ Remuneration Policy”) as contained in Appendix A of this Proxy statement in accordance with the requirements of the Companies Act

6	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2026.
7	To re-appoint Deloitte LLP as the Company’s U.K. statutory auditor under the Companies Act (to hold office until the conclusion of the next annual general meeting at which accounts are laid).
8
To authorize the audit committee (the “Audit Committee”) of the Board of Directors of the Company (the “Board” or “Board of Directors”) to determine the remuneration of Deloitte LLP in its capacity as the Company’s U.K. statutory auditor.

9	To authorize the Board to allot equity securities in the Company.
SPECIAL RESOLUTIONS

10	Subject to the passing of Proposal 9, to authorize the Board to allot equity securities without pre-emptive rights.
The above proposals are more fully described in the Proxy Statement following this Notice, which shall be deemed to form a part of this Notice. As of the date of this Notice, the Company does not know of any other matters to be raised at the 2025 AGM. The Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024 (the “2024 Annual Report”) accompanies the Proxy Statement following this Notice. These documents may also be accessed free of charge at www.proxyvote.com.

You can vote and attend the 2025 AGM if you were a shareholder of record at the close of business on April 8, 2025.
On the day of the meeting, please visit www.virtualshareholdermeeting.com/GTES2025 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast.
It is important that your shares be represented and voted at the 2025 AGM. We encourage you to vote by internet or telephone, or complete, sign and return your proxy prior to the 2025 AGM even if you plan to attend.
By Order of the Board of Directors,
Ivo Jurek
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 5, 2025:
The Notice of Annual General Meeting of Shareholders, Proxy Statement and 2024 Annual Report are being distributed or made available, as the case may be, on or about April 17, 2025.

PROXY STATEMENT
For Annual General Meeting
Of Shareholders

To be held on June 5, 2025 at 10:00 a.m. Mountain Time
Questions and Answers About the Meeting and Voting
WHAT IS THE PURPOSE OF THE 2025 AGM?
At the 2025 AGM, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement. These matters include the: (1) election of nine directors; (2) advisory approval of NEO compensation; (3) advisory approval of the frequency of future advisory votes to approve NEO compensation; (4) advisory approval of the Directors’ Remuneration Report contained in Appendix A to this Proxy Statement; (5) approval of the Directors’ Remuneration Policy contained in Appendix A to this Proxy Statement; (6) ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2026 (“Fiscal 2025”); (7) re-appointment of Deloitte LLP as the Company’s U.K. statutory auditor under the Companies Act; (8) authorization for the Audit Committee to determine the remuneration of Deloitte LLP in its capacity as the Company’s U.K. statutory auditor; (9) authorization of the Board to allot equity securities in the Company; and (10) subject to the passing of Proposal 9, authorization of the Board to allot equity securities without pre-emptive rights. Management will be available to respond to questions from shareholders.
WHO IS ENTITLED TO VOTE AT THE 2025 AGM?
Only the Company’s shareholders of record at the close of business on April 8, 2025 (the “record date” for the Meeting), are entitled to receive notice of and to participate in the virtual 2025 AGM. If you were a shareholder of record on that date, you will be entitled to vote electronically all of the shares you held on that date at the Meeting, or any postponement(s) or adjournment(s) of the Meeting. As of the record date, there were 257,707,674 ordinary shares in the capital of the Company in issue, all of which are entitled to be voted at the Meeting. The Company expects the proxy materials and the Notice of Internet Availability of Proxy Materials to be mailed and/or made available to shareholders eligible to vote on or about April 17, 2025.
Any corporation that is a shareholder of record may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at the 2025 AGM and the person so authorized shall (on production of a certified copy of such resolution at the Meeting) be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it were an individual shareholder of the Company. In the case of joint holders of a share, the vote of the senior holder who tenders a vote, whether in person during the 2025 AGM or by proxy, shall be accepted to the exclusion of the vote or votes of the other joint holder or holders, and seniority shall be determined by the order in which the names of the holders stand in the register.
WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF THE COMPANY’S ORDINARY SHARES?
Holders of ordinary shares are entitled to one vote per share on each matter that is submitted to shareholders for approval.
WHO CAN ATTEND THE MEETING?
All shareholders as of the record date may virtually attend the 2025 AGM.

Gates Industrial Corporation	1	2025 Proxy Statement

Questions and Answers	Table of Contents
HOW CAN I ATTEND AND VOTE AT THE MEETING?
To attend the 2025 AGM, please visit www.virtualshareholdermeeting.com/GTES2025 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast. If you encounter any technical difficulties with the virtual meeting during the log in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page. Rules governing conduct at the 2025 AGM will be posted on the virtual meeting platform along with an agenda.
WILL I BE ABLE TO PARTICIPATE IN THE VIRTUAL MEETING ON THE SAME BASIS I WOULD BE ABLE TO PARTICIPATE IN A LIVE ANNUAL GENERAL MEETING?
The 2025 AGM will be held in a virtual meeting format only and will be conducted via live webcast. The virtual meeting format for the 2025 AGM will enable full and equal participation by all of the Company’s shareholders from any place in the world at little to no cost. The Company believes that holding the 2025 AGM virtually provides the opportunity for participation by a broader group of shareholders while reducing environmental impacts and the costs associated with planning, holding and arranging logistics for in-person meeting proceedings.
The Company designed the format of the virtual 2025 AGM to ensure that its shareholders who attend the 2025 AGM will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance shareholder access, participation and communication through online tools. To ensure such an experience, the Company will provide shareholders with the ability to submit appropriate questions real-time during the 2025 AGM through the meeting website by typing your question into the “Ask a Question” field and then clicking “Submit.” Management expects to devote a reasonable amount of time for appropriate questions, which include questions and comments related to one of the matters to be voted on by the shareholders and are relevant to shareholders generally.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
Beneficial owners. If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in “street name” and you are considered the “beneficial owner.” As such, these proxy materials or the Notice of Internet Availability of Proxy Materials are being made available or forwarded to you by your broker, bank or other nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee.
Shareholders of record. If you are registered on the register of members of the Company in respect of ordinary shares, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company.
WHAT CONSTITUTES A QUORUM?
The presence at the Meeting, in person or by proxy, of the holders of ordinary shares representing at least the majority of the voting rights of all shareholders entitled to vote at the Meeting will constitute a quorum, permitting the Meeting to conduct its business. Shareholders attending via webcast are deemed to be “present” in person. If a quorum is not present at the Meeting, the director(s) present may adjourn the Meeting to a specified time and place not less than one day after the original date.
WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?
Subject to disenfranchisement in accordance with applicable law and/or the Company’s Articles of Association, each of the resolutions shall be decided on a poll in accordance with the Company’s Articles of Association whereby each shareholder present in person or by proxy or by representative (in the case of a corporate shareholder) is entitled to one vote for each ordinary share held.
Certain proposals on which you are being asked to vote are customary or required for public limited companies incorporated in England and Wales to present to shareholders. These proposals may be unfamiliar to shareholders accustomed to proxy statements for companies organized in the United States (“U.S.”) or other jurisdictions. Specifically, proposals 4, 5, and 7 through 10 are customary proposals in accordance with English law.

Gates Industrial Corporation	2	2025 Proxy Statement

Questions and Answers	Table of Contents
The resolutions proposed in proposals 1 through 9 will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each such resolution will be approved if shareholders representing a simple majority (more than 50%) of the votes cast by the shareholders present (in person or by proxy) and entitled to vote, cast a vote in favor thereof. With respect to the non-binding advisory resolutions in proposal 2 (regarding the advisory approval of NEO compensation), proposal 3 (regarding the frequency of future advisory votes to approve NEO compensation), and proposal 4 (regarding approval of the Directors’ Remuneration Report), the results of the vote are advisory and will not be legally binding on the Board or any committee thereof to take any action or refrain from taking any action. However, the Board values the opinions of the shareholders as expressed through advisory votes and will carefully consider the outcome of the advisory votes.
The resolution proposed in proposal 10 will be proposed as a special resolution, which means that, assuming a quorum is present, the resolution will be approved if shareholders representing at least 75% of the votes cast by the shareholders present (in person or by proxy) and entitled to vote, cast a vote in favor thereof.
The inspector of election for the 2025 AGM shall determine the number of ordinary shares represented at the Meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes that are present and entitled to vote will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of determining a quorum. A “broker non-vote” occurs when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker lacks the authority to vote uninstructed shares at its discretion. Abstentions and “broker non-votes” will have no effect on any of the proposals as abstentions and broker non-votes are not considered votes cast and will not be counted as a vote either for or against these proposals.
WHAT ARE THE BOARD’S RECOMMENDATIONS?
The Board recommends a vote in favor of ONE YEAR with respect to the frequency of future advisory votes to approve NEO compensation proposal and FOR each of the other proposals submitted for shareholder vote. Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted FOR proposals 1 and 2 and proposals 4 through 10, ONE YEAR with respect to proposal 3, and, in accordance with the recommendation of the Board, FOR or AGAINST all other matters that may properly come before the 2025 AGM. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.
HOW DO I VOTE?
If you are a shareholder of record, you may use any of the following methods to vote:

Vote by Written Proxy
All shareholders of record who received proxy materials by mail can vote by returning the proxy card. If you received the proxy materials electronically, you may request a proxy card at any time by following the instructions on the voting website.

Vote by Telephone or Internet
All shareholders of record can vote by telephone from the U.S. and Canada using the toll-free telephone number on the proxy card, or through the internet using the procedures and instructions described on the Notice of Internet Availability of Proxy Materials or proxy card.

Vote during the AGM
All shareholders of record may vote in person during the 2025 AGM by visiting www.virtualshareholdermeeting.com/GTES2025 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card.

If you are a street-name holder (that is, if you hold your shares through a bank, broker, or other nominee), you must vote in accordance with the voting instruction form provided by your bank, broker or other nominee. The availability of telephone or internet voting will depend upon your bank’s, broker’s or other nominee’s voting process.
All advance votes must be received by 11:59 p.m. Eastern Time on June 4, 2025. The return of a completed proxy card, or the submission of proxy instructions via the internet or by telephone, will not prevent a shareholder of record from attending and voting at the 2025 AGM. If you are a shareholder of record and have appointed a proxy but also attend and vote during the 2025 AGM, your proxy appointment will automatically be terminated.
Except as set out in this Proxy Statement, all communications concerning shareholder of record accounts, including address changes, name changes, share transfer requirements and similar issues should be submitted to the Company’s transfer agent, Computershare, at (800) 942-5909 or in writing at 150 Royall Street, Suite 150, Canton, Massachusetts 02021. No other means of communication will be accepted. In particular, you may not use any electronic address provided either in this Proxy Statement or in any related documents to communicate with the Company for any purpose other than those expressly stated.

Gates Industrial Corporation	3	2025 Proxy Statement

Questions and Answers	Table of Contents
ARE MY SHARES VOTED IF I DO NOT PROVIDE A PROXY?
If you are a shareholder of record and do not provide a proxy, you must attend the 2025 AGM in order to vote. If you hold ordinary shares through an account with a bank or broker, your shares may be voted by the bank or broker on some matters if you do not provide voting instructions. Under New York Stock Exchange (“NYSE”) rules governing broker non-votes, proposals 1 through 5 are considered non-routine matters for purposes of broker non-votes, and a broker will lack the authority to vote uninstructed shares at its discretion on such proposals. Proposals 6 through 10 are considered routine matters, and a broker will be permitted to exercise its discretion to vote uninstructed shares on these proposals. This means that, if you do not provide voting instructions on proposals 6 through 10, your broker may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal 2025, the re-appointment of Deloitte LLP as the Company’s U.K. statutory auditor for Fiscal 2025, the authorization of the Audit Committee to determine the remuneration of Deloitte LLP, the authorization of the Board to allot equity securities in the Company, and the authorization of the Board to allot equity securities without pre-emptive rights, but cannot vote your shares on any other matters being considered at the 2025 AGM.
CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?
Yes. Shareholders of record may revoke a proxy and/or change their vote prior to the completion of voting at the 2025 AGM by:
•signing another proxy card or voting instruction form with a later date and delivering it to the Corporate Secretary of the Company, 1144 Fifteenth Street, Suite 1400, Denver, Colorado 80202 by 11:59 p.m. Eastern Time on June 4, 2025;
•voting again over the internet or by telephone by 11:59 p.m. Eastern Time on June 4, 2025;
•attending and voting during the 2025 AGM; or
•notifying the Company’s Corporate Secretary in writing by 11:59 p.m. Eastern Time on June 4, 2025.
Street name holders who wish to revoke or change their votes should contact the bank, broker or other nominee that holds their shares.
WHO PAYS FOR COSTS RELATING TO THE PROXY MATERIALS AND 2025 AGM?
The Company pays for the costs of preparing, assembling and mailing this Proxy Statement, the Notice, the 2024 Annual Report, the proxy card and the U.K. annual report and accounts for the year ended December 28, 2024, and the cost of posting the proxy materials on a website. The Company has engaged Innisfree M&A Incorporated to assist in soliciting proxies for an estimated fee of $30,000, plus expenses. In addition, the Company’s directors, officers and employees may solicit proxies personally and by mail, telephone, facsimile and other electronic means. They receive no compensation in addition to their regular salaries for this work. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse these persons for their expenses in so doing.
SHAREHOLDERS’ REQUESTS UNDER SECTION 527 AND 528 OF THE COMPANIES ACT
Under section 527 of the Companies Act, shareholders meeting the threshold requirements set out in that section have the right to require the Company to publish a statement on a website setting out any matter relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the 2025 AGM; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the last annual general meeting.
The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with sections 527 or 528 of the Companies Act. Where the Company is required to place a statement on a website under section 527 of the Companies Act, it must forward the statement to the Company’s auditor no later than the time when it makes the statement available on the website. The business that may be dealt with at the 2025 AGM includes any statement that the Company has been required under section 527 of the Companies Act to publish on a website.

Gates Industrial Corporation	4	2025 Proxy Statement

PROPOSAL 1:
Election of Directors

The Board unanimously recommends that shareholders vote “FOR” each nominee to serve as director.
What am I voting on?
The Company’s Articles of Association provide that each director shall retire from office at each annual general meeting of the Company and shall be eligible for re-election. The first proposal for consideration at the 2025 AGM is the election of each of the nine candidates named below as a director for a one-year term expiring at the 2026 AGM. Each of these candidates is currently a director. Each nominee has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.
Upon the recommendation of the nominating and governance committee of the Board (the “Nominating and Governance Committee”), the Board has nominated each of the nine directors identified below as a nominee for a one-year term expiring at the 2026 AGM or until his or her successor is duly elected and qualified, or until his or her earlier retirement, resignation, disqualification, removal or death. If any director nominee should become unavailable for election prior to the 2025 AGM due to an event that currently is not anticipated by the Board, either the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board, or the number of directors may be reduced accordingly.
Set forth on the following pages is biographical and other background information concerning each nominee for director, as well as a discussion of the specific experience, qualifications and skills of each director that helped lead the Board to conclude that each respective director should continue to serve as a member of the Board.
The form of shareholder resolutions for this proposal are set forth under the heading “Shareholder Resolutions for the 2025 Annual General Meeting” in this Proxy Statement.
COMPOSITION OF THE BOARD OF DIRECTORS
The Company’s business and affairs are managed under the direction of its Board, which consists of nine directors. The Board has affirmatively determined that all of the directors, except Mr. Jurek who is the Chief Executive Officer of the Company, are independent under the NYSE listing standards.

Gates Industrial Corporation	5	2025 Proxy Statement

Proposal 1	Table of Contents
DIRECTOR BACKGROUNDS AND QUALIFICATIONS
The following presents the names, ages as of April 8, 2025, and selected biographical information and qualifications for each of the director nominees.

Neil P. Simpkins
Director, Chair of the Board | Age: 59 | Director Since 2017
Neil P. Simpkins has served as a director of Gates Industrial Corporation plc since November 2017 and as the Chair of the Board since January 2020. He has served as a director of Gates entities since 2014. He is currently CEO of Roseberry LLC, a private investment firm, and also provides consulting services to Blackstone Inc. where he was previously a Senior Managing Director of the Corporate Private Equity Group. Since joining Blackstone in 1998, Mr. Simpkins led the acquisitions of TRW Automotive, Vanguard Health Systems, TeamHealth, Apria, Summit Materials, Change Healthcare and Gates. Before joining Blackstone, Mr. Simpkins was a Principal at Bain Capital and worked as a consultant at Bain & Company in the Asia Pacific region and in London. He currently serves as a director of Team Health Holdings, Inc., and previously served as a director of Apria, Inc from 2008 to 2022 and Change Healthcare, Inc. from 2011 to 2022.

In particular, the Board considered Mr. Simpkins’ significant financial and business experience, including as a former Senior Managing Director of the Corporate Private Equity Group at Blackstone and a former Principal at Bain Capital, when selecting him as a nominee.

Ivo Jurek
Director, Chief Executive Officer | Age: 60 | Director Since 2017
Ivo Jurek has served as a director of Gates Industrial Corporation plc since its formation in September 2017 and has served as the Chief Executive Officer and a director of Gates entities since May 2015. Mr. Jurek oversees and manages all of Gates’ departments and lines of products and services globally. As Chief Executive Officer, Mr. Jurek has led Gates to expand product lines in fluid power and power transmission and strategically grow market share while driving improved financial performance. Mr. Jurek has a deep understanding of new technology development, manufacturing, distribution and international business markets. Prior to joining Gates, Mr. Jurek served as President of Eaton Electrical, Asia Pacific beginning in November 2012 until May 2015. During that time, Mr. Jurek had management oversight of Eaton Electrical’s Asia Pacific portfolio which included optimizing manufacturing plants, identifying new markets, and assisting with the overall performance of the company. Prior to that, Mr. Jurek served as Group President for Cooper Power Systems — Cooper Bussmann, with complete oversight of all business activities there and in significant general management positions in International Rectifier Corporation and TRW Inc.

In particular, the Board considered Mr. Jurek’s extensive business and industry experience as well as his experience leading Gates since May 2015, when selecting him as a nominee.

Gates Industrial Corporation	6	2025 Proxy Statement

Proposal 1	Table of Contents

Joseph S. Cantie
Director | Age: 61 | Director Since 2025
Joseph S. Cantie has served as a director of Gates Industrial Corporation plc since March 2025. Mr. Cantie was the Executive Vice President and Chief Financial Officer of TRW Automotive Holdings Corp., a diversified global supplier of automotive systems,modules, and components, from 2003 until 2016. From 2001 to 2003, Mr. Cantie was Vice President, Finance for the automotive business of TRW, Inc., a global aerospace, systems and automotive conglomerate. Mr. Cantie served as TRW Inc.’s Vice President, Investor Relations from 1999 until 2001. From 1996 to 1999, Mr. Cantie was employed by LucasVarity plc, serving in several executive positions, including Vice President and Controller. Prior to joining LucasVarity, Mr. Cantie spent 10 years with KPMG. He currently serves on the board of directors of Howmet Aerospace Inc. (NYSE: HWM) since 2020 and TopBuild Corp. (NYSE: BLD) since 2015. His previous public company directorships include Summit Materials, Inc. from 2016 to 2025, DelphiTechnologies PLC from 2017 to 2020, and Aptiv PLC from 2015 to 2017.

In particular, the Board considered Mr. Cantie’s extensive financial expertise and global manufacturing industry experience, including as Executive Vice President and Chief Financial Officer of TRW Automotive Holdings Corp., and his prior public company board experience when selecting him as a nominee.

Fredrik Eliasson
Director | Age: 54 | Director Since 2022
Fredrik Eliasson has served as a director of Gates Industrial Corporation plc since October 2022. Mr. Eliasson was the Chief Financial Officer of Change Healthcare Inc. from 2018 to 2022, leading the company through its initial public offering and through its ultimate sale in 2022. Previously, Mr. Eliasson spent 22 years at CSX Corporation in sales, marketing, financial planning, and investor relations positions, most recently serving as President in 2017, Chief Sales and Marketing Officer from 2015-2017, and Chief Financial Officer from 2012-2015. He currently serves on the board of directors of ArcBest Corporation (NASDAQ: ARCB), a freight and logistics provider, a position he has held since December 2019.

In particular, the Board considered Mr. Eliasson’s financial acumen and business experience, including as the former Chief Financial Officer of Change Healthcare Inc. and former President, Chief Sales and Marketing Officer, and Chief Financial Officer of CSX Corporation, when selecting him as a nominee.

Gates Industrial Corporation	7	2025 Proxy Statement

Proposal 1	Table of Contents

James W. Ireland, III
Director | Age: 70 | Director Since 2018
James W. Ireland, III has served as a director of Gates Industrial Corporation plc since November 2018. He has been Senior Managing Director of Davis Partners Group since May 2020, and Co-founder and Managing Partner of Earlylands Advisory since 2024. Prior to his current roles, Mr. Ireland served as Executive Chairman of Miele Energy from January 2021 until June 2024, President and Chief Executive Officer of General Electric Africa, a digital and industrial company focused on transforming the industry with machines that have software defined solutions from 2011 until 2018. From 2007 until 2011, Mr. Ireland served as the President and Chief Executive Officer of General Electric’s Asset Management Group. From 1995 to 2007, Mr. Ireland held various positions at General Electric, including President of NBC Universal Television Stations and Network Operations (a wholly-owned subsidiary of General Electric), one of the world’s leading media and entertainment companies in development, production, and marketing of entertainment, news and information to a global audience and Chief Financial Officer and audit staff for General Electric Plastics.

In particular, the Board considered Mr. Ireland’s substantial management expertise, including as former President and Chief Executive Officer of each of General Electric Africa and General Electric’s Asset Management Group, when selecting him as a nominee.

Stephanie K. Mains
Director | Age: 57 | Director Since 2019
Stephanie K. Mains has served as a director of Gates Industrial Corporation plc since February 2019. Ms. Mains is currently the Chief Executive Officer of LSC Communications-MCL, an Atlas Holdings portfolio company, a position she has held since April 2021. Prior to that Ms. Mains was the interim Chief Executive Officer of GE Power Conversion from April 2020 until December 2020, and the President and Chief Executive Officer of ABB Electrification Products Industrial Solutions, a 2018 acquisition from GE, from November 2015 until January 2019. She served as Vice President of GE Distributed Power Global Services from March 2013 until October 2015, and held positions of increasing responsibility from General Manager to Vice President for GE Energy-Power from March 2006 until March 2013. Prior to joining GE Energy, Ms. Mains spent 17 years across multiple GE businesses in financial and transformational leadership positions, including Chief Financial Officer for GE Aviation Services Material Solutions. She currently serves on the board of directors of Diamondback Energy, Inc. (NASDAQ: FANG), a position she has held since April 2020, Stryten Energy, LLC, a private company, and LCI Industries (NYSE: LCII), a position she has held since March 2021.

In particular, the Board considered Ms. Mains’ leadership and operational experience in various senior management roles, including as current Chief Executive Officer of LSC Communications-MCL and as a former Chief Financial Officer, as well as extensive experience across multiple GE businesses, when selecting her as a nominee.

Gates Industrial Corporation	8	2025 Proxy Statement

Proposal 1	Table of Contents

Wilson S. Neely
Director | Age: 69 | Director Since 2020
Wilson S. Neely has served as a director of Gates Industrial Corporation plc since April 2020. He is currently a strategic advisor to InterNex Capital, an asset-based, digital lender providing working capital financing to small- and medium-sized businesses, a role he has held since January 2020. Prior to that, from 1991 until his retirement in January 2020, Mr. Neely served as a Partner of Simpson Thacher & Bartlett LLP with a corporate practice primarily in the areas of mergers and acquisitions and capital markets. While at Simpson Thacher, Mr. Neely advised on numerous business combination transactions, including leveraged buyouts, recapitalizations and strategic partnerships between private equity funds and corporate partners. In addition, he oversaw numerous capital markets transactions. He currently serves on the board of directors of the University of Texas Law School Foundation, Readworks Inc., and Historic Hudson Valley, of which he serves as board chair.

In particular, the Board considered Mr. Neely’s strong knowledge of corporate governance and his legal experience as a retired Partner from Simpson Thacher & Bartlett LLP in the areas of mergers and acquisitions and capital markets, when selecting him as a nominee.

Alicia L. Tillman
Director | Age: 49 | Director Since 2021
Alicia L. Tillman has served as a director of Gates Industrial Corporation plc since April 2021. She is currently the Chief Marketing Officer of Delta Air Lines, Inc., where she leads the overall brand and marketing strategy for the company. Prior to joining Delta Air Lines, Inc. in June 2023, Ms. Tillman worked at Capitolis Inc., from October 2021 to April 2023, as their Chief Revenue Officer, leading sales, adoption, innovation, global marketing and communications. Prior to joining Capitolis Inc., Ms. Tillman worked at SAP SE from 2015 through March 2021, where she spent four years in the role of Executive Vice President and Global Chief Marketing Officer, leading a marketing organization of over 2,000 employees. At SAP, she was a key contributor to the acquisition and integration of multiple companies, rebuilt the technology foundation to scale digital and demand generation capabilities, and developed the brand story. Prior to joining SAP, she worked for American Express from 2004 through 2015, serving as head of Marketing, Public Affairs and Business Services. She currently serves on the board of directors of RainFocus, LLC.

In particular, the Board considered Ms. Tillman’s executive experience in global marketing, strategy, operations and digital transformation, including digital and demand generation, when selecting her as a nominee.

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Proposal 1	Table of Contents

Molly P. Zhang
Director | Age: 63 | Director Since 2020
Dr. Peifang Zhang (also known as Molly P. Zhang) has served as a director of Gates Industrial Corporation plc since July 2020. Prior to her transition to board service in October 2016, Dr. Zhang served in a number of senior executive roles at Orica Ltd, including Vice President of Asset Management and Manufacturing Executive for Mining Systems, leading a global organization across over twenty countries focused on driving operational excellence and innovation. Prior to her tenure at Orica Ltd, Dr. Zhang spent over 22 years at Dow Inc. where she held various senior leadership positions in manufacturing, technology and international business management including Managing Director of SCG-Dow Group, a mega joint venture, Global Business Vice President for Dow Technology Licensing and Catalyst business, and Regional Manufacturing Director of Asia Pacific. Dr. Zhang currently serves on the board of directors of Aqua Metals, Inc. (NASDAQ: AQMS) since March 2021. Additionally, she is a member of the advisory board of Circular Innovation Fund, a venture capital fund for sustainability related technologies. Her prior public company directorships in the past five years included Arch Resources from Jan 2022 to Jan 2025, GEA Group from April 2016 to December 2021, and Cooper-Standard Holdings Inc. from May 2017 to May 2020.

In particular, the Board considered Dr. Zhang’s global business experience and her strong understanding of the Asia market, as well as her expertise in the industrials sector and prior public company board experience, when selecting her as a nominee.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively, the Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. The Company believes that its directors provide an appropriate mix of experience and skills relevant to the size and nature of its business.
DIRECTOR KEY COMPETENCIES
The following table presents the skills and experience of our director nominees in areas that are of importance to the Company.
Technology/Manufacturing/Distribution

44%
Global Operations

44%
Risk/Crisis Management

89%
Strategy/M&A

67%
Other Public Company Boards

56%
Governance/Corporate Responsibility

22%
Past or Present CEO

33%
Past or Present CFO

33%

Gates Industrial Corporation	10	2025 Proxy Statement

Corporate Governance

BOARD HIGHLIGHTS

Composition
•Size of Board: 9 members
•Number of independent directors: 8
•Committee independence: 100%
•All members of the Audit Committee are financial experts
•Separation of Chair and Chief Executive Officer roles

Board refreshment and diversity
•Annual election of directors
•Average director tenure in years: 5 years
•Average director age in years: 60
•Director age range in years: 49-70
•New directors in the past two years: 1
•Director retirement age in years: 75
•Percent female: 33%
•Percent racially or ethnically diverse: 11%

Highly engaged directors •Board and committee meetings held in 2024: 23 •Attendance rate for incumbent directors: 97%
DIRECTORS’ INDEPENDENCE AND EXECUTIVE SESSIONS
Our Board assesses the independence of each director at least annually and has determined that, other than Mr. Jurek who is the Chief Executive Officer of the Company, all directors are independent under the NYSE listing standards. Our Board also has determined that each member of its Audit Committee, Compensation Committee, and Nominating and Governance Committee is independent and that each Audit Committee and Compensation Committee member meets the heightened NYSE and SEC independence requirements applicable to each such committee. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant. To ensure free and open discussion and communication among the non-management directors of the Board, our independent directors regularly hold separate executive session meetings at which only independent directors are present.
BOARD MEETINGS, AGM AND ATTENDANCE
Directors are expected to attend Board meetings and meetings of committees on which they serve. In 2024, the Board met a total of eight times. Overall incumbent director attendance at meetings of the Board and its committees was 97% in 2024 and no individual director attended less than 75% of each of the meetings of the Board and committees on which they served during the period for which they were a director or committee member, respectively. It is the policy of the Board that directors are invited to attend the 2025 AGM, although such attendance is not mandatory. In 2024, one director attended the AGM.
BOARD STRUCTURE
The Board believes that independent leadership is important. Currently, our Board separates the roles of chair and Chief Executive Officer, with Mr. Simpkins, who has been determined “independent” under the NYSE listing standards, serving as chair. The Board also believes that, depending on what appears to be in the best interests of the Company and its shareholders at any given point in time, it should be able to choose whether the roles of chair and Chief Executive Officer are combined or separate. Therefore, the Board does not have a policy on whether the role of chair and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the chair should be selected from the independent directors; however, if at any time the Board believes that the chair and Chief Executive Officer roles should be combined or the chair is determined to be not “independent” under NYSE

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Corporate Governance	Table of Contents
listing standards, the independent directors may elect a lead independent director to further support objective decision-making. The lead director would help coordinate the efforts of the independent and non-management directors in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management.
THE BOARD’S ROLE IN MANAGEMENT’S SUCCESSION PLANNING
The Board is responsible for reviewing the succession plan relating to the Chief Executive Officer and other executive officers that is developed by management. Directors are expected to have a thorough understanding of the characteristics necessary for a chief executive officer to execute on a long-term strategy that optimizes operating performance, profitability and shareholder value creation. As part of its responsibilities under its charter, the Compensation Committee oversees the evaluation of management and the management continuity planning process. Additionally, it reviews the succession plans relating to the Chief Executive Officer and other executive officers and makes recommendations to the Board with respect to the selection of individuals to occupy these positions. The ongoing succession planning process is designed to reduce vacancy, transition and readiness risks and develop strong leadership quality and executive bench strength.
BOARD REFRESHMENT
The Nominating and Governance Committee is responsible for periodic evaluation of succession planning for directors and key leadership roles on the Board and its committees, including the evaluation of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board. The Nominating and Governance Committee will consider candidates suggested by a range of sources, including by any shareholder, director, or officer of the Company. Mr. Cantie who was appointed to our Board effective March 30, 2025, was recommended to the Nominating and Governance Committee by a non-management director of the Company. In addition, to encourage board refreshment, directors are required to retire from our Board when they reach the age of 75 under the Company’s Corporate Governance Guidelines. On the recommendation of the Nominating and Governance Committee, the Board may waive this requirement as to any director if it deems such waiver to be in the best interest of the Company.
BOARD COMMITTEES
All directors, other than Mr. Jurek and Mr. Cantie, serve on one or more committees of the Board. The current members of each of the Board’s committees are indicated in the table below.

Director	Audit	Compensation	Nominating and Governance

Neil P. Simpkins		Chair	Member
Fredrik Eliasson	Chair	Member
James W. Ireland, III	Member	Member
Stephanie K. Mains	Member
Wilson S. Neely		Member	Chair
Alicia L. Tillman			Member
Molly P. Zhang	Member
The composition and responsibilities of each committee are described below. The Board may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until such member’s successor is duly elected and qualified or until such member’s earlier resignation, removal, retirement, disqualification or death.
Each of the standing committees of the Board discussed below operate under written charters, which are available on the Company’s website at www.gates.com under “About Us: Investor Relations: Governance: Governance Documents.” The information contained on, or accessible from, the website is not part of this Proxy Statement by reference or otherwise.

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Corporate Governance	Table of Contents
Audit Committee
The Audit Committee is responsible for, among other things:
•selecting and hiring independent auditors, and approving the audit and non-audit services to be performed by the independent auditors;
•assisting the Board in evaluating the qualifications, performance and independence of the independent auditors;
•assisting the Board in monitoring the quality and integrity of the Company’s financial statements and its accounting and financial reporting;
•assisting the Board in monitoring the Company’s compliance with legal and regulatory requirements;
•reviewing guidelines and policies governing the process by which management assesses and manages the Company’s exposure to risk, including the Company’s major financial and regulatory risk exposures, including risk exposures related to information security, cybersecurity and data protection, and the steps management takes to monitor and control such exposures;
•assisting the Board in monitoring the Company’s information technology and data privacy programs;
•reviewing the adequacy and effectiveness of internal controls over financial reporting;
•assisting the Board in monitoring the performance of the internal audit function;
•reviewing with management and the independent auditors the Company’s annual and quarterly financial statements;
•establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters, and material legal and regulatory matters, as well as the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•preparing the audit committee report required by the SEC to be included in the annual proxy statement.
SEC and NYSE rules require the Company to have an Audit Committee comprised of solely independent directors. The Board has determined that Mr. Eliasson, Mr. Ireland, Ms. Mains and Dr. Zhang qualify as independent directors under the NYSE listing standards and the independence standards of Rule 10A-3 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”). In addition, the Board has determined that Mr. Eliasson, Mr. Ireland, Ms. Mains and Dr. Zhang are each an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended from time to time (the “Securities Act”).
The Audit Committee held six meetings during 2024.
Compensation Committee
The Compensation Committee is responsible for, among other things:
•reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the Chief Executive Officer’s compensation level based on such evaluation;
•reviewing and approving, or making recommendations to the Board with respect to, the compensation of the other executive officers, including annual base salary, bonus and equity-based incentives and other benefits;
•overseeing the evaluation of executive officers and executive officer succession planning process;
•reviewing and recommending the compensation of directors;
•overseeing and monitoring the Company’s human capital management policies and strategies;
•reviewing and discussing annually with management the Company’s “Compensation Discussion and Analysis” and “Pay Versus Performance” disclosures required by SEC rules;
•overseeing the preparation of the compensation committee report required by SEC rules to be included in the annual proxy statement; and
•reviewing and making recommendations with respect to equity-based and certain incentive compensation plans.

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The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees; provided, however, that when appropriate to satisfy the requirements of Section 16b-3 of the Exchange Act, any such subcommittee shall be composed solely of two or more members that have been determined to be “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act. The charter of the Compensation Committee also permits the committee to delegate to one or more officers the authority to make awards to employees other than any officer subject to Section 16 of the Exchange Act under the incentive compensation or other equity-based plan, subject to compliance with the plan, the Company’s articles of association and the laws of the jurisdiction of its organization. In addition, the Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable.
See “Executive Compensation — Compensation Discussion and Analysis — Executive Compensation Determination Process” for a description of the process for determining compensation, including the role of the executive officers and independent compensation consultant.
The Compensation Committee held five meetings during 2024.
Nominating and Governance Committee
The Nominating and Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board. The Nominating and Governance Committee may consider (a) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially with the other members of the Board and (b) all other factors it considers appropriate, including age, gender and ethnic and racial background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. In addition, although the Nominating and Governance Committee considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy. The Nominating and Governance Committee will consider the qualification of any candidate nominated by a shareholder in accordance with the Companies Act. The Nominating and Governance Committee will evaluate candidates recommended by shareholders on a substantially similar basis as it considers other nominees.
The Nominating and Governance Committee is also responsible for, among other things:
•overseeing the evaluation of the Board and its committees;
•reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines;
•recommending members for each committee of the Board; and
•reviewing and monitoring the development and implementation of the strategies and goals the Company may establish with respect to environmental, social and governance (“ESG”) and sustainability matters.
The Nominating and Governance Committee held four meetings during 2024.
THE BOARD’S ROLE IN RISK OVERSIGHT
The Board exercises direct oversight of strategic risks to the Company, which includes regular review and evaluation of the Company’s system of financial and operational internal controls, its compliance with applicable laws and regulations, its programs and protocols to minimize information security risks, and its processes for identifying, assessing and mitigating other significant risks that may affect the Company. The Board also exercises oversight of the Company’s ESG and sustainability initiatives, including human capital management, strategies, practices and policies, and the Company’s reporting on such matters.
The committees also have certain responsibilities related to risk oversight. The Audit Committee reviews guidelines and policies governing the process by which management assesses and manages the Company’s exposure to risk, including the Company’s major financial and operational risk exposures, including risk exposures related to information security, cybersecurity and data protection, and the steps management takes to monitor and control such exposures. The Audit Committee also oversees the Company’s Code of Business Conduct and Ethics and other material legal and regulatory policies, including the Company’s Whistleblower Policy, and reviews reports and investigations of potential violations under such policies. The Compensation Committee oversees risks relating to the Company’s compensation policies and practices for all employees and conducts a comprehensive compensation risk assessment at least annually. The Compensation Committee has regular discussions related to human capital, including executive officer succession planning. The Nominating and Governance Committee assists the Board with

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Corporate Governance	Table of Contents
overseeing and evaluating risks and responsibilities related to the Company’s ESG and sustainability programs. Each committee charged with risk oversight reports to the Board on those matters on a regular basis.
To fulfill its responsibilities related to risk oversight, the Board must understand the significant risks the Company faces and confirm management is identifying and appropriately managing and mitigating such risks. The Company’s Enterprise Risk Management (“ERM”) program includes risk assessments to identify key enterprise risks, maintaining a risk register to monitor mitigation actions in response to key risks, on-going dialogue and collaboration among management, identification of emerging risks, quarterly reviews of mitigation actions, and periodic reports to the Audit Committee and the Board. The ERM process is directed by a management committee called the Enterprise Risk Committee, led by the Chief Financial Officer, Chief Legal Officer, Chief Accounting Officer, Chief Information Officer, and Vice President of Global Internal Audit, in coordination with senior functional leaders across the Company.
For additional information on the Company’s approach to cybersecurity risk management, strategy and governance, please see Item 1C. Cybersecurity of the Company’s 2024 Annual Report.
COMPENSATION RISK ASSESSMENT
Our compensation policies and procedures, which include a mix of fixed and at-risk pay, does not present risks that are reasonably likely to have a material adverse effect on the Company. To support this determination, in 2024, the Compensation Committee, with the assistance of management and our independent compensation consultant, reviewed a risk assessment of key elements of our compensation program. This review included an assessment of risk levels by element and corresponding mitigation features of our program.
BOARD EDUCATION
The Company provides continuing education for directors through board materials and presentations, discussions with management, and the opportunity to attend external board education programs, including access to the resources of the National Association of Corporate Directors through a Company membership.
CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES
The Company maintains a Code of Business Conduct and Ethics that applies to all of its officers, directors and employees, including the chief executive officer, chief financial officer, chief accounting officer and corporate controller, or persons performing similar functions, which is posted on its website at www.gates.com under “About Us: Investor Relations: Governance: Governance Documents.” The Code of Business Conduct and Ethics is a “code of ethics” as defined in Item 406(b) of Regulation S-K. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of the code of ethics on its website. The information contained on, or accessible from, the website is not part of this Proxy Statement by reference or otherwise.
The Company’s Corporate Governance Guidelines set forth many of the practices, policies and procedures that provide the foundation of its commitment to strong corporate governance. The policies and practices covered in the Corporate Governance Guidelines include operation of the Board, Board structure, director independence and Board committees. The Corporate Governance Guidelines are reviewed at least annually by the Nominating and Governance Committee and are revised as necessary or appropriate. The Corporate Governance Guidelines are posted on the Company’s website at www.gates.com under “About Us: Investor Relations: Governance: Governance Documents.”
SECURITIES TRADING POLICIES AND PROCEDURES
We have adopted a securities trading policy governing the purchase, sale, and other transaction to acquire or dispose of the Company’s securities by our directors, officers, employees, certain of their family members, and certain entities that are controlled by such persons, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our 2024 Annual Report. In addition, it is the Company’s policy to comply with federal securities laws and NYSE listing requirements when the Company trades in its own securities.
HEDGING AND PLEDGING PROHIBITIONS
The Company’s securities trading policy contains prohibitions on hedging and pledging. Directors, executive officers and employees are prohibited from trading in options, warrants, puts or calls or similar instruments of Company stock, from engaging in short sales of Company stock and from engaging in transactions (including variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of Company stock. Directors, executive officers and employees are also prohibited from pledging Company stock as collateral for a loan or as part of a margin account.

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Corporate Governance	Table of Contents
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the fiscal year ended December 28, 2024 (“Fiscal 2024”), Mr. Simpkins, Mr. Neely, Mr. Ireland, and Mr. Eliasson served on the Compensation Committee. None of these individuals has been an officer or employee of the Company or any of its subsidiaries at any time. In Fiscal 2024, none of the executive officers served as a member of the board of directors or compensation committee of any other company whose executive officer(s) served as a member of the Board or Compensation Committee. In Fiscal 2024, the Company and certain of its affiliates were party to certain transactions with certain affiliates of Blackstone Inc. (“Blackstone” or the “Former Sponsor”) described in the “Related-Person Transactions Policy and Procedures” section of this Proxy Statement.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Any shareholder or other interested party may communicate with the directors, individually or as a group, the chair of the Board or the independent directors as a group, by addressing such communications to the Corporate Secretary of the Company, 1144 Fifteenth Street, Suite 1400, Denver, Colorado 80202, who will forward such communications to the appropriate party unless the communications are of a personal nature or not related to the duties and responsibilities of the Board, including, without limitation, junk mail, mass mailings, business solicitations, spam, surveys and routine product or business inquiries.
EXECUTIVE OFFICERS
The following presents the positions, ages as of April 8, 2025, and selected biographical information for each of the Company’s current executive officers (other than our Chief Executive Officer, Mr. Jurek, whose biographical information appears above under “Director Backgrounds and Qualifications”). Two of five, or 40%, of our executive officers are female.

Name	Age	Position

Cristin C. Bracken	57	Executive Vice President, Chief Legal Officer and Corporate Secretary
L. Brooks Mallard	58	Executive Vice President, Chief Financial Officer
Gwen Montgomery	53	Executive Vice President, Chief Human Resources Officer
Thomas G. Pitstick	53	Senior Vice President, President Americas
Cristin C. Bracken has served as the Company’s Chief Legal Officer and Corporate Secretary since October 2020. Ms. Bracken was promoted to Executive Vice President from Senior Vice President in January 2024. She joined the Company in January 2017, previously serving as its Vice President and Assistant General Counsel, Compliance and Litigation, and then serving as its interim General Counsel prior to her appointment as Chief Legal Officer. As Chief Legal Officer, Ms. Bracken is responsible for all legal functions for Gates, including securities and corporate governance, M&A, litigation, commercial, regulatory, compliance, patents and trademarks, real estate, employment and labor, sustainability and environmental matters. Ms. Bracken has extensive experience as a lawyer specializing in compliance, complex litigation, risk management, regulatory, commercial agreements and transactions, and employment law for public and private equity-backed corporations. Prior to joining Gates, she held senior legal leadership roles in both the oil and gas and energy trading industries at companies such as SM Energy Company, Forest Oil Corporation and Dynegy Inc. She also previously served as an Assistant District Attorney in Houston, Texas. Ms. Bracken began her legal career at Fulbright & Jaworski LLP in its Dallas office.
L. Brooks Mallard has served as the Company’s Executive Vice President, Chief Financial Officer since February 2020. As the Company’s Chief Financial Officer, Mr. Mallard manages Gates’ global corporate finance and accounting functions, including capital structure, resource allocation, financial reporting and the maintenance of the global internal control systems. Previously, Mr. Mallard served as the Chief Financial Officer of Henniges Automotive, a global supplier of highly engineered sealing and anti-vibration systems for the automotive market, beginning June 2019. Prior to Henniges Automotive, he served as the Executive Vice President and Chief Financial Officer of Jeld-Wen beginning in November 2014, where he helped take the company from being private equity held, through an initial public offering on the NYSE. He also has held senior financial leadership roles with TRW Automotive, Cooper Industries plc, Thomas & Betts, and Briggs & Stratton during his career.
Gwen Montgomery has served as the Company’s Executive Vice President, Chief Human Resources Officer since January 2024. Ms. Montgomery joined the Company in March 2017, previously serving as Senior Vice President, Global Human Resources. As Chief Human Resources Officer, Ms. Montgomery oversees all human resource strategic objectives that align with the Company’s’ business strategy and support the workforce’s needs. She oversees talent management, organizational design and capability, talent acquisition, compensation, benefits, labor relations, maintaining a healthy workforce, and talent development. Prior to Gates, Ms. Montgomery worked for PolyOne (now known as Avient), where she held several human resource roles of progressing responsibility across a complex, global corporation. Her additional prior experience includes consulting with Deloitte on tax matters and as a practicing lawyer.

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Corporate Governance	Table of Contents
Thomas G. Pitstick has served as the Company’s Senior Vice President, President Americas since August 2024, with responsibility for Gates strategic direction and business performance across the Americas as well as for the Global Mobility Business Unit. Prior to that, he served in various leadership roles with increasing responsibility, including Senior Vice President, President of APAC and Global Strategy, Chief Marketing Officer and Senior Vice President of Product Line Management, as well as Senior Vice President of Innovation, since joining the Company in January 2016. Prior to joining Gates, Mr. Pitstick served as Senior Vice President of Marketing — Electrical Sector with Eaton Corporation. Prior to Eaton’s acquisition of Cooper Industries, he served as Vice President and General Manager of the Cooper Power Systems Energy Automation Solutions business unit and held various roles in Cooper’s corporate and business development functions. Before Cooper, Mr. Pitstick held a number of commercial, product line management and business development roles with technology start-up companies.

Gates Industrial Corporation	17	2025 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the compensation earned by or paid to the Company’s principal executive officer (“Chief Executive Officer” or “CEO”), principal financial officer (“Chief Financial Officer” or “CFO”), the three other most highly compensated executive officers serving in such capacities as of December 28, 2024 (collectively, referred to as the “named executive officers” or “NEOs”). The NEOs for Fiscal 2024 are listed below:

Name	Position

Ivo Jurek	Chief Executive Officer
L. Brooks Mallard	Executive Vice President, Chief Financial Officer
Cristin C. Bracken	Executive Vice President, Chief Legal Officer and Corporate Secretary
Gwen Montgomery	Executive Vice President, Chief Human Resources Officer
Thomas G. Pitstick*	Senior Vice President, President Americas
(*) Mr. Pitstick assumed the role of Senior Vice President, President Americas in August 2024 after serving as Senior Vice President, President APAC and Global Strategy.
FISCAL 2024 STRATEGIC ACTIONS SUPPORTING SHAREHOLDER VALUE HIGHLIGHTS

ßUNLOCKING EQUITY VALUEà

RETURNED CAPITAL	GOVERNANCE & PUBLIC FLOAT	CAPITAL STRUCTURE

Repurchased $176 million of our shares	Exit of all Former-Sponsor-affiliated directors; available public float significantly expanded	Reduced gross debt by $100 million and successfully refinanced term loans and unsecured bonds; received credit ratings upgrades from S&P and Moody’s

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Executive Compensation	Table of Contents
COMPENSATION PRACTICES HIGHLIGHTS
The Company is committed to compensation practices that promote long-term value and strengthen board and management accountability to its shareholders, including the following:

Topic	Compensation Practice

Pay-for-Performance
•The majority of the NEOs’ total direct compensation is variable and a significant portion is tied to Company performance.
•No incentive funding when Company performance on a performance metric does not meet threshold requirements for such metric under the short- and long-term incentive plans (relating to performance awards).
•Half of the NEOs’ equity-based compensation is performance-based to motivate enhancement of long-term shareholder value. Performance metrics include return on invested capital and total shareholder return.
•Maximum total bonus opportunity for the NEOs of 200% of their respective target bonus opportunities.
•Compensation Committee review of executive tally sheets reflecting all compensation components to ensure that compensation decisions are in line with the Company’s pay-for-performance philosophy.

Robust Stock Ownership Guidelines
Stock ownership guidelines of:
•6x base salary for the CEO
•3x base salary for other executive officers and senior vice presidents
•5x cash retainer for directors
•Exclusion of unexercised vested stock options and unvested performance-based restricted stock units in calculating ownership

Double Trigger Change in Control	Severance benefits under the Company’s Executive Change in Control Plan and accelerated vesting of equity grants require both a change in control and a qualifying termination.

Strict Trading Policy; Anti-Hedging and Pledging Policies	Enforcement of a strict trading policy, which prohibits pledging, short sales or speculative trading, including hedging of Company stock, by executives and directors.

Clawback Policy
Mandatory recovery of excess incentive-based compensation awarded to NEOs as a result of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws (subject to limited exceptions set forth in NYSE listing standards).

Tax Gross-Ups	No excise tax or income tax gross-ups (except in the event of relocation).

Employment Contracts	None of our NEOs has an employment contract.

Independent Compensation Consultant	Engagement of an independent compensation consultant reporting directly to the Compensation Committee.

COMPENSATION PHILOSOPHY AND OBJECTIVES
To ensure management’s interests are aligned with those of the shareholders, the Company emphasizes a pay-for-performance compensation philosophy. The Company believes that a significant portion of each executive’s compensation should be “at risk” and tied to overall Company and individual performance. The executive compensation program is designed to enable the Company to attract, motivate, reward and retain high-caliber executives who are capable of creating and sustaining value for customers and shareholders and achieving the Company’s business goals over the long term. This includes maintaining competitive pay levels to enable retention of executives who we believe are critical to the success of the organization. In addition, the executive compensation program is designed to provide a fair and competitive compensation opportunity that appropriately rewards executives for their contributions to the Company’s success. As described below, the Company believes that each element of its executive compensation program aligns with this philosophy.

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Executive Compensation	Table of Contents
EXECUTIVE COMPENSATION STRUCTURE
The material elements of the executive compensation program include the following, all of which are described in detail in this CD&A:
•Base salary
•Short-term incentive opportunity (an annual cash bonus tied to the Company’s annual financial performance)
•Long-term Incentive opportunity (an equity-based long-term incentive opportunity consisting of time-based vesting restricted stock units (“RSUs”) and performance-based vesting RSUs (“PRSUs”))
•Broad-based employee benefits, limited perquisites and severance coverage
SHAREHOLDER ENGAGEMENT AND SAY-ON-PAY
The Company values shareholder engagement and is committed to maintaining open communications with the investment community. Throughout the year, management engages with shareholders on topics including company strategy and performance, corporate governance, executive compensation practices, and sustainability. These engagements typically included our CEO, who is also a director, as well as our CFO and Vice President of Investor Relations. In addition to our engagement with shareholders throughout the year, we engaged our shareholders last fall in anticipation of our 2025 AGM (“Fall Outreach”), which we intend to complete annually. Set forth below are some highlights of our shareholder engagement program.

Outreach and Engagement	à	Evaluate and Respond

•Quarterly earnings calls
•Senior management participated in 9 investor conferences and a variety of investor meetings
•Outreach to top shareholders for feedback on executive compensation, corporate governance, and sustainability matters

•Reviewed shareholder input to identify consistent themes and inform decision-making
•Shared themes with the Nominating and Governance and Compensation Committees of our Board
•Adopted or modified practices and/or disclosures in response to feedback, as appropriate.

Fall Outreach. We contacted our top 20 shareholders (excluding Blackstone) representing approximately 65% of our ordinary shares as of September 30, 2024 (excluding shares held by Blackstone) for feedback on the Company’s executive compensation, corporate governance, and sustainability matters. As a result, we held meetings with six shareholders representing approximately 20% of our ordinary shares as of September 30, 2024 (excluding shares held by Blackstone). Company participation in these meetings included our Director, Executive Compensation and Benefits, VP of Investor Relations, and Assistant General Counsel, Securities and Corporate Governance.

In 2024, the Compensation Committee considered the outcome of the shareholder advisory vote on 2023 executive compensation when making decisions relating to the compensation of the NEOs and the Company’s executive compensation program and policies. The shareholders voted at the 2024 AGM, in a non-binding, advisory vote, on the compensation paid to the NEOs in the prior year. Approximately 98% of the votes cast were in favor of the Company’s compensation decisions. As a result of this level of support and after considering the feedback the Company received from shareholders, the Compensation Committee did not make substantive changes to the Company’s executive compensation program.
The Company welcomes investor interaction and feedback. The Investor Relations department is the point of contact for shareholder interaction with the Company and can be reached through investors.gates.com. The information contained on, or accessible from, the website is not part of this Proxy Statement by reference or otherwise.
Executive Compensation Determination Process
Role of the Board, the Compensation Committee, and our CEO. The Compensation Committee assists the Board in overseeing the Company’s executive compensation program. As part of its responsibilities under its charter, the Compensation Committee oversees the annual compensation decision process for the NEOs, including the CEO. In setting compensation for each NEO, the Compensation Committee has historically taken into account multiple factors, including job responsibilities, performance, contributions and experience of each NEO and their compensation in relation to other employees and other equivalent roles at peer companies and other market data.

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The Compensation Committee, working with its independent compensation consultant, Aon’s Human Capital Solutions Practice, a division of Aon plc (the “Consultant” or “Aon”), annually reviews the Company’s executive compensation plan designs as well as the NEOs’ performance, base salary, and annual and long-term incentive target opportunities, and approves any changes to the plan designs and each NEOs’ overall compensation package in light of such review. In addition, when making compensation decisions for the NEOs (other than the CEO), the Compensation Committee has historically considered recommendations of the CEO based on his judgment, knowledge of the industry, and greater familiarity with the day-to-day performance of his direct reports. Specifically, the CEO annually reviews each other NEO’s performance with the Compensation Committee and recommends to the Compensation Committee an appropriate base salary, annual incentive target opportunity, annual incentive payout, and grant of long-term equity incentive award. The CEO does not, however, participate in deliberations regarding his own compensation. Based upon this recommendation and the other considerations described below under “Elements of Compensation”, and in consideration of the executive compensation philosophy described above, the Compensation Committee reviews the overall annual compensation packages for the NEOs, and approves such compensation packages.
Role of the Independent Compensation Consultant. The Compensation Committee retains the Consultant, to support the oversight and management of the executive compensation program. The Compensation Committee retains sole authority to hire or terminate the Consultant, approve its compensation, determine the nature and scope of services, and evaluate performance. One or more representatives of the Consultant attend Compensation Committee meetings, as requested, and communicate with the Compensation Committee chair between meetings. The Compensation Committee makes all final decisions. The Consultant’s specific roles include, but are not limited to:
•advising the Compensation Committee on executive compensation trends and regulatory developments;
•providing a total compensation study for executives, compared against the companies in the peer group and other market data, and recommendations for executive pay;
•working with the Compensation Committee to develop an appropriate peer group of comparable companies to serve as a reference point in executive compensation decision-making;
•providing advice to the Compensation Committee on governance best practices, as well as any other areas of concern or risk;
•providing advice to the Compensation Committee on executive compensation benefit programs;
•serving as a resource to the Compensation Committee chair and supporting the preparation of materials in advance of each meeting;
•reviewing and commenting on proxy disclosure items, including this CD&A;
•reviewing and commenting on the Compensation Committee’s annual compensation risk assessment;
•advising the Compensation Committee on management’s pay recommendations and determining CEO pay;
•reviewing and commenting on comprehensive tally sheets for the each NEO that encompass two years of all elements of their compensation as well as potential wealth accumulation and retention values; and
•reviewing and providing compensation recommendations for non-employee directors.
The Compensation Committee has assessed the independence of the Consultant as required by SEC and NYSE rules. The Compensation Committee reviewed its relationship with the Consultant and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. Based on this review, the Compensation Committee concluded that the Consultant is independent and there are no conflicts of interest raised by the work performed by the Consultant.
Role of the Peer Group. The Compensation Committee, with the help of the Consultant, conducts an annual review and evaluation of executive and director compensation in comparison to an industry peer group. In establishing the industry peer group, the Compensation Committee targets approximately 15 to 20 companies based on the following selection criteria:
•publicly traded companies within similar industries as Gates;
•companies with annual revenues of approximately 0.4x to 3x Gates’ annual revenues;
•companies with market capitalization and enterprise values within a reasonable ranges of Gates’ values;

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Executive Compensation	Table of Contents
•companies that compete with Gates for business and management talent; and
•management recommendations.
For Fiscal 2024 compensation decisions, the Compensation Committee selected the same peer group of companies used for the compensation decisions made for the fiscal year ended December 30, 2023 (“Fiscal 2023”) compensation decisions, with the addition of Franklin Electric Co., Inc. The full list of Fiscal 2024 peers is shown below.

AMETEK, Inc.	Franklin Electric Co., Inc.	Pentair plc
Crane Company (formerly Crane Holdings, Co.)	Graco Inc.	Regal Rexnord Corporation
Donaldson Company, Inc.	IDEX Corporation	SPX Technologies, Inc. (formerly SPX Corporation)
Dover Corporation	Ingersoll Rand Inc.	The Timken Company
ESAB Corporation	Lincoln Electric Holdings, Inc.	Xylem Inc
Flowserve Corporation	Nordson Corporation
At the time of the Compensation Committee’s approval, the average and median trailing twelve-month revenues of the selected peers, at $4.1 billion and $3.8 billion, respectively, were comparable to the Company’s annual revenues. The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies as a reference point to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership ability and succession planning.
Role of Tally Sheets. Each year, the Compensation Committee conducts a comprehensive compensation review for each NEO prior to making decisions about executive compensation for the next year. The Committee reviews a tally sheet for each NEO that encompasses two years of all elements of compensation at target or actual levels, as applicable, including the value of base salary, short-term incentives, long-term incentives, and benefit programs as well as potential wealth accumulation and retention value for each NEO. This comprehensive review helps the Compensation Committee evaluate total compensation, internal pay equity and retention values, and helps to ensure that future compensation decisions are in line with the Company’s pay-for-performance compensation philosophy.
Timing of Compensation Decisions. The Compensation Committee generally makes executive compensation decisions in February of each year, after the Company reports its fourth quarter and year-end financial results for the preceding fiscal year and completes executive performance reviews (the “February meeting”). This timing allows the Compensation Committee to have a complete financial and individual performance picture before making compensation decisions. The exceptions are executive compensation, including equity grants, to executives who are promoted or hired from outside the Company during the year or to retain key executives in light of labor market conditions. These executives may receive compensation changes or equity grants effective or dated, as applicable, as of the date of their promotion, hiring date, or other Board approved date.
Elements of Compensation
The Company’s executive compensation program is designed to recognize an executive’s scope of responsibilities, leadership ability and effectiveness in achieving key performance goals and objectives. As an executive’s level of responsibility within Gates increases, so does the percentage of total compensation that is linked to performance in the form of variable compensation. The Company also provides various retirement and benefit programs and modest, business-related benefits as discussed below.
Total Compensation Mix. The Company’s mix of target total compensation in 2024, as illustrated by the below charts, is significantly weighted towards variable “at-risk” compensation.

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CEO

Variable “At-Risk” Pay - 86%

14%
20%
33%
33%
Base Salary
Target Annual Bonus
Target PRSU Grant Value
Target RSU Grant Value

Average of other NEOs
Variable "At-Risk" Pay - 73%
25%
27%
25%
23%
Base Salary
Target Annual Bonus
Target PRSU Grant Value
Target RSU Grant Value

Approximately 86% of the CEO’s compensation in Fiscal 2024 was variable and at-risk, with the majority being performance-based. Approximately 73% of the other NEOs’ compensation in Fiscal 2024 was variable and at-risk. Included within each NEO’s performance-based compensation were performance-based vesting PRSUs equal to 50% of their long-term equity incentives. The other 50% of their long-term equity incentives consisted of time-based vesting RSUs. The long-term incentive opportunity is described further below.
Base Salary. Base salaries for the Company’s NEOs in 2024 were determined by the Compensation Committee at its February meeting in 2024 after consideration of: the CEO’s recommendations (for all NEOs other than the CEO); the breadth, scope and complexity of the executive’s role; internal equity; current compensation; tenure in position and prior tenure in related roles; skill set; market pay levels; and individual performance. Base salaries are reviewed annually at the February meeting of the Compensation Committee or at other times when appropriate and may be increased from time to time pursuant to such review. The Consultant assists the Compensation Committee with this process by providing market and peer group data and making recommendations. For 2024, the Company made adjustments to NEO base salaries ranging from 4% to 10% primarily to align with market compensation practices and reward individual performance following a thorough review of competitive market data provided by the Consultant.
The following table sets forth each NEO’s 2023 and 2024 base salary levels as of February 28, 2023 and February 28, 2024, respectively.

Name	2023 Base Salary ($)	Increase (%)	2024 Base Salary ($)

I. Jurek	1,141,899	4.0%	1,187,575
L. Mallard	621,534	8.0%	671,257
C. Bracken	470,880	5.0%	494,424
G. Montgomery*	430,500	10.0%	473,550
T. Pitstick	520,876	4.0%	541,711
(*) Ms. Montgomery’s increase represents a market adjustment after a thorough review of competitive market data provided by Aon, and a review of internal alignment objectives.

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Short-Term Incentive Opportunity. The Company provides a short-term annual cash incentive opportunity under the Gates Global Bonus Policy (the “Annual Plan”) to reward certain employees, including its NEOs, for achieving specific financial performance goals that would advance the Company’s profitability, revenue growth, and drive key business results, and to recognize individuals based on their contributions to those results.
Payouts under the Annual Plan were based on a combination of the achievement of the Company’s financial performance goals in 2024 (the “Gates Financial Performance Factor”), which fund the Annual Plan, and the NEO’s performance during the fiscal year against his or her individual performance goals (the “Individual Performance Factor”). The maximum total bonus opportunity for the NEOs was capped at 200% of their respective target incentive bonus opportunities.
Gates Financial Performance Factor. The Gates Financial Performance Factor sets the funding level for the Annual Plan (the “Total Bonus Pool”). The Compensation Committee, after an evaluation of possible financial performance measures, determined to continue using Adjusted EBITDA, Free Cash Flow and Revenue as the financial performance measures for 2024. The Compensation Committee determined that these financial performance measures would be critical indicators of the Company’s performance for 2024 and, when combined, would contribute to sustainable growth. The Annual Plan financial performance measures and weightings for 2024 are described below.

Performance Measure (Weighting)	Description*

Adjusted EBITDA (50%)
Adjusted EBITDA under the Annual Plan is defined in the same manner as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Measures,” of the 2024 Annual Report.

Free Cash Flow (30%)	Calculated as Adjusted EBITDA (as defined for purposes of the Annual Plan as described immediately above), less capital expenditures, plus or minus the change in working capital versus prior year.

Revenue (20%)	Revenue under the Annual Plan is defined as actual revenue as reflected in the Company’s financial statements, excluding the impacts of acquisitions and divestitures made during the fiscal year.

(*) At the time of setting these performance measures, the Compensation Committee determined that the performance measures and payout calculations should exclude the translation impact of foreign exchange gains and losses (“FX Impacts”) if excessive in nature (with the Compensation Committee to consider excluding FX Impact when the impact is beyond +/- $10 million of translation impact to EBITDA) to more closely align with the underlying operating performance of the Company. EBITDA is defined in the same manner as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Measures,” of the 2024 Annual Report. In addition, the Compensation Committee retained discretion to exclude from the targets and/or the calculation of the performance measures impacts of any non-recurring or unusual item, but no such exclusions were made in 2024.
The weighted achievement factor for each of the financial performance measures is determined by multiplying the weight attributed to each performance measure by the applicable achievement factor for each measure. For each of the performance measures, the achievement factor is determined by calculating the payout percentage against the target goal based on a pre-established scale. Funding attainment with respect to each of these performance measures can range from 0% of the target incentive to 200% of the target incentive as follows:
•0% funding for performance below the threshold requirement;
•50% of target incentive for achieving 90% of the target performance requirement (threshold);
•100% of target incentive for achieving 100% of the target performance requirement (target); and
•200% of target incentive for achieving 110% or above of the target performance requirement (maximum).
Payouts for performance between points are interpolated on a straight-line mathematical basis and rounded to the nearest whole number.

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The following table outlines the calculation of the 2024 Total Bonus Pool based on the Company’s attainment of the 2024 Gates Financial Performance Factor measures, each of which were approved by the Compensation Committee without adjusting the previously approved performance measures described above for non-recurring or unusual items.

(dollars in millions)		Threshold $	Target $	Maximum $	2024 Attainment(2)		Funding
Measure	Weighting %				$	%	Amount $	% of Target

Adjusted EBITDA	50.0	657.0	730.0	803.0	778.2	107.0	24.8	170
Free Cash Flow	30.0	522.0	580.0	638.0	580.7	100.0	8.7	100
Revenue(1)	20.0	3,308.4	3,517.0	3,699.5	3,475.6	99.0	5.5	95
Total							$39.0	134%
(1) Revenue threshold and maximum are narrower than 90% and 110% to align with the associated Adjusted EBITDA levels.
(2) Consistent with the previously established performance measures, attainment values exclude FX Impacts. This reduced the overall funding from 135% to 134%.
Individual Performance Factor. At the end of the performance period, the Compensation Committee considered individual performance factors that are based on achievement against the performance criteria listed below, to the extent relevant to the NEO’s functional or operational area of expertise, to determine the appropriate individual performance factors for the NEOs (subject to the individual payout cap of 200% of target and the Total Bonus Pool funding limit).
•Financial Goals: Achieving the Company’s annual financial plan, as well as the annual financial plan for the executive’s region or function. This included goals related to the Company’s 2024 sales, gross margin, adjusted EBITDA and free cash flow.
•Operational Goals: Achieving targets related to workplace safety, product quality, freight costs, productivity and inventory management.
•Geographic Growth and Profitability Expansion Goals: Focusing on growth opportunities to drive richer margins and mix.
•Key Initiatives: Executing on key company initiatives set forth in the Company’s strategic plan, including those related to the industrial, mobility, and automotive end markets, 80/20 portfolio optimization, innovation, digital assets, and performance related to environmental, sustainability, and governance business initiatives.
•Building Our People Core Competencies: Focusing on organizational capabilities, developing our talent pipeline, launching leadership development programs, enhancing our reputation, and setting workforce expectations focused on business results, value, strategic thinking, and curiosity.
In evaluating our CEO’s 2024 performance, the Compensation Committee considered Mr. Jurek’s leadership and performance across all areas of focus described above. In addition, the Compensation Committee evaluated Mr. Jurek’s strong financial performance in 2024 relative to peer companies and his ability to maintain sustained margin improvement in 2024. With respect to individual performance of our other NEOs, the Compensation Committee reviewed their performance with our CEO, considering the CEO’s evaluation of their performance against their 2024 goals. These goals primarily related the other NEOs’ respective functional or operational areas of responsibility as follows: Mr. Mallard’s goals focused on finance, information security and critical application/system updates, risk management organizational capabilities, talent development and succession planning, and continued leadership of the Company’s global sourcing and distribution teams; Ms. Bracken’s goals focused on legal organizational capabilities and strategic global counseling, sustainability and climate-related regulatory obligations, and talent development and succession planning; Ms. Montgomery’s goals focused on human resources organizational capabilities and design, human resource system upgrades, community involvement, talent assessment, compensation programs, and succession planning; and Mr. Pitstick’s goals focused on the Americas region financial and operating targets, customer relationship management, organizational capabilities and succession planning. After reviewing these evaluations as well as the committee’s interactions with the NEOs and considering the size and complexity of the Company’s business as well as external variables such as macro-economic conditions, the Compensation Committee determined each NEO had met or exceeded each of their 2024 goals and approved Individual Performance Factors ranging from 100% to 110%.

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Payout. Under the Annual Plan, the Compensation Committee established an individual target award opportunity for each NEO, which was guided by the annual review and evaluation of competitive executive compensation market data described above. Target award opportunities are expressed as a percentage of an NEO’s base salary. None of our NEOs received a target annual incentive opportunity increase for 2024.
Actual amounts paid under the Annual Plan were calculated by multiplying each NEO’s base salary in effect on December 28, 2024 by (i) the officer’s Annual Plan target bonus opportunity (which is reflected as a percentage of base salary), (ii) the final Gates Financial Performance Factor and (iii) the Individual Performance Factor, each as described above. The following table illustrates the calculation of the annual cash incentive awards payable to each of the NEOs under the Annual Plan based on Fiscal 2024 financial performance and individual performance.

Name	Base Salary ($)	Target Annual Plan Opportunity (% of Base Salary)	Target Annual Plan Opportunity ($)	Gates Financial Performance Factor (%)	Individual Performance Factor (%)	2024 Actual Payout ($)

I. Jurek	1,187,575	150	1,781,363	134	105	2,506,377
L. Mallard	671,257	100	671,257	134	110	989,433
C. Bracken	494,424	75	370,818	134	100	496,896
G. Montgomery	473,550	75	355,163	134	100	475,918
T. Pitstick	541,711	85	460,454	134	105	647,859
The Compensation Committee approved the 2024 Total Bonus Pool as set forth above, setting the maximum funding level under the Annual Plan. In addition, each individual NEO performance payout was capped at 200% of such NEO’s target opportunity.
Long-Term Incentive Opportunity. The Company believes that its NEOs’ long-term compensation should be directly linked to the value it delivers to shareholders. Equity awards granted to NEOs are designed to provide long-term incentive opportunities over a period of several years. In connection with the Company’s initial public offering (the “IPO”), it adopted the Gates Industrial Corporation plc 2018 Omnibus Incentive Plan (the “2018 Omnibus Incentive Plan”), a long-term incentive program that allows for a mix of awards, including performance shares or units, restricted shares or units and stock options. The 2018 Omnibus Incentive Plan was informed by the peer group and broader public company practice and is consistent with the Company’s compensation objective of providing a long-term equity incentive opportunity that aligns compensation with the creation of shareholder value and achievement of business goals.
In March 2024, the Board approved long-term incentive awards (the “2024 LTI”) under the 2018 Omnibus Incentive Plan to incentivize long-term business performance as well as to promote retention. Consistent with the prior year, the target number of ordinary shares underlying the 2024 LTI awards granted to NEOs is comprised of 50% PRSUs and 50% RSUs based on the closing price as of the grant date.
Each NEO’s target opportunity for the 2024 LTI is a percentage of his or her base salary as set forth in the table below. LTI target opportunities for the Company’s NEOs in 2024 were determined by the Compensation Committee and the Board primarily to align with market compensation practices and reward individual performance following a thorough review of competitive market data provided by the Consultant. As a result, three NEOs received LTI target opportunity increases for 2024 as follows: Mr. Jurek’s target opportunity increased from 470% to 480% of his base salary; Mr. Mallard’s target opportunity increased from 215% to 220% of his base salary; and Ms. Bracken’s target opportunity increased from 175% to 180% of her base salary.

Name	2024 LTI Target (% of base salary)	2024 Target Grant Value ($)

I. Jurek	480	5,700,360
L. Mallard	220	1,476,765
C. Bracken	180	889,963
G. Montgomery	160	757,680
T. Pitstick	175	947,994

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The RSUs will vest in substantially equal annual installments on the first three anniversaries of the grant date, subject to the executive’s continued employment through the vesting date. Consistent with the prior year, the PRSUs provide that 75% of the award will vest at the end of the three-year performance period if the Company achieves a certain level of average annual Adjusted Return on Invested Capital (“Adjusted ROIC”) and the remaining 25% will vest at the end of the three-year performance period if the Company achieves certain Relative Total Shareholder Return (“Relative TSR”) goals.
The Compensation Committee maintained Adjusted ROIC as a metric to drive focus on making sound investments and efficient use of working capital. The Compensation Committee selected Relative TSR as a metric to align a significant portion of pay delivery directly with shareholder value creation relative to companies in similar industries represented by the S&P 1500 Capital Goods industry index. It also aligns the interests and experience of executive officers with those of the Company and its shareholders and filters out macroeconomic and other factors that are not within management’s control.

Performance Measure (Weighting)	Description

Adjusted ROIC (75%)
75% of PRSU value is calculated as the three-year average of the annual: (Adjusted EBITDA - depreciation and amortization) x (1 - 25% tax rate) divided by the five quarter average of (total assets - non-restricted cash - accounts payable - goodwill and other intangible assets that arose from the acquisition of Gates by Blackstone in 2014).
The financial measures used to determine Adjusted ROIC are calculated in accordance with U.S. GAAP as presented in the Company’s financial statements, except (i) Adjusted EBITDA is defined in the same manner as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Measures” of the 2024 Annual Report, (ii) actual results and/or performance targets may be adjusted to exclude the impact of acquisitions and divestitures completed during the performance period, (iii) the depreciation and amortization deduction excludes the amortization of intangible assets arising from the acquisition of Gates by Blackstone in 2014 and (iv) total assets excludes both income tax and deferred tax assets.

Relative TSR (25%)
25% of PRSU value is based on the Company’s three-year relative TSR ranking against companies in the S&P 400 Capital Goods Industry Index (the “Relative TSR Peer Group”). TSR is measured by stock price change and dividends over the performance period as a percentage of the beginning stock price. The beginning and ending stock prices are based on the prior 20-day trading averages. In the event absolute TSR performance is negative, payout of Relative TSR is capped at the target level.

The total number of PRSUs that vest at the end of the three-year performance period will range from a payout of 0% to a maximum of 200% as determined by measuring actual performance over the performance period for Adjusted ROIC and Relative TSR against the performance goals based on a pre-established scale. Payout for achievement between the performance levels will be determined based on a straight-line interpolation of the applicable payout range rounded to the nearest whole percentile for Relative TSR and rounded to the nearest tenth of a percentage for Adjusted ROIC. Goals for the Adjusted ROIC performance measure will be disclosed at the end of the three-year performance period. Payout of the Relative TSR measure is capped at the target level if absolute TSR performance is negative, and requires the following threshold, target and maximum performance levels over the three-year performance period:

Relative TSR Percentile Rank	Potential Payout Percentage

75th Percentile or above (Maximum)	200%
50th Percentile (Target)*	100%
25th Percentile (Threshold)	50%
Below 25th Percentile	0%
(*) Payout is capped at the target level if absolute TSR performance is negative.
Payouts for the PRSUs are subject to the NEO’s continued employment through the end of the applicable performance period and are paid out after the certification of the performance results by the Compensation Committee. The Compensation Committee maintained Adjusted ROIC and Relative TSR performance goals at target that are, in the Compensation Committee’s view, challenging but achievable.

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2022-2024 PRSUs. For the PRSUs vested and payable in 2024 (granted in 2022 for a three-year performance period from 2022-2024 (the “2022-2024 Performance Period”)), the weighting and level of achievement of the two metrics of Adjusted ROIC and Relative TSR as well as the aggregate payout were as follows:

Metric	Weight	Payout

Adjusted ROIC	75%	130%
Relative TSR	25%	94%
Total Payout		121%
Adjusted ROIC. The PRSU payout level for Adjusted ROIC was based on the three-year average performance during the 2022-2024 Performance Period. The annual threshold, target, and maximum goals for this metric as well as the achievement and payout for this metric were as follows:

Performance Period	Threshold (50% funding)	Target (100% funding)	Maximum (200% funding)	Annual Achievement			3-Year Average Annual Achievement	Metric Weighting
				2022	2023	2024

2022 - 2024	15.0%	20.0%	25.0%	19.4%	22.2%	23.0%	21.5%
Adjusted ROIC Payout							130.0%	75.0%
(*) Performance between goals was interpolated on a straight-line basis, rounded to the nearest whole percentage.
Relative TSR. The PRSU payout level of Relative TSR was based on the Company’s’ three-year total shareholder return ranking versus the Relative TSR Peer Group with a cap at the target level if absolute TSR performance is negative. The threshold, target and maximum performance levels as well the Company’s achievement were as follows:

Performance Period	Threshold (50% funding)	Target (100% funding)	Maximum (200% funding)	Achievement	Metric Weighting

Twenty-day average stock price prior to January 2, 2022 and December 28, 2024	25th percentile (2% TSR)	50th percentile (42% TSR)	75th percentile (99% TSR)	47th percentile (38% TSR)
Relative TSR Payout				94.0%	25.0%
NEO Awards. Based on the Company’s performance over the 2022-2024 Performance Period as described above, the numbers of ordinary shares underlying PRSUs granted in 2022 vested as follows for each participating NEO:

Name	Target Award (#)	Total Earned Award (#)

I. Jurek	163,721	198,101
L. Mallard	40,376	48,854
C. Bracken	24,206	29,288
G. Montgomery	16,656	20,153
T. Pitstick	26,531	32,101
Other Aspects of the Company’s Compensation Programs
Sign-on Bonuses. From time to time, the Company may award sign-on bonuses. Sign-on bonuses are used when necessary to attract highly skilled officers to the Company. Generally, they are used to incentivize candidates to leave their current employers or may be used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers. During Fiscal 2024, the Company did not award any sign-on bonuses to NEOs.
Employment Agreements. At this time, none of our NEOs have employment agreements in place.

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Retirement Benefits. The Company offers the following retirement benefits to eligible U.S.-based employees, including the NEOs, as specified below. Additional details about the Gates Corporation Supplemental Retirement Plan (the “Supplemental Retirement Plan”), as it applies to the NEOs, is included in the “2024 Nonqualified Deferred Compensation” section of this Proxy Statement.

Plan	Description

Gates MatchMaker 401(k) Plan
A qualified defined contribution retirement benefit available to eligible U.S. employees (as defined in the plan document) that is intended to qualify as a profit sharing plan under Section 401(k) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

Supplemental Retirement Plan	A funded, nonqualified plan that provides the Company’s executives, including NEOs, benefits similar to the Gates MatchMaker 401(k) Plan but without an employer match or the Code contribution and earnings limitations.

The Company offers a defined contribution retirement benefit to all eligible U.S. participants through the Gates MatchMaker 401(k) Plan. The Gates MatchMaker 401(k) Plan provides employees with individual retirement accounts funded by (1) an automatic Gates-paid contribution of 3% of employee eligible earnings, and (2) a Gates-paid match on employee contributions dollar-for-dollar on the first 3% of eligible earnings that the employee contributes, which is subject to three-year cliff vesting. The Code sets maximum limitations on employee contributions for participants as well as limitations on the earnings upon which employee/employer contributions may be made.
The Company currently offers participation in the Supplemental Retirement Plan to specified U.S. executives that include the NEOs. This plan is a nonqualified deferred compensation plan that provides participants with the following two benefit opportunities:
•Non elective employer contribution. A 6% employer contribution on eligible earnings that exceed Section 401(a)(17) of the Code’s dollar limits.
•Compensation Deferral Opportunity. Employee participants may elect to defer up to 80% of base salary and 80% of bonus compensation. There is no employer paid matching contribution on these elective deferrals. These deferrals are in addition to amounts participants may defer in the Gates MatchMaker 401(k) Plan.
Health and Welfare Benefits. The Company also provides other benefits such as medical, dental and short-term disability coverage to each NEO, which are identical to the benefits provided to all other eligible U.S.-based employees. Executive officers, including the NEOs, also receive enhanced benefits that are not available to other employees, such as additional relocation assistance and life, accidental death and dismemberment (“AD&D”) and long-term disability insurance benefits. Specifically, all NEOs were eligible for enhanced life and AD&D insurance benefits in the following amounts in 2024: 3x base salary up to $1,000,000 (for Mr. Pitstick), 3x base salary up to $2,000,000 (for Mr. Mallard, Ms. Bracken and Ms. Montgomery) and 3x base salary up to $3,000,000 (for Mr. Jurek). In addition, all NEOs were eligible for enhanced long-term disability insurance benefits of 66.7% of their salary (up to $20,000/month). An individual disability insurance plan is offered to executives with an income of over $360,000, including the NEOs, to cover annual income in excess of  $360,000. The plan provides an additional $10,000 of monthly benefit above the group disability plan. The Company also provides unlimited flexible time off and paid holidays to U.S. based employees holding director level or above positions, including the NEOs.
Other Benefits. The Company provides other benefits to the NEOs that it believes are necessary to compete for executive talent. The additional benefits for the NEOs generally consist of a parking subsidy, tax preparation services and an executive annual physical examination. No tax gross-ups are provided by the Company, except U.S.-based employees holding director-level or above positions, including the NEOs, are provided tax gross-ups for certain relocation benefits that may be provided in connection with commencement of employment with the Company. In certain circumstances, the Company provides NEOs with limited personal use of an airplane leased by the Company pursuant to a fractional lease program. The value of any personal use (including for any family members who accompany the NEO) is imputed as income to the NEO, who is fully responsible for any associated income and other tax liability. The specific amounts attributable to the other benefits provided to the NEOs in 2024 are set forth in the “All Other Compensation” column of the Summary Compensation Table of this Proxy Statement.

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Change in Control and Severance Benefits. The Compensation Committee and the Board believe that executives are better able to perform their duties with respect to any potential proposed corporate transaction without concern for the impact of the transaction on their individual employment with carefully structured change in control and severance benefits. In addition, the Compensation Committee and the Board believe that the interests of the Company’s shareholders are better protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions. Accordingly, the Company maintains an Executive Severance Plan and the Executive Change in Control Plan for certain executives. Executives are not entitled to payments under the Executive Severance Plan if they are entitled to receive payment under the Executive Change in Control Plan discussed below. For information regarding these plans, including the participants, please see “Potential Payments upon Termination or Change in Control.” All stock options and RSU award agreements contain double trigger vesting provisions that require the occurrence of both a change in control and a qualified termination. The terms of the Company’s Supplemental Retirement Plan also provide for early distribution upon a change in control.
Clawback Policy. The Company has adopted an Incentive Compensation Clawback Policy consistent with the requirements of Exchange Act Rule 10D-1 and NYSE listing standards. Under this policy, which applies to the Company’s current and former Section 16 officers, the Company must recover erroneously awarded incentive-based compensation, subject to limited exceptions, in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. This policy requires recovery of erroneously awarded incentive compensation regardless of whether a Section 16 officer engaged in any misconduct or is otherwise at fault. This policy applies to incentive-based compensation awarded to a current or former Section 16 officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. In addition, the Company’s 2018 Omnibus Incentive Plan provides that if a covered person engages in any detrimental activity (as defined in the 2018 Omnibus Incentive Plan) as determined by the Compensation Committee, the Compensation Committee may, in its sole discretion, provide for one or more of the following: (i) cancellation of any or all of such covered person’s outstanding awards; or (ii) forfeiture by the covered person of any gain realized on the vesting or exercise of awards, and prompt repayment of any such gain to the Company.
Executive Stock Ownership Guidelines. To better align the financial interests of the Company’s NEOs and its shareholders, the Company has executive stock ownership guidelines. These guidelines were last updated on April 12, 2024 to, among other things, exclude shares underlying vested stock options from the ownership calculation and adjust the annual measurement date from February 1st to April 1st of the applicable year. The Company, along with the Compensation Committee, reviews the executive ownership annually as of the annual measurement date. Any officer who does not meet the applicable threshold is required to retain 50% of stock acquired through the exercise or vesting of equity awards made by the Company. Once the applicable threshold is met, the officer must continue to meet the threshold on each annual measurement date. In calculating the ownership, the Company includes direct and certain indirect ownership and shares underlying unvested time-based vesting restricted stock units, and does not include shares underlying vested or unvested stock options or unvested performance-based restricted stock units. Currently, each NEO is expected to own the Company’s ordinary shares in the following amounts:

Chief Executive Officer	6 times base salary
Other NEOs	3 times base salary
As of the most recent measurement date, all of the NEOs met their applicable ownership guidelines.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the 2024 Annual Report.
Submitted by the Compensation Committee of the Board:
Neil P. Simpkins, Chair
Fredrik Eliasson
James W. Ireland, III
Wilson S. Neely
COMPENSATION TABLES
2024 Summary Compensation Table
The following table sets forth the compensation for our NEOs for the fiscal years presented.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)(4)	Total ($)

Ivo Jurek	2024	1,179,318		5,986,906		2,506,377		290,038	9,962,640
Chief Executive Officer	2023	1,134,129		5,705,428	—	2,603,530	—	267,927	9,711,014
	2022	1,090,834		12,104,764	—	951,125	—	255,667	14,402,390
L. Brooks Mallard	2024	662,269		1,550,974		989,433		112,712	3,315,388
Chief Financial Officer	2023	616,298		1,420,560	—	944,732	—	86,020	3,067,610
	2022	587,168		2,749,114	—	358,122	—	95,942	3,790,346
Cristin C. Bracken	2024	490,168		934,676		496,896		75,000	1,996,740
Chief Legal Officer	2023	464,709		876,000	—	536,803	—	50,267	1,927,779
	2022	429,908		1,529,262	—	186,945	—	57,419	2,203,535
Gwen Montgomery	2024	465,768		795,743		475,918		70,622	1,808,051
Chief Human Resources Officer	2023	427,673		670,296	—	490,770	—	58,052	1,646,791
Thomas G. Pitstick	2024	537,945		995,647		647,859		85,766	2,267,217
President Americas	2023	513,267		969,000	—	660,390	—	66,567	2,209,224
	2022	472,226		1,790,426	—	206,976	—	68,053	2,537,681
1.The amounts reported in the “Salary” column consist of base salary earned in Fiscal 2024. The following base salary increases were effective March 4, 2024: Mr. Jurek (from $1,141,899 to $1,187,575); Mr. Mallard (from $621,534 to $671,257); Ms. Bracken (from $470,880 to $494,424); Ms. Montgomery’s (from $430,500 to $473,550); and Mr. Pitstick (from $520,876 to $541,711).
2.The amounts reported in the “Stock Awards” column represent stock awards for the fiscal years presented. For Fiscal 2024 this represents the grant date fair value of the annual time-based RSUs and PRSUs granted as part of our 2024 LTI Program described in the CD&A under the heading “Elements of Compensation - Long-Term Incentive Opportunity,” granted under the 2018 Omnibus Incentive Plan calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“Topic 718”). For information regarding the assumptions used in determining the fair value of these awards, please refer to Note 18, Share-based Compensation, of the audited consolidated financial statements included in the 2024 Annual Report. Where the number of shares ultimately issued depends on a performance or market condition, the target number of awards is used for the purpose of the above table. With respect to the annual PRSUs granted as part of our 2024 LTI program, 75% vest subject to attainment of certain levels of Adjusted ROIC and 25% vest subject to attainment of a certain Relative TSR, in each case, at the end of the three-year performance period. The grant date fair value of the shares that vest according to Adjusted ROIC was computed in accordance with Topic 718 based upon the probable outcome of

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the performance conditions as of the grant date. As the shares that vest according to Relative TSR are subject to market conditions as defined under Topic 718 and are not subject to performance conditions as defined under Topic 718, they have no maximum grant date fair values that differ from the grant date fair values included in the table. Assuming the highest level of performance is achieved with respect to the Adjusted ROIC awards, the grant date fair value of the 2024 stock awards would be: Mr. Jurek — $8,124,543; Mr. Mallard — $2,104,748; Ms. Bracken —$1,268,404; Ms. Montgomery — $1,079,864; and Mr. Pitstick — $1,351,144.
3.The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent amounts earned by NEOs under the Annual Plan. The terms of the Annual Plan are described more fully above in the “Elements of Compensation — Short-Term Incentive Opportunity.”
4.The amounts reported in the “All Other Compensation” column for Fiscal 2024 reflect the sum of: (i) the amounts contributed by Gates to the Gates MatchMaker 401(k) Plan and the Supplemental Retirement Plan, which are calculated on the same basis for all participants, including the NEOs, and (ii) the cost of all other executive benefits that are required to be reported by SEC rules. The material provisions of the Gates MatchMaker 401(k) Plan and the Supplemental Retirement Plan are described in the “2024 Nonqualified Deferred Compensation” section of this Proxy Statement. Please see the following table for further information on the aggregate incremental cost of these benefits.

Name	Company Contributions to Gates MatchMaker 401(k)(a) ($)	Company Contributions to Gates Executive Supplemental Retirement Plan(b) ($)	Other Benefits(c) ($)	Total ($)

I. Jurek	20,250	206,271	63,517	290,038
L. Mallard	20,250	75,720	16,742	112,712
C. Bracken	20,250	40,918	13,832	75,000
G. Montgomery	20,250	36,692	13,680	70,622
T. Pitstick	20,250	51,200	14,316	85,766
a.Company Contributions to Gates MatchMaker 401(k) Plan. Gates makes matching contributions of 100% on up to 3% of eligible earnings deferred by all eligible participants, including NEOs, in accordance with the Gates MatchMaker 401(k) Plan. Gates also makes a non-elective contribution to all eligible participants, including NEOs, in an amount equal to 3% of eligible earnings, subject to Code limitations.
b.Company Contributions to Gates Supplemental Retirement Plan. Gates makes a retirement contribution of 6% of eligible compensation on behalf of all eligible participants, including the NEOs, under the Supplemental Retirement Plan for eligible compensation that exceeds Section 401(a)(17) of the Code.
c.Other Benefits. Gates provided certain other benefits to NEOs. The aggregate amount reported in the Other Benefits column consists of the following: For Mr. Jurek, (i) parking subsidy of $3,900, (ii) tax preparation services of $6,013, (iii) enhanced life insurance premium of $5,760, (iv) enhanced AD&D and long-term disability insurance premium of $23,555, and (v) personal use of an airplane leased by the Company pursuant to a fractional lease program of $24,289. The aggregate incremental cost of the airplane use was calculated based on the variable operating costs to the Company for personal usage, which includes fees per flight hour, fuel charges and any additional usage or service fees. Mr. Jurek was accompanied by family members, but there was no incremental cost associated with these additional passengers. Because the airplane is used primarily for business travel, this methodology excludes costs that do not change based on usage, such as the annual lease fee. For Mr. Mallard, (i) parking subsidy of $3,900, (ii) enhanced life insurance premium of $3,583, and (iii) enhanced AD&D and long-term disability insurance premium of $9,259. For Ms. Bracken, (i) parking subsidy of $3,900, (ii) tax preparation services of $1,500, (iii) enhanced life insurance premium of $2,713, and (iv) enhanced AD&D and long-term disability insurance premium of $5,719. For Ms. Montgomery, (i) parking subsidy of $3,900, (ii) executive physical of $2,200, (iii) enhanced life insurance premium of $2,482, and (iv) enhanced AD&D and long-term disability insurance premium of $5,098. For Mr. Pitstick, (i) parking subsidy of $3,900, (ii) executive physical of $2,100, (iii) enhanced life insurance premiums of $1,920, and (iv) enhanced AD&D and long-term disability insurance premium of $6,196.

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Executive Compensation	Table of Contents
2024 Grants of Plan-Based Awards
The following table summarizes all grants of plan-based awards to the NEOs in Fiscal 2024:

			Estimated Future Payouts under non-equity incentive plan awards			Estimated Future Payouts under Equity incentive plan awards			All other stock awards: number of shares of stock units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

I Jurek	Annual Plan(1)	—	178,136	1,781,363	3,562,726
	PRSU(2)	3/4/2024				23,959	191,673	383,346				3,136,729
	RSU(3)	3/4/2024							191,673			2,850,178
L. Mallard	Annual Plan(1)	—	67,126	671,257	1,342,514
	PRSU(2)	3/4/2024				6,207	49,655	99,310				812,604
	RSU(3)	3/4/2024							49,655			738,370
C. Bracken	Annual Plan(1)	—	37,082	370,818	741,636
	PRSU(2)	3/4/2024				3,741	29,924	59,848				489,706
	RSU(3)	3/4/2024							29,924			444,970
G. Montgomery	Annual Plan(1)	—	35,516	355,163	710,326
	PRSU(2)	3/4/2024				3,185	25,476	50,952				416,915
	RSU(3)	3/4/2024							25,476			378,828
T. Pitstick	Annual Plan(1)	—	46,045	460,454	920,908
	PRSU(2)	3/4/2024				3,985	31,876	63,752				521,651
	RSU(3)	3/4/2024							31,876			473,996
1.Represents the cash-based award opportunity range under the Annual Plan, the terms of which are summarized under “Elements of Compensation — Short-Term Incentive Opportunity” above. For purposes of this table and threshold level disclosure, the Company assumed that the lowest weighted of the three performance measures achieved the threshold level of attainment (in other words, 10% of the target award was earned) and the Individual Performance Factor was set at 100%. The calculation uses each NEO’s base salary as of December 31, 2024. Please refer to the “2024 Summary Compensation Table” for the actual cash-based award earned under the Annual Plan by each NEO for 2024.
2.Represents the threshold, target and maximum payout shares of the PRSUs granted under the 2018 Omnibus Incentive Plan as part of the 2024 LTI program. Threshold payout of shares is calculated assuming threshold levels of attainment of 50% for the Relative TSR measure, in other words, 12.5% of the total target PSU award was earned. The number of shares ultimately issued, which could be greater or less than target, will be based on achieving specific performance conditions. Please refer to “Elements of Compensation — Long-Term Incentive Opportunity” above. The grant date fair values of the PRSUs were calculated in accordance with Topic 718 based on targets, the probable outcomes of the performance conditions.
3.Represents RSUs granted under the 2018 Omnibus Incentive Plan as part of the 2024 LTI program. The grant date fair values of the RSU awards were the closing prices on the dates of the grants.

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Executive Compensation	Table of Contents
Outstanding Equity Awards at December 28, 2024
The following table provides information regarding outstanding equity awards held by each NEO as of December 28, 2024.

		Option Awards (*)				Stock Awards
Name	Grant date and award type	Number of securities underlying un-exercised options exercisable (#)	Number of securities underlying un-exercised options un-exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(4)

I. Jurek	5/18/2015 Tier I	1,017,239	—	6.56	5/18/2025
	5/18/2015 Tier II	1,017,239		6.56	5/18/2025
	5/18/2015 Tier IV	1,017,239		9.84	5/18/2025
	5/2/2017 Tier I	135,496	—	7.87	5/2/2027
	5/2/2017 Tier II	135,496		7.87	5/2/2027
	5/2/2017 Tier IV	135,496		11.80	5/2/2027
	2/22/2019 Options(5)	252,122	—	16.46	2/22/2029
	2/22/2019 Options(6)	796,460	—	19.00	2/22/2029
	2/21/2020 Options(5)	241,406	—	12.60	2/21/2030
	2/26/2021 Options(5)	148,950	—	15.00	2/26/2031
	2/26/2021 Options(7)	39,009	—	16.50	2/26/2031
	2/25/2022 RSU					54,574	1,128,045
	7/27/2022 RSU					186,668	3,858,428
	3/1/2023 RSU					126,788	2,620,708
	3/1/2023 PRSU							332,816	6,879,307
	3/4/2024 RSU					191,673	3,961,881
	3/4/2024 PRSU							335,427	6,933,276
L. Mallard	2/24/2020 Options(5)	76,294	—	11.76	2/24/2030
	2/26/2021 Options(5)	53,052	—	15.00	2/26/2031
	2/25/2022 PRSU					13,459.00	278,198
	7/27/2022 RSU					39,461.00	815,659
	3/1/2023 RSU					31,569.00	652,531
	3/1/2023 PRSU							82,866	1,712,840
	3/4/2024 RSU					49,655.00	1,026,369
	3/4/2024 PRSU							86,896	1,796,140
C. Bracken	9/19/2017 Tier I	9,536	—	13.44	9/19/2027
	9/19/2017 Tier II	9,536		13.44	9/19/2027
	9/19/2017 Tier IV	9,536		20.16	9/19/2027
	2/22/2019 Options(5)	9,762	—	16.46	2/22/2029
	2/21/2020 Options(5)	11,190	—	12.60	2/21/2030
	2/26/2021 Options(5)	20,802	—	15.00	2/26/2031
	2/25/2022 RSU					8,069.00	166,786
	7/27/2022 RSU					20,347.00	420,572

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		Option Awards (*)				Stock Awards
Name	Grant date and award type	Number of securities underlying un-exercised options exercisable (#)	Number of securities underlying un-exercised options un-exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(4)

	3/1/2023 RSU					19,467.00	402,383
	3/1/2023 PRSU							51,100	1,056,237
	3/4/2024 RSU					29,924	618,529
	3/4/2024 PRSU							52,367	1,082,426
G. Montgomery	3/13/2017 Tier I	27,099	—	7.21	3/13/2027
	3/13/2017 Tier IV	27,099		9.84	3/13/2027
	3/9/2018 Options(5)	5,000	—	17.72	3/9/2028
	2/22/2019 Options(5)	11,135	—	16.46	2/22/2029
	2/21/2020 Options(5)	11,459	—	12.60	2/21/2030
	2/26/2021 Options(5)	9,286	—	15.00	2/26/2031
	2/25/2022 RSU					5,553	114,781
	7/27/2022 RSU					18,374	379,791
	3/1/2023 RSU					14,957	309,161
	3/1/2023 PRSU							39,261	811,525
	3/4/2024 RSU					25,476	526,589
	3/4/2024 PRSU							44,583	921,531
T. Pitstick	1/11/2016 Tier I	84,685	—	6.56	1/11/2026
	1/11/2016 Tier II	84,685		6.56	1/11/2026
	1/11/2016 Tier IV	84,685		9.84	1/11/2026
	5/2/2017 Tier I	35,724	—	7.87	5/2/2027
	5/2/2017 Tier II	35,724		7.87	5/2/2027
	5/2/2017 Tier IV	35,724		11.80	5/2/2027
	2/22/2019 Options(5)	23,195	—	16.46	2/22/2029
	2/21/2020 Options(5)	26,334	—	12.60	2/21/2030
	2/26/2021 Options(5)	23,118	—	15.00	2/26/2031
	2/25/2022 RSU					8,844	182,805
	7/27/2022 RSU					25,484	526,754
	3/1/2023 RSU					21,534	445,108
	3/1/2023 PRSU							56,525	1,168,372
	3/4/2024 RSU					31,876	658,877
	3/4/2024 PRSU							55,783	1,153,035
*The Company has a number of awards issued under the 2014 Omaha Topco Ltd. Stock Incentive Plan, which was assumed by the Company and renamed the Gates Industrial Corporation plc Stock Incentive Plan (the “2014 Incentive Plan”) in connection with the Company’s IPO in January 2018. No new awards have been granted under this plan since 2017. Of the Company’s NEOs, Mr. Jurek, Ms. Bracken, Ms. Montgomery, and Mr. Pitstick were issued options pursuant to the 2014 Incentive Plan (the “Pre-IPO Options”). The options were split equally into four tiers, each with specific vesting conditions. Tier I options vested evenly over 5 years from the grant date, subject to the participant’s continuing to provide service to the Company on the vesting date. The vesting of Tier II, III and IV options were subject to performance conditions that were required to be achieved on or prior to July 3, 2022. The performance conditions included Blackstone’s achievement of

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specified investment returns at the time of a defined liquidity event, and required the participant’s continued provision of service to the Company on the vesting date. In March 2022, a liquidity event (as defined in the grant agreements) occurred following the sale by Blackstone of a certain portion of their interest in Gates, resulting in the vesting of the Tier II and IV options for all eligible participants. The specified investment returns required for Tier III awards to vest were not met on or before the end of the performance period, resulting the expiration of the Tier III awards in 2022. All outstanding Tier I, II and IV options expire ten years after the date of grant.
1.Reflects RSUs that vest in substantially equal annual installments on each of the first, second, and third anniversaries of the grant date.
2.Reflects the aggregate market value of the unvested time-vesting RSUs, based on a price of $20.67 per ordinary share, which was the share price of the Company’s ordinary shares on December 27, 2024, the last trading day of Fiscal 2024.
3.The PRSUs vest on the date the Compensation Committee certifies the achievement of the performance measures following the three-year performance period, with 75% subject to attainment of certain levels of Adjusted ROIC and 25% subject to attainment of Relative TSR. The amounts shown in this column represent payout shares of the outstanding PRSUs assuming the maximum level of attainment (200%) for the Adjusted ROIC measure and the target level of attainment (100%) for the Relative TSR measure. The number of shares ultimately issued, which could be zero or greater than the number presented above, will be based on achieving specific performance conditions. Please refer to “Elements of Compensation — Long-Term Incentive Opportunity” above.
4.Represents the aggregate market value of the threshold payout shares of the unvested PRSUs, based on a price of $20.67 per ordinary share, which was the share price of the Company’s ordinary shares on December 27, 2024, the last trading day of Fiscal 2024.
5.Represents time-based stock options granted under the 2018 Omnibus Incentive Plan, which vested in substantially equal annual installments on the first, second, and third anniversaries of the grant date.
6.Represents premium-priced, time-based stock options granted to the Chief Executive Officer under the 2018 Omnibus Incentive Plan, which vested equally on the third, fourth and fifth anniversary of the grant date.
7.Represents premium-priced time-based stock options granted to the Chief Executive Officer under the 2018 Omnibus Incentive Plan, which vested in substantially equal annual installments on the first three anniversaries of the grant date.
2024 Option Exercises and Stock Vested
The following table provides information regarding the NEOs’ option exercises and stock that vested during 2024.

	Option Awards			Stock Awards
Name	Shares Acquired on Exercise (#)(1)		Value Realized on Exercise ($)(2)	Shares or Units Acquired on Vesting (#)(3)		Value Realized on Vesting ($)(4)

I. Jurek	—		—	530,301	(5)	9,477,356
L. Mallard	—		—	125,411	(5)	2,237,623
C. Bracken	—		—	70,518	(5)	1,262,578
G. Montgomery	27,099	(6)	353,100	52,932	(5)	945,141
T. Pitstick	—		—	80,617	(5)	1,442,726
1.Represents the total number of stock options exercised during 2024 before withholding of shares to cover the option exercise price and applicable taxes.
2.Represents “in the money” value of stock options at exercise calculated as: the difference between the market price at exercise and the exercise price, multiplied by the total number of options exercised.
3.Represents the total number of RSUs and PSUs that vested during 2024 before share withholding for taxes and par value.
4.Represents the total value of RSUs and PSUs realized on the vesting date. The individual totals may include multiple vesting transactions during the year. RSUs and PSUs are calculated based on the value of the closing stock price on the day prior to vesting multiplied by the total number of units that vested.
5.Upon the vesting of RSUs, after withholding shares to cover applicable taxes and par value, net shares of 186,745, 43,034, 24,837, 18,131, and 30,727 were issued to Mr. Jurek, Mr Mallard, Ms. Bracken, Ms. Montgomery, and Mr. Pitstick, respectively. Upon the vesting of PSUs, after withholding shares to cover applicable taxes and par value, net shares of 111,376, 27,350, 18,271, 11,039, and 22,650 were issued to Mr. Jurek, Mr. Mallard, Ms. Bracken, Ms. Montgomery, and Mr. Pitstick, respectively.
6.Relates to stock options originally granted in 2017 with a ten-year term that would have expired in 2027 if not exercised. In connection with the stock option exercise, shares were withheld to cover the exercise price and the applicable taxes due upon exercise with Ms. Montgomery receiving a total of 9,814 net shares.

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Executive Compensation	Table of Contents
2024 Nonqualified Deferred Compensation
The Company offers to its executives, including all of the NEOs, the opportunity to participate in the Supplemental Retirement Plan. The table below provides information as of December 28, 2024, for those NEOs who were eligible to participate in this plan.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings (Losses) in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)

I. Jurek	—	206,271	191,428	—	2,202,921
L. Mallard	—	75,720	14,631	—	257,123
C. Bracken	—	40,918	23,446	—	193,174
G. Montgomery	—	36,692	10,764	—	133,080
T. Pitstick	—	51,200	27,765	—	308,546
1.This column reflects 2024 base salary and Annual Plan compensation earned by the NEOs with respect to Fiscal 2024 that have been deferred on a voluntary basis. The amounts reported in this column are included in the 2024 Summary Compensation Table as either “Salary” or “Non-Equity Incentive Plan Compensation” as appropriate.
2.This column contains contributions by us with respect to Fiscal 2024 under the Supplemental Retirement Plan, which provides for benefits in excess of amounts permitted to be contributed under the Gates MatchMaker 401(k) Plan as a result of Section 401(a)(17) of the Code. As a result, participants are eligible to receive a Retirement Contribution paid by the Company in an amount equal to 6% of eligible compensation that exceeds Section 401(a)(17) of the Code, which is earned in 2024 and paid in the first quarter of 2025. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.
3.Because amounts included in this column do not include above-market or preferential earnings, none of these amounts are included under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.
4.Balances at the end of Fiscal 2024 consist of (1) executive contributions, which reflect salary and Annual Plan compensation deferrals made by the NEOs over time, beginning when they first became eligible to participate in the Supplemental Retirement Plan, plus (2) the Company’s contributions, plus (3) earnings and losses credited on all deferrals, less (4) pre-retirement distributions, if any, taken by the NEO since they began participating in the Supplemental Retirement Plan. Of the amounts reported in this column, $757,902, $156,498, $48,633, $16,592, and $90,729 were reported as compensation for Mr. Jurek, Mr. Mallard, Ms. Bracken, Ms. Montgomery, and Mr. Pitstick, respectively, in the Summary Compensation Tables for prior fiscal years.
Narrative to 2024 Nonqualified Deferred Compensation Table
The Company currently offers participation in the Supplemental Retirement Plan to specified U.S. employees including the NEOs. This plan is a nonqualified deferred compensation plan that provides participants with two benefit opportunities: a Retirement Contribution and a Compensation Deferral Opportunity, as described under the heading “Other Aspects of the Company’s Compensation Programs  —  Retirement Benefits.”
These deferrals are in addition to amounts participants may defer in the Gates MatchMaker 401(k) Plan. Each NEO who participates in the deferral feature of the Supplemental Retirement Plan is 100% vested in both elective deferrals and employer contributions at all times. The amounts deferred are credited to accounts selected by the NEO that mirror the investment alternatives available in the Gates MatchMaker 401(k) Plan. Participants are permitted to select the investment alternatives in which they want their accounts to be deemed to be invested and are credited with earnings and/or losses based on the performance of the relevant investments. Participants are able to periodically change the investment elections for their accounts.
An NEO’s vested account will commence to be paid at the earliest to occur of the following events: (1) the specified date elected by the participant (provided the date specified is at least two years from the end of the Supplemental Retirement Plan year in which the contribution to the Supplemental Retirement Plan is made); (2) the participant’s Disability (as defined in the Supplemental Retirement Plan); (3) the participant’s termination of employment; (4) the participant’s death; or (5) upon a Change in Control (as defined in the Supplemental Retirement Plan).
If the distribution is made on account of a termination of employment (other than death), the vested account will be distributed in accordance with the form of distribution as elected (as a single lump-sum or in annual installments over two, three, four or five years with the first installment made as soon as possible after the first day of the seventh month following the termination of employment). If a distribution is made on account of death, the participant’s vested account will be distributed to his or her beneficiary in a single lump-sum as soon as practicable following the participant’s death, regardless of the form of benefit elected, with the distribution made as soon as possible on the first day of the month following the payment event. If a distribution is made on

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Executive Compensation	Table of Contents
account of a specified date or Change in Control, the distribution will be made or begin as soon as is reasonably practical, but in no event later than the last day of the calendar year that such event occurred.
Potential Payments upon a Termination or Change in Control
Summary of Potential Payments. Severance and other benefits that are payable upon a termination of employment or upon a change in control under the Executive Severance Plan and Change in Control Plan are described below. The table following this narrative discussion summarizes the amounts that would have been payable upon termination or a change in control under certain circumstances to NEOs, assuming that their employment terminated on December 28, 2024.
Executive Severance Plan. The Company’s Executive Severance Plan provides for severance payments upon certain terminations of employment to its NEOs who are expected to make substantial contributions to its success and thereby provide for stability and continuity of operations. The NEOs participate in the Executive Severance Plan pursuant to individual participation agreements.
The Executive Severance Plan provides that, if the Company terminates the employment of a NEO for any reason other than “cause”, death or disability, or if the NEO voluntarily terminates as a result of “constructive termination,” then the NEO will be entitled to receive:
•salary continuation payments in an amount equal to (a) two times the sum of base salary and target bonus amount, paid in substantially equal installments over a period of 24 months for Mr. Jurek, (b) one and one-half times the sum of base salary and target bonus amount, paid in substantially equal installments over a period of 18 months, for Mr. Mallard, Ms. Bracken, and Ms. Montgomery, or (c) one times base salary, paid in substantially equal installments over a period of 12 months, for Mr. Pitstick;
•the NEO’s annual bonus under the Annual Plan as earned (without the adjustment for an individual performance factor) for the year in which the separation occurs (pro-rated for days of service during the fiscal year) plus any earned and unpaid bonus from the prior fiscal year, payable concurrently with cash bonus payments to other employees under the Annual Plan;
•cash payments in an amount equal to the total amount of Gates’ portion of the monthly insurance premiums for participation in the health and dental benefit programs in which the NEO participated immediately prior to separation, payable monthly for each month of the welfare continuation period, which is equal to (a) 24 months for Mr. Jurek, (b) 18 months for Mr. Mallard, Ms. Bracken and Ms. Montgomery, and (c) 12 months for Mr. Pitstick; and
•reimbursement for reasonable outplacement services that are directly related to the NEO’s termination and incurred only during a six-consecutive month period that ends within or with the 12-month period following the termination of his employment.
For these purposes, “cause” and “constructive termination” have the meanings ascribed to such terms in the Executive Severance Plan.
The Executive Severance Plan contains a “best-of-net” provision. With a “best-of-net” provision, if any of the participants is subject to an excise tax under Code Section 280G and Code Section 4999, then the amount of severance the participant receives may be reduced so that the excise tax does not apply; however, such reduction will only occur if it results in the receipt of a greater after-tax severance than would otherwise be provided.
NEOs are not entitled to payments under the Executive Severance Plan if they are entitled to receive payment under the Executive Change in Control Plan discussed below. In addition, in order to receive payments under the Executive Severance Plan, the NEO must execute and not revoke a release of claims against the Company and continue to comply with confidentiality, non-compete, non-solicitation and non-disparagement covenants during the executive’s employment and for the one-year period following any termination of employment (or such longer period as the NEO is eligible to receive severance payments from us).
Executive Change in Control Plan. The Company maintains an Executive Change in Control Plan in which the NEOs participate pursuant to individual participation agreements. The Executive Change in Control Plan serves to encourage these key executives to carry out their duties and provide continuity of management in the event of a “change in control” of Gates.

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If a change in control occurs and the NEO’s employment is terminated by us or a successor for reasons other than “cause” or is terminated voluntarily by the individual for “constructive termination,” in each case within the period beginning 90 days prior to the consummation of a change in control and ending on the second anniversary of the date of such change in control, then the Executive Change in Control Plan generally provides that the individual would be entitled to receive:
•a lump-sum payment in the amount of three times the sum of base salary and target bonus amount (for Mr. Jurek) and two times the sum of base salary and target bonus amount (for the other NEOs);
•a lump-sum payment equal to the NEO’s target annual bonus amount in effect prior to the change in control (pro-rated for days of service during the fiscal year), plus any earned and unpaid bonus from the prior fiscal year;
•cash payments in an amount equal to the total amount of the monthly insurance premiums for participation in the health and dental benefit programs as well as the monthly premiums for the life and long-term disability insurance benefit programs in which the NEO participated in immediately prior to separation, payable monthly for each month of the welfare continuation period, which is equal to 36 months for Mr. Jurek and 24 months for each other NEO; and
•reimbursement for reasonable outplacement services that are directly related to the NEO’s termination and incurred only during a six-consecutive month period that ends within or with the 12-month period following the termination of his or her employment.
For these purposes, “change in control”, “cause” and “constructive termination” have the meanings ascribed to such terms in the Executive Change in Control Plan.
The Executive Change in Control Plan contains a “best-of-net” provision. With a “best-of-net” provision, if any of the participants is subject to an excise tax under Code Section 280G and Code Section 4999, then the amount of severance the participant receives may be reduced so that the excise tax does not apply; however, such reduction will only occur if it results in the receipt of a greater after-tax severance than would otherwise be provided.
To the extent a payment or benefit that is paid or provided under the Executive Change in Control Plan would also be paid or provided under the terms of another plan, program, agreement, arrangement or legal requirement, the participating NEO would be entitled to payment under the Executive Change in Control Plan or such other applicable plan, program, agreement, arrangement or legal requirement, whichever provides for greater benefits, but would not be entitled to benefits under both the Executive Change in Control Plan and such other plan, program, agreement, arrangement or legal requirement.
In addition, in order to receive payment and benefits under the Executive Change in Control Plan, the participating NEO must execute and not revoke a release of claims against the Company and continue to comply with confidentiality, non-compete, non-solicitation, and non-disparagement covenants during the executive’s employment and for the one-year period following any termination of employment (or such longer period as the participating NEO is eligible to receive severance payments from us).
Neither plan contains a single trigger or a modified single trigger for benefits. In addition, the Executive Change in Control Plan does not provide for benefits upon death or disability following a change in control.
Annual Plan. All of the NEOs participate in the Annual Plan, which provides that a participant has to be an employee at the time of a payout in order to receive a payout under the Annual Plan, except (i) in the case of death, Disability (as defined in the Annual Plan) or Retirement (as defined in the Annual Plan), (ii) if such payment is required by local law or individual employment agreement or (iii) at the discretion of the Gates Global Bonus Policy Review Committee, under the terms of a Company-approved severance arrangement (referred to as “Termination with Severance”). In the case of death, Disability or Retirement, any bonus payout, if applicable, would have been calculated based on the target achievement of annual financial performance targets (without the adjustment for an individual performance factor), and prorated to reflect the number of days the participant worked for the Company in the year of such termination. In the case of Termination with Severance, the bonus payout would have been calculated in accordance with the Executive Severance and Change in Control Plans, as applicable.
Retirement Benefits. The Supplemental Retirement Plan that is made available to all NEOs has payment provisions relating to the termination of employment with the Company and a Change in Control (as defined in the Supplemental Retirement Plan), which are described more fully above under “Nonqualified Deferred Compensation for Fiscal 2024.”

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Executive Compensation	Table of Contents
Long-Term Incentive Awards
Pre-IPO Options. The Company has a number of awards issued under the 2014 Incentive Plan, which were granted prior to the Company’s IPO in January 2018 and assumed by the Company in connection therewith. No new awards have been granted under this plan since 2017. Of the Company’s NEOs, Mr. Jurek, Ms. Bracken, Ms. Montgomery, and Mr. Pitstick were issued options pursuant to the 2014 Incentive Plan, all of which have either been cancelled or vested and expire ten years after their respective date of grant. In the event of a termination for death or disability, all outstanding vested options shall remain exercisable for one year thereafter. In the event of a termination by the Company other than for “cause” (as defined in the 2014 Incentive Plan) and not due to the executive’s death or disability or by the participant for “good reason” (as defined in the 2014 Incentive Plan), all outstanding vested options shall remain exercisable for 90 days after such termination (or, if such termination occurs during or up to seven days before a blackout under the Company’s Securities Trading Policy, then 30 days after such blackout period ends). In the event of termination by the executive for without “good reason,” all outstanding vested options shall remain exercisable for 30 days after such termination. In the event of termination by the Company for cause, all outstanding vested options shall immediately terminate and cease to be exercisable.
2018 Omnibus Incentive Plan  — Outstanding Equity Awards
Options. With respect to the Options granted pursuant to the 2018 Omnibus Incentive Plan, in the event of a termination for “cause” (as defined under the 2018 Omnibus Incentive Plan), all outstanding vested and unvested options will immediately terminate and expire. In the event of a termination for death or disability, all outstanding unvested options shall vest and all outstanding vested options shall remain exercisable for one year thereafter. In the event of a termination for any other reason, including a voluntary termination, all outstanding unvested options shall immediately terminate and expire, and all outstanding vested options shall remain exercisable for 60 days after such termination (or, if such termination occurs during or up to seven days before a blackout under the Company’s Securities Trading Policy, then 30 days after such blackout period ends). Options require both a Change in Control and a termination of the executive by the Company without cause, by the executive by reason of Constructive Termination (as defined in the Executive Change in Control Plan) or a termination for death or disability for accelerated vesting.
RSUs and PRSUs. With respect to RSUs and PRSUs granted pursuant to the 2018 Omnibus Incentive Plan, in the event of a termination for any reason other than death or disability prior to the vesting of the RSUs and PRSUs, all unvested RSUs and PRSUs shall be forfeited. In the event of termination for death or disability, RSUs will fully vest and PRSUs representing a pro-rata portion of the number of PRSUs that would have vested based on the Company’s actual performance for the entire performance period will be eligible to vest on a pro-rata basis based on days employed during the performance period. RSUs require both a Change in Control and a termination of the executive by the Company without cause, by the executive by reason of Constructive Termination (as defined in the Executive Change in Control Plan) or a termination for death or disability, for accelerated vesting. Additionally, the target number of PRSUs will be earned if a Change in Control occurs within the first six months of the performance period, based on the Company’s Relative TSR performance as measured through the date of the Change in Control and Adjusted ROIC as measured through the most recently completed fiscal quarter relative to the performance criteria determined by the Compensation Committee, with 50% of the earned PRSUs vesting on the date of the Change in Control and the remaining 50% of the earned PRSUs vesting on the first anniversary of the date of the Change in Control; provided that, the remaining 50% will vest immediately upon a termination by the Company without cause. Notwithstanding the foregoing, the target number of PRSUs will vest on the date of such Change in Control if the PRSUs are not continued, converted, assumed or replaced by the Company, any of its subsidiaries or a successor entity thereto.
Payments and Benefits Upon Termination or Change in Control
The following table describes the potential payments and benefits that would have been payable to the NEOs assuming an eligible termination (as described above under “Summary of Potential Payments”) of their employment on the last business day of Fiscal 2024.
The amounts shown in the table below do not include:
•payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs;
•distributions of previously vested plan balances under the Gates MatchMaker 401(k) Plan and the Supplemental Retirement Plan (see the “2024 Nonqualified Deferred Compensation” section above for information about the Supplemental Retirement Plan); or
•Payments related to any accidental death and dismemberment and long-term disability insurance any NEOs holds.

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Executive Compensation	Table of Contents

All amounts shown in $	I. Jurek	L. Mallard	C. Bracken	G. Montgomery	T. Pitstick

Termination – Disability or Death
Cash Severance Payments(1)	2,387,026	899,484	496,896	475,918	617,009
Equity Awards(2)	15,502,878	3,765,567	2,215,751	1,814,127	2,477,065
Total	17,889,904	4,665,051	2,712,647	2,290,045	3,094,074

Termination – By the Company without Cause
Cash Severance Payments(3)	8,324,901	2,913,255	1,794,759	1,718,987	1,158,720
Health Plan Continuation(4)	32,963	14,787	25,632	8,756	16,482
Outplacement(5)	8,000	8,000	8,000	8,000	8,000
Equity Awards(2)	—	—	—	—	—
Total	8,365,864	2,936,042	1,828,391	1,735,743	1,183,202

Change in Control – (with Termination)
Cash Severance Payments(6)	11,293,838	3,584,512	2,227,380	2,133,343	1,619,174
Health Plan Continuation(4)	99,007	66,457	55,344	26,264	16,482
Outplacement(5)	8,000	8,000	8,000	8,000	8,000
Equity Awards(2)	19,452,568	4,775,580	2,828,994	2,319,519	3,138,543
Total	30,853,413	8,434,549	5,119,718	4,487,126	4,782,199

Change in Control – (without Termination)
Equity Awards(2)	3,939,414	994,152	608,258	484,449	664,398
Total	3,939,414	994,152	608,258	484,449	664,398
1.Cash Severance Payments (Death or Disability): Amounts reported reflect the Fiscal 2024 Annual Plan payment (without the adjustment for an individual performance factor).
2.Equity Awards: For options granted pursuant to the 2018 Omnibus Incentive Plan, if the NEO’s employment is terminated as a result of death or disability, all outstanding unvested options will accelerate and become exercisable and all RSUs will vest. All unvested options will accelerate if the executive’s employment is terminated by the Company without Cause, by the executive by reason of Constructive Termination (as defined in the Executive Change in Control Plan) or as a result of death or disability, in each case, following a Change in Control. The amounts reported in “Change in Control — (without Termination)” reflect the “spread” value for the Tier I time-vesting options granted prior to Fiscal 2017 and also includes the “spread” value for the options granted under the 2018 Omnibus Incentive Plan, in each case representing the difference between the closing stock price of Gates’ ordinary shares on December 28, 2024 and the applicable exercise price, unless the stock option exercise price is higher than the close price, in which case the stock options were not assigned a value. With respect to all RSUs, in the event of the executive’s termination for death or disability, all unvested RSUs will accelerate. All unvested RSUs will accelerate if the executive’s employment is terminated by the Company without Cause, by the executive by reason of Constructive Termination (as defined in the Executive Change in Control Plan) or a as a result of death or disability, in each case, following a Change in Control. The amounts reported in “Change in Control — (with Termination)” reflect the value of unvested RSUs based on the closing price of Gates’ ordinary shares on December 28, 2024. In the event of termination for death or disability, the amount reported for PRSUs is calculated at target. Upon a “Change in Control - (with Termination)” and “Change in Control — (without Termination)”, the amount reported is calculated at target and assumes that the PRSUs are not continued, converted, assumed or replaced by the Company or successor entity.
3.Cash Severance Payments (Termination without Cause): For Mr. Jurek, the amount reported reflects the sum of  (a) the Fiscal 2024 Annual Plan payment (without the adjustment for an individual performance factor), which would be paid concurrently with cash bonus payments to other employees under the Annual Plan, and (b) two times the sum of Mr. Jurek’s then-current base salary and the Fiscal 2024 Annual Plan target bonus, which would be paid in substantially equal installments over a period of 24 months for Mr. Jurek. For the remaining NEOs, the amount reported is the sum of  (a) the Fiscal 2024 Annual Plan bonus (without an adjustment for an individual performance factor), which would be paid concurrently with cash bonus payments to other employees under the Annual Plan, and (b) one and one-half times the sum of the then-current base salary and the Fiscal 2024 Annual Plan target bonus for Mr. Mallard, Ms. Bracken, and Ms. Montgomery, which would be paid in substantially equal installments over a period of 18 months and one time the then-current base salary for Mr. Pitstick, which would be paid in substantially equal installments over a period of 12 months.

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Executive Compensation	Table of Contents
4.Health Plan Continuation: The amounts reported in “Termination — By the Company without Cause” represent cash payments in an amount equal to the estimated total amount of Gates’ portion of the monthly COBRA insurance premiums for participation in the health and dental benefit programs in which the NEO participated immediately prior to termination for a period of (i) 24 months for Mr. Jurek, (ii) 18 months for Mr. Mallard, Ms. Bracken, and Ms. Montgomery, and (ii) 12 months for Mr. Pitstick. The amounts reported in “Change-in-Control — (with Termination)” represent cash payments in an amount equal to the estimated total amount of the monthly COBRA insurance premiums for participation in the health and dental benefit programs as well as the monthly premiums for the life and long-term disability insurance programs in which the NEO participated immediately prior to termination for a period of (i) 36 months for Mr. Jurek and (ii) 24 months for Mr. Mallard, Ms. Bracken, and Ms. Montgomery.
5.Outplacement: Amounts reported represent costs of outplacement services for a six-month period for each NEO based on rates in effect as of December 28, 2024.
6.Cash Severance Payments (Change in Control with Termination): The amounts reported include potential payments payable under their participation agreements. The amounts reported reflect the sum of the Fiscal 2024 Annual Plan bonus (without the adjustment for an individual performance factor), which would be paid concurrently with cash bonus payments to other employees under the Annual Plan, and (i) for Mr. Jurek, three times and (ii) for Mr. Mallard, Ms. Bracken, Ms. Montgomery, and Mr. Pitstick, two times, the sum of the executive’s then-current base salary and the Fiscal 2024 Annual Plan target bonus, the total of which would be paid in a lump sum no later than the 60th day following the termination date. The Executive Change in Control Plan provides that if the executive is subject to an excise tax under Code Section 280G and Code Section 4999 then the amount of severance the executive receives may be reduced so that the excise tax does not apply, however, such reduction will only occur if the receipt of a greater after-tax severance than would otherwise be provided. For purposes of the above disclosure, the Company assumed the executive’s severance amounts will not be reduced.
Equity Compensation Plan Information
The following table summarizes the Company’s equity compensation plan information as of December 28, 2024:

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the 1st Column of This Table)(3) (#)

Equity compensation plans approved by security holders	10,854,931	10.70	7,338,294
Equity compensation plans not approved by security holders	—	—	—
Total	10,854,931	10.70	7,338,294
1.Consists of 10,854,931 shares of the Company’s common stock issuable upon the exercise of 7,255,933 outstanding stock options and vesting of 3,598,998 outstanding restricted stock units awarded under the Company’s 2014 Incentive Plan, 2015 Non-Employee Director Incentive Plan or 2018 Omnibus Incentive Plan, and excludes any cash-settled stock appreciation rights. The number of shares to be issued in respect of awards subject to performance conditions has been calculated based on the assumption that the target levels of performance applicable to such awards will be achieved.
2.Excludes shares issuable upon the vesting of restricted stock units which are included in the first column of this table for which there is no exercise price.
3.The Company’s 2018 Omnibus Incentive Plan provides that the total number of ordinary shares that may be issued under the 2018 Omnibus Incentive Plan shall be increased on the first day of each fiscal year beginning with the 2019 fiscal year in an amount equal to the least of  (x) 6,500,000 ordinary shares, (y) 2.5% of the total number of ordinary shares outstanding on the last day of the immediately preceding fiscal year, and (z) a lower number of ordinary shares as determined by the Board. The number in this column represents the number of ordinary shares available as of December 28, 2024, prior to any annual replenishment.
POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS
Since February 2021, we have not granted stock options, SARs, or similar option-like instruments to our NEOs or other employees or service providers. If in the future we anticipate granting stock options, SARs, or similar option-like instruments, we may consider establishing a policy regarding how the Board determines when to grant such awards and how the Board or Compensation Committee will take material nonpublic information into account when determining the timing and terms of such awards. With respect to Fiscal 2024 executive compensation, we have not timed the disclosure of material non-public information for the purposes of affecting the value of such compensation.

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Executive Compensation	Table of Contents
CEO PAY RATIO
The following table sets forth the ratio of the CEO’s total compensation to that of the Company’s median employee for Fiscal 2024.

CEO total annual compensation	$9,962,640
Median employee total annual compensation	$31,644
Ratio	315 to 1
The SEC rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee population and compensation practices. As a result, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, as other companies may have utilized different methodologies and have different employment and compensation practices. The Company believes the pay ratio above is a reasonable estimate calculated in a manner consistent with the SEC rules.
The median employee used for purposes of calculating the fiscal year 2022 CEO pay ratio ceased employment with the Company prior to the measurement date related to the Fiscal 2023 CEO pay ratio. To calculate the Fiscal 2024 CEO pay ratio, the Company used the same employee as it used for the prior fiscal year. This employee’s compensation was substantially similar to the median employee used for purposes of calculating the fiscal year 2022 CEO pay ratio, as there has been no material change in the Company’s employee population or employee compensation programs, that it believes would significantly impact the CEO pay ratio. This median employee was a salaried employee located in Poland. The methodology and material assumptions, adjustments and estimates used to identify the median employee are set forth in the Company’s proxy statement filed with the SEC on April 26, 2023. The Company calculated the median employee’s total annual compensation in the same manner as it calculated the CEO’s total annual compensation in the “2024 Summary Compensation Table” section of this Proxy Statement above.

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Executive Compensation	Table of Contents
PAY VERSUS PERFORMANCE
In accordance with rules adopted by the Securities and Exchange Commission (“SEC”) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and non-PEO NEOs and Company performance for the fiscal years listed below.

Year	Summary Compensation Table Total for Ivo Jurek¹ ($)	Compensation Actually Paid to Ivo Jurek¹˒² ($)	Average Summary Compensation Table Total for Non-PEO NEOs³, [4] ($)	Average Compensation Actually Paid to Non-PEO NEOs¹˒²˒³ ($)	Value of Initial Fixed $100 Investment based on:[5]		Net Income ($ Millions)	Company Selected Measure: Adjusted ROIC[6] (%)
					TSR ($)	Peer Group TSR ($)

2024	9,962,638	22,976,910	2,346,850	4,513,500	150.77	219.66	219.9	24.0
2023	9,711,014	12,554,973	2,212,843	2,610,559	97.88	189.06	256.4	23.0
2022	14,402,390	23,468,581	2,840,801	2,999,906	83.22	137.30	242.5	20.0
2021	8,772,299	11,819,941	2,711,194	3,205,263	116.05	152.59	331.3	22.4
2020	7,680,120	6,594,375	1,841,794	1,463,484	93.07	119.52	90.0	15.2
1.Ivo Jurek was our PEO for each year presented.
2.The amounts shown for compensation actually paid (“CAP”) above have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total for the PEO and the average of the Summary Compensation Table Totals for the non-PEO NEOs, in each case, with certain adjustments as described in footnote 3 below.
3.CAP reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts shown for exclusion of stock awards below are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Ivo Jurek ($)	Exclusion of Stock Awards for Ivo Jurek ($)	Inclusion of Equity Values for Ivo Jurek ($)	CAP to Ivo Jurek ($)

2024	9,962,638	(5,986,905)	19,001,177	22,976,910

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average CAP to Non-PEO NEOs ($)

2024	2,346,850	(1,069,260)	3,235,910	4,513,500

Gates Industrial Corporation	44	2025 Proxy Statement

Executive Compensation	Table of Contents
The amounts in the inclusion of equity values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Ivo Jurek ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Ivo Jurek ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Ivo Jurek ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Ivo Jurek ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Ivo Jurek ($)	Total - Inclusion of Equity Values for Ivo Jurek ($)

2024	10,501,658	5,508,114	—	2,991,405	—	19,001,177

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2024	1,875,594	901,766	—	458,550	—	3,235,910
4.Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023	2024

L. Brooks Mallard	L. Brooks Mallard	L. Brooks Mallard	L. Brooks Mallard	L. Brooks Mallard
Walter Lifsey	Walter Lifsey	Walter Lifsey	Thomas G. Pitstick	Thomas G. Pitstick
Grant Gawronski	Grant Gawronski	Grant Gawronski	Cristin C. Bracken	Cristin C. Bracken
David Wisniewski	Thomas G. Pitstick	Thomas G. Pitstick	Gwen Montgomery	Gwen Montgomery
David Naemura		Cristin C. Bracken
Roger Gaston
5.The Peer Group TSR set forth in this table utilizes the S&P 400 Capital Goods Industry Index (“Peer Group”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our 2024 Annual Report. The comparison assumes $100 was invested for the period starting December 27, 2019 (the last trading day of our fiscal year 2019), through the end of the listed year in the Company and in the Peer Group, respectively, including the reinvestment of dividends. Historical stock performance is not necessarily indicative of future stock performance.
6.We determined Adjusted ROIC to be the most important financial performance measure used to link the Company’s performance to CAP for our PEO and Non-PEO NEOs in 2022, 2023, and 2024. More information on Adjusted ROIC can be found at the “Elements of Compensation - Long-Term Incentive Opportunity” section of the CD&A. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Gates Industrial Corporation	45	2025 Proxy Statement

Executive Compensation	Table of Contents
The following charts set forth the relationships between: (i) the Company’s cumulative TSR, the Peer Group’s cumulative TSR, CAP for our PEO, and the average CAP for our non-PEO NEOs; (ii) CAP for our PEO, the average CAP for our non-PEO NEOs and Net Income; and (iii) CAP for our PEO, the average CAP for our non-PEO NEOs and Adjusted ROIC, in each case, for our five most recently completed fiscal years. As illustrated in the charts, CAP for our PEO and non-PEO NEOs increased from Fiscal 2023 to Fiscal 2024, and the other measures presented also increased over the same period with the exception of Net Income.

Gates Industrial Corporation	46	2025 Proxy Statement

Executive Compensation	Table of Contents
In accordance with the requirements of Item 402(v)(6) of Regulation S-K, the following table presents the financial performance measures that the Company considers to have been the most important in linking CAP to our PEO and other NEOs for 2024 to Company performance. The measures in this table are not ranked.

Most Important Performance Measures

Adjusted ROIC
Adjusted EBITDA
Relative TSR
Free Cash Flow
Revenue
The Compensation Committee has not historically and does not currently evaluate CAP as calculated pursuant to Item 402(v)(2) of Regulation S-K as part of its executive compensation determinations; accordingly, the Company does not use any financial or non-financial performance measures specifically to link NEO CAP to Company performance.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our Company under the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Gates Industrial Corporation	47	2025 Proxy Statement

PROPOSAL 2:
Advisory Vote To Approve NEO Compensation

The Board unanimously recommends that shareholders vote “FOR” the advisory approval of the compensation of Gates’ NEOs.
WHAT AM I VOTING ON?
Under Dodd-Frank and Section 14A of the Exchange Act, the Company’s shareholders are entitled to vote to approve, on a nonbinding advisory basis, the compensation of its NEOs, as disclosed in this Proxy Statement in accordance with SEC rules, commonly known as “say-on-pay.” At our 2019 AGM, the Company asked its shareholders to indicate if it should hold an advisory vote to approve the compensation of NEOs every one, two, or three years, with the Board recommending an annual advisory vote. Our shareholders approved the recommended annual advisory vote. Accordingly, the Company is again asking shareholders to approve the compensation of NEOs as disclosed in this Proxy Statement.
As discussed in the CD&A, the Company’s executive compensation program is designed to enable it to attract, motivate, reward and retain high-caliber executives who are capable of creating and sustaining value for its customers and shareholders and achieving the Company’s business goals over the long term. In addition, the Company’s executive compensation program is designed to provide a fair and competitive compensation opportunity that appropriately rewards executives for their contributions to its success. The Company also believes that a significant portion of each executive’s compensation should be “at risk” and tied to overall Company and individual performance, and accordingly the Company employs performance metrics tied to its strategy to encourage performance that creates long-term value. The Company’s Compensation Committee oversees its executive compensation program and maintains a focus on paying its executive officers for performance, not only through the use of performance metrics tied to Company strategy, but also by using a mix of compensation elements that emphasizes pay that varies based on the Company’s performance.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2025 Annual General Meeting” in this Proxy Statement.
IS THIS VOTE BINDING ON THE BOARD?
As this vote is advisory, the result will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal. The Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of the Company’s executive compensation program.

Gates Industrial Corporation	48	2025 Proxy Statement

Director Compensation

The Company’s employee director does not receive, and Former Sponsor-affiliated directors did not receive, additional compensation for serving on the Board. As such, Mr. Jurek and Mr. Meisel did not receive director compensation for Fiscal 2024. Further, as of January 30, 2024, Mr. Simpkins was no longer a Former Sponsor-affiliated director but remained on the Board and began receiving compensation for his service on the Board.
The Board typically reviews and approves the non-employee director compensation annually, based on the recommendation of the Compensation Committee. In making a recommendation, the Compensation Committee considers market data for the Company’s peer group, which is the same peer group used for the Company’s executive compensation peer group, as well as a general industry group consisting of comparably sized general industry companies (excluding financial services) with median revenues of approximately the Company’s size.
In Fiscal 2024, all eligible directors received an annual compensation package of $245,000, consisting of $100,000 as an annual cash retainer (payable in quarterly installments in arrears) and $145,000 in value of restricted stock units (payable annually). Restricted stock units vest in full on the first anniversary of the grant date. The chairs of the Company’s three standing committees are entitled to receive the additional annual cash retainers (payable in quarterly installments in arrears) listed below.

Role	Additional Annual Cash Retainer ($)

Chair, Audit Committee	25,000
Chair, Compensation Committee	15,000
Chair, Nominating and Governance Committee	15,000
In addition, in light of Mr. Simpkins qualifying for compensation for service on our Board, the chair of our Board was entitled to receive an additional $130,000 in value of restricted stock units (payable annually) beginning in 2024.
The Company reimburses directors for expenses associated with each meeting attended. Under the Supplemental Retirement Plan, directors may also elect to defer 20% to 100% of their annual cash retainer and any committee chair fees, if applicable, as well as 100% of their annual RSU grant and any Board chair fee paid in RSUs.
Director Stock Ownership Guidelines
To better align the financial interest of its non-employee directors with its shareholders, the Company requires such directors to own a minimum level of shares. Each of the Company’s non-employee directors is required to own stock in an amount equal to five times his or her annual cash retainer. Any such director who does not meet the threshold will be required to retain 50% of stock acquired through the exercise or vesting of equity awards made by the Company. As of the annual measurement date of April 1, 2025, all of its non-employee directors either met the applicable ownership guidelines or were in compliance with the equity retention mandate. In accordance with the recent update to the Company’s stock ownership guidelines described above in the CD&A under “Other Aspects of the Company’s Compensation Programs,” beginning in 2025, the annual measurement is April 1 of the applicable year.

Gates Industrial Corporation	49	2025 Proxy Statement

Director Compensation	Table of Contents
Director Compensation Table
The following table provides summary information concerning the compensation of the Company’s directors who served during Fiscal 2024. The Company’s employee director and Former Sponsor-affiliated director are excluded from the table below because they received no additional compensation for serving on the Board. As described above, beginning January 30, 2024, Mr. Simpkins was no longer a Former Sponsor-affiliated director but remained on the Board and began receiving director compensation. Mr. Cantie was appointed to our Board effective March 30, 2025 and is, therefore, excluded from the following table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Total ($)

F. Eliasson	125,000	144,997	—	269,997
J. Ireland	100,000	144,997	—	244,997
S. Mains	100,000	144,997	—	244,997
W. Neely	115,000	144,997	—	259,997
N. Simpkins	115,000	274,991	—	389,991
A. Tillman	100,000	144,997	—	244,997
M. Zhang	100,000	144,997	—	244,997
1.Represents director fees earned during Fiscal 2024. Directors who serve on the Board for a portion of the fiscal year receive a pro-rated amount of the annual cash retainer. Mr. Eliasson’s director fees include an additional $25,000 for his service as chair of the Audit Committee. Mr. Neely’s director fees include an additional $15,000 for his service as chair of the Nominating and Governance Committee. Ms. Mains elected to defer her 2023 annual cash retainer.
2.The amounts shown represent the aggregate grant date fair value of stock awards granted in Fiscal 2024 calculated in accordance with Topic 718. As of December 28, 2024, the aggregate number of unvested RSUs held by the Company’s directors was as follows: Mr. Eliasson (9,751), Mr. Ireland (9,751), Ms. Mains (9,751), Mr. Neely (9,751), Mr. Simpkins (18,493), Ms. Tillman (9,751), and Dr. Zhang (9,751), all of which vested on March 4, 2025. Ms. Mains and Dr. Zhang elected to defer their shares pursuant to the Supplemental Retirement Plan. For Mr. Simpkins, the amount shown includes his additional award for service as the chair of our Board as further described above.

Gates Industrial Corporation	50	2025 Proxy Statement

PROPOSAL 3:
Advisory Vote on the Frequency of Future Advisory Votes to Approve NEO Compensation

The Board unanimously recommends that shareholders vote for a “ONE YEAR” frequency for conducting an advisory vote to approve the compensation of Gates’ NEOs.
WHAT AM I VOTING ON?
The Dodd-Frank Act and Section 14A of the Exchange Act enable our shareholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a nonbinding advisory vote to approve the compensation of our NEOs as disclosed in our Proxy Statement. Accordingly, we are providing shareholders with the opportunity to vote on an advisory resolution, commonly known as “say-on-frequency,” determining the frequency with which the Company asks shareholders to provide an advisory vote to approve NEO compensation.
By voting on this say-on-frequency proposal, shareholders may choose whether the say-on-pay vote should be conducted once every one, two, or three years, or abstain from voting on this proposal. Our prior say-on-frequency vote occurred in 2019. At that meeting, shareholders agreed with the Board's recommendation that advisory votes on executive compensation should occur every year.
Gates believes that say-on-pay votes should continue to be conducted every year to give shareholders the opportunity to provide regular feedback with respect to our executive compensation program, and allow the Board and the Compensation Committee the opportunity to evaluate individual compensation decisions annually in light of feedback from shareholders. In addition, an annual vote to approve NEO compensation is consistent with our practice of seeking input from our shareholders on corporate governance matters, which include electing directors annually and providing shareholders with the opportunity to ratify the Audit Committee’s selection of our independent registered public accounting firm annually.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2025 Annual General Meeting” in this Proxy Statement.
IS THIS VOTE BINDING ON THE BOARD?
The option on the frequency of the say-on-pay vote that receives the most votes from shareholders will be considered by our Compensation Committee as the shareholders’ recommendation as to the frequency of future say-on-pay votes. As this vote is advisory, the result will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal. The Compensation Committee will review and consider the outcome of the vote when making future decisions with respect to how frequently we should conduct an advisory vote to approve the compensation of our NEOs.

Gates Industrial Corporation	51	2025 Proxy Statement

PROPOSAL 4:
Advisory Vote On Directors’ Remuneration Report

The Board unanimously recommends that shareholders vote “FOR” the advisory approval of the Directors’ Remuneration Report contained in Appendix A of this Proxy Statement.
WHAT AM I VOTING ON?
The Board considers that appropriate remuneration of directors plays a vital part in helping to achieve the Company’s overall objectives, and accordingly, in compliance with the Companies Act, the Company is providing shareholders with the opportunity to vote on an advisory resolution approving the Directors’ Remuneration Report.
This proposal is similar to proposal 2 regarding the advisory vote to approve the compensation of the Company’s NEOs. However, the Directors’ Remuneration Report is concerned solely with the remuneration of the Company’s management and non-management directors and is required under the Companies Act.
The Company encourages shareholders to read the Directors’ Remuneration Report set forth in Appendix A to this Proxy Statement, which describes in detail how its compensation policies and procedures operate and are designed to achieve its compensation objectives for its management director, and to attract and retain high-quality non-management directors.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2025 Annual General Meeting” in this Proxy Statement.
IS THIS VOTE BINDING ON THE BOARD?
As this vote is advisory, the result will not be legally binding upon the Board or the Compensation Committee, and payments made or promised to directors will not have to be repaid, reduced, or withheld in the event that the resolution is not passed. The Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of the Company’s management director and non-management director compensation programs. If the advisory resolution on the Directors’ Remuneration Report is not passed, the Directors’ Remuneration Policy must be put up for re-approval at the Company’s next AGM.

Gates Industrial Corporation	52	2025 Proxy Statement

PROPOSAL 5:
Approval of Directors’ Remuneration Policy

The Board unanimously recommends that shareholders vote “FOR” the approval of the Directors’ Remuneration Policy contained in Appendix A of this Proxy Statement.
WHAT AM I VOTING ON?
The Board believes that appropriate remuneration of directors plays a vital part in helping to achieve the Company’s overall objectives, and, accordingly, and in compliance with the Companies Act, the Company is providing shareholders with the opportunity to vote on a resolution to approve the Directors’ Remuneration Policy.
The Directors’ Remuneration Policy sets out the Company’s forward-looking policy on directors’ remuneration and describes the components of the executive and non-executive directors’ remuneration. Once approved, all payments by the Company to its directors will be made in accordance with the policy, unless a payment has been separately approved by a shareholder resolution.
The Company encourages shareholders to read the Directors’ Remuneration Report and the Directors’ Remuneration Policy, contained in Appendix A to this Proxy Statement. The Board and the Compensation Committee believe that the policies and procedures described in the Directors’ Remuneration Report are effective in achieving the Company’s compensation objectives for its executive director and serve to attract and retain high-quality non-executive directors.
In accordance with the Companies Act, the Directors’ Remuneration Policy has been approved by and signed on behalf of the Board and, if approved by the shareholders at the 2025 AGM, will be delivered to the Registrar of Companies in the U.K. following the 2025 AGM.
If shareholders do not approve the Directors’ Remuneration Policy, the Company will incur additional expenses to hold additional shareholder meetings until the policy is approved. In addition, if the Directors’ Remuneration Policy is not approved, the Company may not be able to pay the expected compensation to its directors, including its Chief Executive Officer, which could materially affect the Company’s ability to retain its top executives and manage its business.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2025 Annual General Meeting” in this Proxy Statement.

Gates Industrial Corporation	53	2025 Proxy Statement

Independent Registered Public Accounting Firm

Disclosure of Fees Paid to Independent Registered Public Accounting Firm
The following table presents fees for professional services rendered by Deloitte & Touche LLP and its affiliates, all of which were pre-approved by the Audit Committee pursuant to the policy described below, related to the audit of the Company’s consolidated financial statements and other services in 2024 and 2023.

(dollars in millions)	Fiscal 2024	Fiscal 2023

Audit Fees(1)	$6.8	$6.8
Audit-Related Fees(2)	0.5	0.2
Tax Fees(3)	0.3	0.1
Total	$7.6	$7.1

1.Includes the audit and review of the Company’s financial statements and various statutory audits in several countries outside the United States.
2.Includes other attestation engagements unrelated to the Company’s financial statements and accounting consultations.
3.Includes tax compliance, tax planning and tax advice.
Audit Committee’s Consideration of Independence of Independent Registered Public Accounting Firm
The Audit Committee has reviewed the nature of non-audit services provided by Deloitte & Touche LLP and its affiliates and has concluded that these services are compatible with maintaining the firm’s ability to serve as the Company’s independent registered public accounting firm.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors
The Audit Committee charter requires the Audit Committee to pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm. On an ongoing basis, the Company’s management presents specific projects and categories of service to the Audit Committee to request advance approval. The Audit Committee reviews those requests and advises management if the Audit Committee approves the engagement of Deloitte & Touche LLP or its affiliates. On a periodic basis, the Company’s management reports to the Audit Committee regarding specific engagements undertaken under the pre-approved services. The Audit Committee may also delegate the authority to pre-approve audit and permitted non-audit services, excluding services related to the Company’s internal control over financial reporting, to a subcommittee of one or more committee members, provided that any such pre-approvals are reported at a subsequent Audit Committee meeting.

Gates Industrial Corporation	54	2025 Proxy Statement

PROPOSAL 6:
Ratification of Independent Registered Public Accounting Firm

The Board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal 2025.

WHAT AM I VOTING ON?
The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal 2025. The Board has proposed that shareholders ratify this appointment at the 2025 AGM. If shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment, but is not obligated to appoint another independent registered public accounting firm.
Representatives of Deloitte & Touche LLP are expected to be present at the 2025 AGM, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from shareholders.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2025 Annual General Meeting” in this Proxy Statement.

Gates Industrial Corporation	55	2025 Proxy Statement

PROPOSAL 7:
Reappointment of Deloitte LLP as the Company’s U.K. Statutory Auditor Under the Companies Act

The Board unanimously recommends that shareholders vote “FOR” the reappointment of Deloitte LLP as the Company’s U.K. statutory auditor under the Companies Act, to hold office from the conclusion of this meeting until the conclusion of the next AGM at which accounts are laid.

WHAT AM I VOTING ON?
Under the Companies Act, the Company’s U.K. statutory auditor must be appointed at each general meeting at which the annual report and accounts are presented to shareholders. Deloitte LLP has served as the Company’s U.K. statutory auditor since its registration as a public limited company in September 2017. If the shareholders do not re-appoint Deloitte LLP, the Board may appoint an auditor to fill the vacancy.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2025 Annual General Meeting” in this Proxy Statement.

Gates Industrial Corporation	56	2025 Proxy Statement

PROPOSAL 8:
Authorization of the Audit Committee to Determine the Company’s U.K. Statutory Auditor’s Remuneration

The Board unanimously recommends that shareholders vote “FOR” the authorization of the Audit Committee of the Board to determine the Company’s U.K. statutory auditor’s remuneration.
WHAT AM I VOTING ON?
Under the Companies Act, the remuneration of the Company’s U.K. statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting. The Company is asking its shareholders to authorize its Board to determine Deloitte LLP’s remuneration as the Company’s U.K. statutory auditor for Fiscal 2025. It is proposed that the Board would delegate the authority to determine the remuneration of the U.K. statutory auditor to the Audit Committee in accordance with the Board’s procedures and applicable law.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2025 Annual General Meeting” in this Proxy Statement.

Gates Industrial Corporation	57	2025 Proxy Statement

PROPOSAL 9:
Authorization of the Board to Allot Equity Securities in the Company

The Board unanimously recommends that shareholders vote “FOR” the authorization of the Board to allot equity securities in the Company.
WHAT AM I VOTING ON?
Background. The request to authorize our Board to allot equity securities in the Company is required as a matter of English law and is customary for public limited companies incorporated under the laws of England and Wales, but is not otherwise required for companies listed on the NYSE or organized within the U.S. Accordingly, this proposal may be unfamiliar to shareholders accustomed to proxy statements for companies organized in the U.S. or other jurisdictions.
Unlike most companies listed on the NYSE with perpetual authority to issue shares under their charter or articles of association, our authority to issue shares is limited by the Companies Act. Under the Companies Act, directors are, with certain exceptions, unable to allot or issue shares without being authorized by either the shareholders in a general meeting or by a company’s articles of association. If this proposal is not approved by shareholders, our directors’ existing authority to issue shares will expire immediately, and the Company will not be able to issue shares after the 2025 AGM.
Approval of this proposal does not affect any shareholder approval requirements of the NYSE for share issuances, such as in connection with certain acquisitions or in connection with raising additional capital. The Company will continue to be subject to NYSE shareholder approval requirements.
Description of Proposal 9. This Proposal 9 authorizes our Board to issue a maximum number of equity securities (within the meaning of section 560 of the Companies Act), having an aggregate nominal value equal to the allotment amount, without further shareholder approval. In the absence of such approval, the issuance of any additional shares would require shareholder approval. Our Board would be authorized to issue shares with an aggregate nominal value of up to $515,415 of our existing issued share capital, which represents an amount that is approximately 20% of the Company’s existing issued share capital as of April 8, 2025 (being the latest practicable date prior to the printing of this Proxy Statement).
The following Proposal 10 authorizes our Board to issue shares for cash pursuant to Proposal 9, up to a limit, without first offering them to existing shareholders pro rata to their existing holdings (i.e., “pre-emptive rights”).
Unless previously renewed, revoked, or varied, the authority conferred by this Proposal 9 shall apply in substitution for all existing powers under section 551 of the Companies Act and apply until the earlier of the end of the 2026 AGM or close of business on September 5, 2026; provided however, that prior to such expiration, the Company may make offers or enter into agreements that would or might require shares to be issued or rights to be granted after such expiration, and the Board may issue shares or grant rights to, subscribe for, or convert, any security into shares, in pursuance of any such offer or agreement as if the authorities conferred hereby had not expired.

Gates Industrial Corporation	58	2025 Proxy Statement

Proposal 9	Table of Contents
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2025 Annual General Meeting” in this Proxy Statement.
WHEN DOES THIS AUTHORIZATION EXPIRE?
The authorizations in Proposals 9 and 10, if approved, will expire at the earlier of (a) the conclusion of our 2026 AGM or (b) the close of business on September 5, 2026, which is 15 months after this year’s AGM.
As is the case with many U.K. companies, Proposals 9 and 10 will be proposed each year as our Board believes occasions may arise from time to time when it would be beneficial for shares to be issued without additional shareholder approval and for shares to be issued for cash without making a pre-emptive offer.

Gates Industrial Corporation	59	2025 Proxy Statement

PROPOSAL 10:
Subject to the Passing of Proposal 9, Authorization of the Board to Allot Equity Securities Without Pre-emptive Rights

The Board unanimously recommends that, subject to the passing of Proposal 9, shareholders vote “FOR” the authorization of the Board to allot equity securities without pre-emptive rights.
WHAT AM I VOTING ON?
Background. The request to authorize our Board to allot equity securities in the Company without pre-emptive rights is required as a matter of English law and is customary for public limited companies incorporated under the laws of England and Wales, but is not otherwise required for companies listed on the NYSE or organized within the U.S. Accordingly, this proposal may be unfamiliar to shareholders accustomed to proxy statements for companies organized in the U.S. or other jurisdictions.
Unlike most companies listed on the NYSE with authority to issue equity securities without first offering such securities to existing shareholders in proportion to their existing shareholdings (i.e., “pre-emption rights”) under their charter or articles of association, our authority is limited by the Companies Act. Under the Companies Act, if and when we raise capital through the issuance of equity securities for cash, we are required to first offer such equity securities to existing shareholders in proportion to their existing shareholdings pursuant to section 561 of the Companies Act. The Companies Act permits shareholders to waive, or “disapply,” these pre-emption rights, which is the purpose of this Proposal 10. Absent the approval of this Proposal 10, our flexibility to issue shares, such as for satisfying equity awards under our 2018 Omnibus Incentive Plan, would be severely limited. Proposal 10 is proposed as a special resolution, requiring at least 75% of votes cast in favor to pass.
Approval of this proposal does not affect any shareholder approval requirements of the NYSE for share issuances, such as in connection with certain acquisitions or in connection with raising additional capital. The Company will continue to be subject to NYSE shareholder approval requirements.
Description of Proposal 10. Subject to the passing of the resolution included in Proposal 9, this Proposal 10 generally empowers our Board to issue equity securities for cash, without the application of pre-emption rights, up to an aggregate nominal amount of $515,415, which represents an amount that is approximately 20% of the Company’s existing issued share capital as of April 8, 2025 (being the latest practicable date prior to the printing of this Proxy Statement).
Unless previously renewed, revoked or varied, the authority conferred by this Proposal 10 shall apply in substitution for all existing powers under section 570 of the Companies Act and apply until the earlier of the end of the 2026 AGM or close of business on September 5, 2026; provided however, that prior to such expiration, the Company may make offers or enter into agreements that would or might require equity securities to be issued (and/or treasury shares to be sold) after such expiration, and the Board may issue equity securities (and/or sell treasury shares) in pursuance of any such offer or agreement as if the authorities conferred hereby had not expired.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2025 Annual General Meeting” in this Proxy Statement.

Gates Industrial Corporation	60	2025 Proxy Statement

Proposal 10	Table of Contents
WHEN DOES THIS AUTHORIZATION EXPIRE?
The authorizations in Proposals 9 and 10, if approved, will expire at the earlier of (a) the conclusion of our 2026 AGM or (b) the close of business on September 5, 2026, which is 15 months after this year’s AGM.
As is the case with many U.K. companies, Proposals 9 and 10 will be proposed each year as our Board believes occasions may arise from time to time when it would be beneficial for shares to be issued without additional shareholder approval and for shares to be issued for cash without making a pre-emptive offer.

Gates Industrial Corporation	61	2025 Proxy Statement

Related-Person Transactions Policy and Procedures

The Company’s Board has adopted a written Related-Person Transactions Policy. This policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the Company’s Chief Legal Officer any “related person transaction” (defined as any transaction that it is anticipated would be reportable by the Company under Item 404(a) of Regulation S-K, in which the Company was, is or will be a participant, the amount of which exceeds $120,000, and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The Company’s Chief Legal Officer will then promptly communicate that information to the Company’s Board. No related-person transaction will be executed without the approval or ratification of the Company’s Board or a duly authorized committee of the Board. It is the Company’s policy that any director interested in a related-person transaction will recuse himself or herself from any vote on a related person transaction in which he or she has an interest. Other than agreements entered into in connection with the IPO, each of the transactions and relationships set forth below were approved or ratified in the manner and to the extent required under our Related-Person Transactions Policy.
SHAREHOLDERS AGREEMENT
In connection with the IPO, the Company entered into a shareholders agreement with its Former Sponsor. This agreement expired by its terms in 2024 after the Former Sponsor owned less than 5% of the Company’s ordinary shares. The shareholders agreement required the Company to, among other things, nominate a number of individuals designated by its Former Sponsor for election as directors at any meeting of shareholders, subject to the maintenance of certain ownership requirements in the Company.
The shareholders agreement also provided that, to the fullest extent permitted by law, the Company renounce any interest or expectancy that it has in, or right to be offered an opportunity to participate in, specified business opportunities that may be presented from time to time to the Former Sponsor or to members of the Board who are not employees.
REGISTRATION RIGHTS AGREEMENT
In connection with the IPO, the Company entered into a registration rights agreement to provide to its Former Sponsor an unlimited number of  “demand” registration rights. This agreement expired by its terms in December 2024 after the Former Sponsor no longer owned any of the Company’s ordinary shares. The registration rights agreement also provided the Former Sponsor customary “piggyback” registration rights and provided that the Company would pay certain expenses relating to such registrations and indemnify its Former Sponsor against certain liabilities which may arise under the Securities Act.
SUPPORT AND SERVICES AGREEMENT
In connection with the IPO, the Company entered into a Support and Services Agreement with Blackstone Management Partners L.L.C. (“BMP”), under which the Company and certain of its direct and indirect subsidiaries agreed to reimburse BMP for customary support services provided by Blackstone’s portfolio operations group to the Company at BMP’s direction. This agreement expired by its terms in in 2024 after Blackstone owned less than 5% of the Company’s ordinary shares and such shares had a fair market value of less than $25.0 million. Under the agreement, BMP would invoice the Company for such services based on the time spent by the relevant personnel providing such services during the applicable period and Blackstone’s allocated costs of such personnel. During Fiscal 2024, no amounts were paid or outstanding under this agreement.

Gates Industrial Corporation	62	2025 Proxy Statement

Related-Person Transactions Policy and Procedures	Table of Contents
OTHER RELATIONSHIPS
In February 2024, certain shareholders affiliated with our Former Sponsor completed a secondary offering of the Company’s ordinary shares. As part of that offering, the Company repurchased 4,151,100 ordinary shares through Citigroup Global Markets Inc. from such shareholders for an aggregate consideration of approximately $50 million, plus costs directly related to the transaction of $0.3 million.
In August 2024, certain shareholders affiliated with our Former Sponsor completed a secondary offering of the Company’s ordinary shares. As part of that offering, the Company repurchased 7,539,203 ordinary shares through Citigroup Global Markets Inc. from such shareholders for an aggregate consideration of approximately $125 million, plus costs directly related to the transaction of $0.8 million.
COMMERCIAL TRANSACTIONS WITH FORMER SPONSOR PORTFOLIO COMPANIES
The Company’s Former Sponsor and its affiliates have ownership interests in a broad range of companies. The Company has entered into commercial transactions in the ordinary course of its business with some of these companies, including the sale of goods and services and the purchase of goods and services. None of these transactions or arrangements was material to the Company in Fiscal 2024.
DEEDS OF INDEMNITY
The Company is party to deeds of indemnity with its directors and executive officers to indemnify them to the maximum extent allowed under applicable law. These agreements indemnify these individuals against certain costs, charges, losses, liabilities, damages and expenses incurred by such director or officer in the execution or discharge of his or her duties or the exercise of his or her powers or otherwise in relation to or in connection with his or her duties, powers or office. These agreements do not indemnify the directors against any liability attaching to such individuals in connection with any fraud, willful default or gross negligence, or in breach of his or her fiduciary duties, which would be rendered void under the Companies Act.
There is currently no pending material litigation or proceeding involving any of the Company’s directors, officers or employees for which indemnification is sought.

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Audit Committee Report

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of the Board of the Company submits the following report:
Audit Committee Report to Shareholders
The Audit Committee of the Board is comprised of four non-employee directors: Mr. Eliasson, Mr. Ireland, Ms. Mains, and Dr. Zhang, with Mr. Eliasson serving as chair. The Board has determined that all of the members of the Audit Committee are independent within the meaning of the listing standards of the NYSE, the rules of the SEC and the Company’s Corporate Governance Guidelines, are financially literate as defined by the NYSE, and are audit committee financial experts as defined by the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors. Consistent with this charter, the Audit Committee assists the Board with its oversight responsibilities as they relate to:
•the quality and integrity of the Company’s financial statements;
•the effectiveness of the Company’s internal controls over financial reporting;
•the Company’s compliance with legal and regulatory requirements;
•the independent auditor’s qualifications, performance and independence; and
•the performance of the Company’s internal audit function.
The Audit Committee also has responsibility for preparing this report, which must be included in the Company’s Proxy Statement, and appointing and retaining the Company’s independent registered public accounting firm. In order to meet the responsibilities assigned to it under its charter, the Audit Committee performs a number of tasks, including the following:
•Advance review of all audit and legally permitted non-audit services to be provided by the Company’s independent auditor. This task includes sole approval authority for the fees and terms of the auditor’s engagement.
•Review of the Company’s audited financial statements and quarterly financial statements. In connection with this task, the Audit Committee focuses on several factors, including the independent auditor’s judgment of the quality of the Company’s accounting principles, the results of management’s and the independent auditor’s procedures related to potential fraud, and major issues regarding judgments made in connection with the preparation of financial statements.
•At least an annual evaluation of the independent auditor’s qualifications, performance and independence. The Audit Committee established a process for evaluating the Company’s independent auditor that includes obtaining an annual assessment from the Company’s management. That assessment includes several factors related to the independent auditor, including qualifications and expertise, past performance and appropriateness of fees. The Audit Committee also considers the communications and interactions with the independent auditor over the course of the year and the results of any Public Company Accounting Oversight Board (United States) (“PCAOB”) inspections, and conducts a review of the independent auditor’s internal quality control procedures.
•Periodic reviews of the Company’s earnings press releases and guidance provided to investors and rating agencies.
•Periodic reviews of the adequacy and effectiveness of the Company’s accounting and internal control policies, procedures and disclosures.
•Periodic reviews of the Company’s guidelines and policies for assessing and managing risks, including steps management has taken to monitor and control exposures to such risks.

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Audit Committee Report	Table of Contents
Management is responsible for the Company’s internal controls and its financial reporting process. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s consolidated financial statement and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the PCAOB, and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
In the performance of its oversight function, the Audit Committee has reviewed and discussed, with both management and Deloitte & Touche LLP, the audited financial statements of the Company. The Audit Committee also discussed with Deloitte & Touche LLP all matters required to be discussed under applicable standards of the PCAOB and the SEC. In addition, the Audit Committee received the written disclosures and the letter required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte & Touche LLP the independent registered public accounting firm’s independence. In considering the independence of the independent registered public accounting firm, the Audit Committee took into consideration whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.
Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024 filed with the SEC.
Submitted by the Audit Committee of the Board:
Fredrik Eliasson, Chair
James W. Ireland, III
Stephanie K. Mains
Molly P. Zhang

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 8, 2025, with respect to the number of ordinary shares owned by (a) each director and nominee for director of the Company, (b) each NEO of the Company, (c) all directors and executive officers and nominees as a group and (d) each shareholder known by the Company to own beneficially more than five percent of a class of the outstanding common stock. As of April 8, 2025, there were 257,707,674 ordinary shares outstanding. Unless otherwise noted, each person and group identified possesses sole voting and investment power with respect to the shares shown opposite such person’s or group’s name, and the address of each beneficial owner is 1144 Fifteenth Street, Suite 1400, Denver, Colorado 80202.

		Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Address	(#)	(%)

5% or greater shareholders:
Blackrock, Inc.(1)	50 Hudson Yards New York, NY 10001	25,838,311	10.1%
The Vanguard Group(2)	100 Vanguard Blvd. Malvern, PA 19355	25,517,719	9.8%
FMR LLC(3)	245 Summer Street Boston, Massachusetts 02210	19,442,436	7.6%
Allspring Global Investments Holdings, LLC(4)	1415 Vantage Park Drive, 3rd Floor Charlotte, NC 28203	14,929,377	5.7%
Directors and Named Executive Officers:
Joseph S. Cantie(5)		—	*
Fredrik Eliasson(5)		181,751	*
James W. Ireland, III(5)		57,993	*
Ivo Jurek(6)		4,435,638	1.7%
Stephanie K. Mains(5)(7)		16,119	*
Wilson S. Neely(5)(8)		128,355	*
Neil P. Simpkins(5)(9)		1,018,483	*
Alicia L. Tillman(5)		34,367	*
Molly P. Zhang(5)(10)		—	*
Cristin C. Bracken(11)		167,007	*
L. Brooks Mallard(12)		306,973	*
Gwen Montgomery(13)		168,645	*
Thomas G. Pitstick(14)		504,669	*
Directors and executive officers as a group (13 persons)(15)		7,020,000	2.7%
*Represents less than 1%.
1.The number of shares held and percentage of outstanding shares were obtained from the holder’s Schedule 13G filing with the SEC filed November 7, 2024, which reports ownership as of October 31, 2024. The Schedule 13G filing indicates that the holder had sole voting power

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Security Ownership of Certain Beneficial Owners and Management	Table of Contents
over 25,420,346 shares, sole dispositive power over 25,838,311 shares, shared voting power over 0 shares, and shared dispositive power over 0 shares.
2.The number of shares held and percentage of outstanding shares were obtained from the holder’s Schedule 13G/A filing with the SEC filed November 12, 2024, which reports ownership as of September 30, 2024. The Schedule 13G/A filing indicates that the holder had sole voting power over 0 shares, sole dispositive power over 25,174,244 shares, shared voting power over 97,354 shares, and shared dispositive power over 343,475 shares.
3.The number of shares held and percentage of outstanding shares were obtained from the holder’s Schedule 13G filing with the SEC filed February 11, 2025, which reports ownership as of December 31, 2024. The Schedule 13G/A filing indicates that the holder had sole voting power over 19,429,191 shares, sole dispositive power over 19,442,435.62 shares, shared voting power over 0 shares, and shared dispositive power over 0 shares.
4.The number of shares held and percentage of outstanding shares were obtained from the holder’s Schedule 13G filing with the SEC filed October 7, 2024, which reports ownership as of September 30, 2024. The Schedule 13G filing indicates that the holder had sole voting power over 14,545,243 shares, sole dispositive power over 14,929,377 shares, shared voting power over 0 shares, and shared dispositive power over 0 shares.
5.Does not include unvested time-based RSUs held by non-employee directors in connection with their service as directors.
6.Includes (i) 2,134,435 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days, and (ii) 2,301,203 ordinary shares owned by Mr. Jurek, 680,894 of which are owned indirectly through a trust of which Mr. Jurek’s spouse is the trustee.
7.Does not include 35,582 restricted stock units that are vested but deferred pursuant to the Supplemental Retirement Plan.
8.Mr. Neely shares with his spouse through a family trust the power to vote or direct the vote of, and the power to dispose or direct the disposition of, 11,952 ordinary shares.
9.Mr. Simpkins shares with his spouse through a family limited liability company the power to vote or direct the vote of, and the power to dispose or direct the disposition of, 1,000,000 ordinary shares.
10.Does not include 48,246 restricted stock units that are vested but deferred pursuant to the Supplemental Retirement Plan.
11.Includes (i) 70,362 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days, and (ii) 96,645 ordinary shares owned by Ms. Bracken.
12.Includes (i) 129,346 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days, and (ii) 177,627 ordinary shares owned by Mr. Mallard.
13.Includes (i) 91,078 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days, and (ii) 77,567 ordinary shares owned by Ms. Montgomery.
14.Includes (i) 333,874 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days, and (ii) 170,795 ordinary shares owned by Mr. Pitstick.
15.Shares shown as beneficially owned by directors and executive officers as a group reflect: (i) 2,759,095 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days, and (ii) and 4,260,905 ordinary shares owned. Does not include 83,828 restricted stock units that are vested but deferred pursuant to the Supplemental Retirement Plan.

Gates Industrial Corporation	67	2025 Proxy Statement

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and certain persons who own more than ten percent of our ordinary shares, to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. Directors, executive officers and these greater-than-ten-percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations that no other reports were required, we believe all reports required by Section 16(a) of the Exchange Act applicable to our directors, executive officers and greater-than-ten-percent beneficial owners were complied with on a timely basis during and for the year ended December 28, 2024, except that one Form 4 for each of Mr. Jurek, Mr. Mallard, Ms. Montgomery, Ms. Bracken and Mr. Pitstick to report the vesting of previously reported RSUs and an associated disposition for tax withholding (for a total of three transactions per Form 4) on July 27, 2024 were filed untimely in October 2024 due to an administrative oversight.

Gates Industrial Corporation	68	2025 Proxy Statement

Shareholder Proposals

Shareholders wishing to include proposals in the proxy materials in relation to the Company’s AGM to be held in 2026 must submit the same in writing, by mail, first-class postage pre-paid, to Gates Industrial Corporation plc, 1144 Fifteenth Street, Suite 1400, Denver, Colorado 80202, Attention: Chief Legal Officer, which must be received at the Company’s executive office on or before December 18, 2025. Such proposals must also meet the other requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to shareholders’ proposals. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
Shareholders who intend to present a proposal at the AGM to be held in 2026, without including such proposal in our proxy statement, must provide our Chief Legal Officer with written notice of such proposal on or before March 3, 2026, in accordance with Rule 14a-4(c). If the requirements of such rule are not followed, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such shareholders proposal or nomination. To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 6, 2026.

Gates Industrial Corporation	69	2025 Proxy Statement

Annual Report and Other Matters

Upon written request addressed to the Company’s Corporate Secretary at 1144 Fifteenth Street, Suite 1400, Denver, Colorado 80202 from any person solicited herein, the Company will provide, at no cost, a copy of its 2024 Annual Report filed with the SEC.
The Company’s Board of Directors does not know of any matter to be brought before the 2025 AGM other than the matters set forth in the Notice of Annual General Meeting of Shareholders and matters incident to the conduct of the 2025 AGM. If any other matter should properly come before the 2025 AGM, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.
By Order of the Board of Directors,
Ivo Jurek Chief Executive Officer
April 17, 2025

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Shareholder Resolutions for the 2025 Annual General Meeting

Proposal 1 —  Election of Directors
RESOLVED THAT, the following individuals be and hereby are elected or re-elected, as applicable, each by way of separate ordinary resolution, to serve as directors until the election and qualification of his or her respective successor or until his or her earlier removal or resignation pursuant to the Articles of Association:
1.Joseph S. Cantie
2.Fredrik Eliasson
3.James W. Ireland, III
4.Ivo Jurek
5.Stephanie K. Mains
6.Wilson S. Neely
7.Neil P. Simpkins
8.Alicia L. Tillman
9.Molly P. Zhang
Proposal 2 —  Advisory Vote to Approve NEO Compensation
RESOLVED THAT, the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation,” as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative disclosure.
Proposal 3 —  Advisory Vote on the Frequency of Future Advisory Votes to Approve NEO Compensation
RESOLVED THAT, the shareholders approve, on an advisory basis, the alternative of every one year, two years, or three years as the preferred frequency with which the Company is to hold an advisory shareholder vote on the compensation of the Company’s named executive officers. Shareholders shall only vote on one of the three frequency options (or abstain) and if a shareholder votes on more than one of these options, then their vote will be deemed invalid and will not be counted on this matter.
Proposal 4 —  Advisory Vote on Directors’ Remuneration Report
RESOLVED THAT, the shareholders approve, on an advisory basis, the Directors’ Remuneration Report, which is included in the Company’s annual report and accounts, in accordance with the requirements of the Companies Act.
Proposal 5 —  Ordinary Resolution to Approve the Directors’ Remuneration Policy
RESOLVED THAT, the the Directors’ Remuneration Policy included in the Company’s Directors’ Remuneration Report, which is included in the Company’s annual report and accounts, be and is hereby approved in accordance with the requirements of the Companies Act.

Gates Industrial Corporation	71	2025 Proxy Statement

Shareholder Resolutions for the 2025 Annual General Meeting	Table of Contents
Proposal 6 —  Ordinary Resolution to Ratify the Appointment of Independent Registered Public Accounting Firm
RESOLVED THAT, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2026 is ratified and approved.
Proposal 7 —  Ordinary Resolution to Re-Appoint Deloitte LLP as the Company’s U.K. Statutory Auditor
RESOLVED THAT, the re-appointment of Deloitte LLP as the Company’s U.K. statutory auditor under the Companies Act, to hold office from the conclusion of the 2025 AGM until the next AGM at which accounts are laid, be and is hereby approved.
Proposal 8 —  Ordinary Resolution to Authorize the Audit Committee of the Board to Determine the Company’s U.K. Statutory Auditor’s Remuneration
RESOLVED THAT, the Audit Committee of the Board of Directors be and is hereby authorized to set Deloitte LLP’s remuneration as the Company’s U.K. statutory auditor.
Proposal 9 —  Ordinary Resolution to Authorize the Board to allot equity securities in the Company.
RESOLVED THAT, in substitution for all existing authorities, the Board be generally and unconditionally authorized (in accordance with section 551 of the Companies Act) to exercise all the powers in the Company to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company (“Rights”) up to an aggregate nominal amount of $515,415; and so that the Board may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter, such authorities to apply until the end of next year’s AGM (or, if earlier, until the close of business on September 5, 2026), save that the Company may, before such expiry, make an offer or enter into an agreement which would or might require shares to be allotted or Rights to be granted and the Board may allot shares or grant Rights in pursuance of such offer or agreement notwithstanding that the authority conferred by this resolution has expired.
Proposal 10 —  Special Resolution, subject to the passing of Proposal 9, Authorizing the Board to allot equity securities without pre-emptive rights.
RESOLVED THAT, in substitution for all existing authorities, subject to the passing of Proposal 9, the Board be generally empowered (in accordance with section 570 of the Companies Act) to allot equity securities (as defined in section 560 of the Companies Act) under the authority given by that resolution and/or to sell equity securities held by the Company as treasury shares for cash as if section 561 of the Companies Act did not apply to any such allotment or sale, such power to be limited to the allotment or sale up to an aggregate nominal amount of $515,415; such power to apply until the end of next year’s AGM (or, if earlier, until the close of business on September 5, 2026) but, in each case, during this period the Company may make offers, and enter into agreements, which would, or might, require equity securities to be allotted (and treasury shares to be sold) after the power ends and the Board may allot equity securities (and sell treasury shares) under any such offer or agreement as if the power had not ended.

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APPENDIX A:
Directors’ Remuneration Report and Policy

Gates Industrial Corporation plc
(the “Company” or “Gates” or “us”)

Gates Industrial Corporation	A-1	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents

Annual Statement of the Chair of the Compensation Committee

Dear Shareholders:
I am pleased to present the Company’s remuneration report for the financial year ended December 28, 2024 (“Fiscal 2024”). This remuneration report is divided into three sections:
A.this annual statement (the “Annual Statement”) from the chair of the Compensation Committee;
B.the proposed Directors’ remuneration policy setting out the Company’s policy on Directors’ compensation (the “Directors’ Remuneration Policy”), to be approved by a binding voting of the shareholders at the annual general meeting (the “AGM”) to be held on Thursday, June 5, 2025; and
C.the annual report on remuneration for Fiscal 2024 setting out Director compensation and detailing the link between Company performance and compensation for the period specified therein. The annual report on remuneration, together with the Annual Statement (the “Annual Report on Remuneration”), is subject to a non-binding advisory vote of the shareholders at the 2025 AGM.
The Company completed its initial public offering (the “IPO”) on the New York Stock Exchange (“NYSE”) in January 2018. As a NYSE listed company, the Company prepared its proxy statement for the 2025 AGM in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). In this proxy statement on Schedule 14A, which was filed with the SEC on or about April 17, 2025, and can be found on the Company’s investor website at investors.gates.com, you will find the Company’s compensation discussion and analysis (“CD&A”) setting forth its overall philosophy regarding compensation of its executive officers, which should be read in conjunction with this Directors’ Remuneration Report. In addition to the rules and regulations of the SEC, as a U.K. public limited company, the Company is also subject to the Companies Act and the regulations promulgated thereunder. Accordingly, the Company has produced this Directors’ Remuneration Report.
The Company’s business and affairs are managed under the direction of its Board of Directors (the “Board”), which currently consists of nine directors, including Mr. Jurek (its Chief Executive Officer and sole “Executive Director”). The Company’s non-employee directors, including its chair, are referred to as “Non-Executive Directors.” The Company was previously party to a shareholders’ agreement with certain affiliates of Blackstone Inc. (“Blackstone” or “Former Sponsor”). This agreement granted the Former Sponsor the right to designate nominees to the Company’s Board (referred to herein as “Former Sponsor-affiliated Directors”) subject to the maintenance of certain ownership requirements in the Company. During Fiscal 2024, the Former Sponsor ceased to meet the required ownership requirements and, as of December 31, 2024, the Company no longer has any Former Sponsor-affiliated Directors on its Board. During Fiscal 2024, the Company had two Former Sponsor-affiliated Directors (Mr. Simpkins and Mr. Meisel). Mr. Simpkins ceased to be a Former Sponsor-affiliated Director as of January 30, 2024 but remained on our Board, and Mr. Meisel resigned as a director of the Company as of December 31, 2024.
At the Company’s AGM held on June 9, 2022, its shareholders approved the current directors’ remuneration policy, which applies to the material elements of the compensation package for its executive officers, including its Executive Director, and its Non-Executive Directors. Under this policy, the Former Sponsor-affiliated Directors received no compensation for serving on the Board. In accordance with relevant laws, the Company is submitting the proposed Directors’ Remuneration Policy for approval again at the 2025 AGM. If approved, the Directors’ Remuneration Policy will be in effect until a new policy is submitted for approval at the AGM to be held in 2028, unless an earlier amendment by shareholders is required.
Under the previously approved directors’ remuneration policy, and in the proposed Directors’ Remuneration Policy, the material elements of compensation for the Company’s Non-Executive directors are an annual cash retainer and an annual grant of time-based vesting restricted stock units as well as additional chair fees. The material elements of compensation for the Company’s Executive Director are base salary, an annual bonus opportunity and a long-term incentive opportunity, skewed towards variable “at

Gates Industrial Corporation	A-2	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
risk” compensation. The Company’s Executive Director does not participate in deliberations regarding his own compensation. This compensation program is designed to recognize the Executive Director’s scope of responsibilities, leadership ability and effectiveness in achieving key performance goals and objectives. The Company also provides its Executive Director with various retirement and benefit programs.
The Board has a compensation committee (the “Compensation Committee”) that oversees risks relating to the Company’s compensation policies and practices. The Compensation Committee provides assistance to the Board for oversight of the compensation packages of directors and executive officers, including the Company’s Executive Director. The Compensation Committee is currently comprised of Mr. Neil P. Simpkins (chair), Mr. Fredrik Eliasson, Mr. James W. Ireland III, and Mr. Wilson S. Neely. The Compensation Committee annually reviews the performance of the executive officers and the compensation for the directors and executive officers and, with input and guidance from an independent compensation consultant, approves or recommends to the full Board any changes to their compensation packages in light of such review.
The Company is a leading global manufacturer of application-specific fluid power and power transmission solutions. The Company is driven to push the boundaries of materials science to engineer products that continually exceed expectations. To achieve its objectives, the Company aims to be the destination of choice for the best talent. The Company’s philosophy is to offer a remuneration program that will enable it to attract, motivate, reward and retain high-caliber executives who are capable of creating and sustaining value for its customers and shareholders and achieving the Company’s business goals over the long term. In addition, the Company’s remuneration program is designed to provide a fair and competitive compensation opportunity that appropriately rewards executives for their contributions to its success. The Company also believes that a significant portion of each executive’s compensation should be “at risk” and tied to overall Company and individual performance.
The Company realized a modest decline in revenues in Fiscal 2024 impacted by softer demand trends in the agriculture, construction and automotive OEM markets. Growth in the automotive replacement markets was a partial offset. Profit margin expanded year-over-year fueled by benefits from our enterprise initiatives, which benefited manufacturing performance and pricing as well as favorable mix, partially mitigated by lower volume.
Included below is the Company’s Annual Report on Remuneration for Fiscal 2024, which sets out the compensation for its directors, including its Executive Director, aligns with the Company’s previously approved directors’ remuneration policy, and supports its pay-for-performance philosophy. For Fiscal 2024, the Board made the following noteworthy compensation award decisions.
First, in February 2024, the Compensation Committee approved a modest increase to the Executive Director’s base salary based on market pay levels and individual performance. For 2024, the Executive Director’s base salary increased 4%.
Second, in March 2024, upon the recommendation of its Compensation Committee and based on market data provided by such committee’s compensation consultant, the Board approved compensation for the chair of the Board. Prior to January 2024, the Company’s chair of the Board (Mr. Simpkins) was a Former Sponsor-affiliated Director and did not qualify for director compensation. For 2024, in addition to the previously approved annual cash retainer of $25,000 for the chair of the Company’s audit committee and $15,000 for each of the chairs of the Compensation Committee and the Company’s nominating and governance committee (“Nominating and Governance Committee”), the Board approved an annual equity grant consisting of $130,000 in value of restricted stock or restricted stock units for the chair of the Company’s Board.
Lastly, in January 2025, the Compensation Committee approved an aggregate funding of 134% of the short-term incentive opportunity for eligible employees under the Company’s Global Bonus Policy (“Annual Plan“) for Fiscal 2024. Accordingly, the Compensation Committee awarded the Executive Director 141% of his annual short term incentive opportunity for Fiscal 2024.
Thank you for your continued interest in Gates.
Neil P. Simpkins
Chair of the Compensation Committee
April 17, 2025

Gates Industrial Corporation	A-3	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents

Proposed Directors’ Remuneration Policy

Objectives of the Company’s remuneration programs
It is intended that the Directors’ Remuneration Policy set out in this report, if approved, will, for the purposes of section 226D(6)(b) of the Companies Act 2006, take effect immediately upon shareholder approval and will remain in effect until the AGM to be held in 2028, unless earlier revised by a vote of the shareholders.
Explanation of determination of Directors’ Remuneration Policy
The key aim of the Directors’ Remuneration Policy is to align the interests of the Executive Director and the Non-Executive Directors with those of the shareholders by emphasizing a pay-for-performance compensation philosophy. The Company believes that a significant portion of the Executive Director’s compensation should be “at risk” and tied to overall Company and individual performance. Similarly, the Company believes that a significant portion of the Non-Executive Directors’ compensation should be tied to the long-term interests of our shareholders. The Company’s compensation program is designed to enable the Company to attract, motivate, reward and retain high-caliber individuals who are capable of creating and sustaining value for customers and shareholders and achieving the Company’s business goals over the long term. In addition, the compensation program for the Executive Director is designed to provide a fair and competitive compensation opportunity that appropriately rewards them for their contributions to the Company’s success. The material elements of compensation for the Executive Director include the following, each designed to align with the Company’s compensation philosophy, and each as described in detail in the Future Policy Table.
•Base Salary
•Annual Cash Bonus (a short-term incentive tied to the Company’s annual financial performance)
•Long-Term Equity Incentives (a long-term incentive opportunity consisting of performance-based restricted stock units, time-based vesting restricted stock units and stock options)
The material elements of compensation for the Non-Executive Directors are an annual cash retainer (payable in quarterly installments in arrears) and an annual equity grant of restricted stock units as well as additional chair fees, as described in detail in the Future Policy Table.
In order to avoid any conflict of interest, remuneration is managed through well-defined processes. The Compensation Committee provides assistance to the Board to oversee the Company’s Executive Director compensation program. It retains an independent compensation consultant to support the oversight and management of the Company’s compensation program.
As part of the Compensation Committee’s responsibilities under its charter, it oversees the annual compensation decision process for our Executive Director. The Compensation Committee has historically taken into account multiple factors, such as considering the responsibilities, performance, contributions and experience of the Executive Director and their compensation in relation to other employees and other equivalent roles at peer companies. The Compensation Committee annually reviews the Executive Director’s performance, base salary, annual incentive target opportunity and outstanding long-term incentive awards and approves any changes to the Executive Director’s overall compensation package in light of such review. The Executive Director does not participate in deliberations regarding their own compensation.
The Board annually reviews and approves Non-Executive Director compensation based on the recommendation of the Compensation Committee. In making a recommendation, the Compensation Committee, with the assistance of the independent compensation consultant, reviews and considers market data for the Company’s peer group, which is the same peer group used for the Company’s executive compensation peer group, as well as a general industry group consisting of comparably sized general industry companies (excluding financial services) with median revenues of approximately the Company’s size.

Gates Industrial Corporation	A-4	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
The Compensation Committee has the discretion to amend the Directors’ Remuneration Policy with regard to immaterial or administrative matters where it would be, in the opinion of the Committee, in the best interests of the Company, and disproportionate to seek or await shareholder approval.
Summary of key changes to the Directors’ Remuneration Policy
The proposed Directors’ Remuneration Policy is substantially similar to the current Directors’ Remuneration Policy and will be applied in the same manner as the current policy. The material elements of compensation remain the same with minor adjustments to further align with market trends and to address feedback from shareholders and proxy advisory firms, as described in detail in the Future Policy Table.
Future Policy Table
Executive Director Compensation Table
The below table sets out the compensation package for Mr. Ivo Jurek, the Company’s Chief Executive Officer and its sole Executive Director. In the event that additional Executive Directors are appointed during the period for which the proposed policy is in force, the Compensation Committee shall have discretion to determine the compensation package for such appointments in accordance with the policy.

Compensation Component	Purpose / Link to Gates’s Business Strategy	How Component Operates	Maximum Opportunity	Recovery or withholding

Base Salary	•Attract and retain high-performing individuals. •Reflect an individual’s skills, experience and performance. •Align with market value of role.
The base salary for the Executive Director is determined by the Compensation Committee after consideration of a number of factors, including: the breadth, scope and complexity of the executive’s role; internal equity; current compensation; tenure in position and prior tenure in related roles; skill set; market pay levels; and individual performance.
			There is no prescribed maximum to base salary. Increases may be made when the Compensation Committee considers it appropriate, including when there is a significant increase in the scale, scope, responsibilities or market comparability of the role.	None.

The Compensation Committee annually reviews the Executive Director’s base salary and approves any changes to the Executive Director’s compensation package in light of such review. The Executive Director does not participate in deliberations regarding their own compensation.

Annual Cash Bonus (a short-term incentive tied to the Company’s annual financial performance)	•Attract and retain high-performing individuals. •Drive key business results. •Advance profitability.
The Executive Director participates in the Annual Plan, which is designed to reward employees: for achieving specific financial performance goals that would advance the Company’s profitability, revenue growth, and drive key business results, and to recognize individuals based on their contributions to those results.
The Executive Director’s payout under the Annual Plan is based on a combination of the achievement of the Company’s financial performance goals for the fiscal year (the “Gates Financial Performance Factor”), which funds the Annual Plan, and the Executive Director’s performance against their individual performance goals (the “Individual Performance Factor”).
			The maximum total bonus opportunity for the Executive Director is capped at 200% of his target incentive bonus opportunity.	Subject to clawback in accordance with Gates’ Incentive Clawback Policy (as described in the notes to this Future Policy Table).

Gates Industrial Corporation	A-5	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents

Compensation Component	Purpose / Link to Gates’s Business Strategy	How Component Operates	Maximum Opportunity	Recovery or withholding

The Compensation Committee may further adjust the Executive Director’s payouts under the Annual Plan in the exercise of their business judgment, but not in excess of his maximum opportunity.
Gates Financial Performance Factor. The Gates Financial Performance Factor sets the funding level for the Annual Plan (the “Total Bonus Pool”). The Compensation Committee annually establishes the financial performance measures and their relative contribution weighting, applying measures that are assessed as critical indicators of the Company’s performance and that, when combined, contribute to sustainable growth. Performance against these measures determines the Total Bonus Pool. In addition, the Compensation Committee may exclude from the measures and payout calculations the translation impact of foreign exchange gains and losses if excessive in nature and the impacts of any non-recurring or unusual item. For financial year 2025, the financial performance measures are: Adjusted EBITDA (50%), Free Cash Flow (30%) and Revenue (20%).
Individual Performance Factor. The Executive Director’s Individual Performance Factor is determined based on both financial and non-financial objectives appropriate for their position.

The actual amounts paid to the Executive Director under the Annual Plan are calculated by multiplying for each fiscal year the Executive Director’s base salary at the end of the fiscal year by (i) their Annual Plan target bonus opportunity (which is reflected as a percentage of base salary), (ii) the final Gates Financial Performance Factor and (iii) the Individual Performance Factor.

Gates Industrial Corporation	A-6	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents

Compensation Component	Purpose / Link to Gates’s Business Strategy	How Component Operates	Maximum Opportunity	Recovery or withholding

Long Term Equity Incentive (a long-term incentive opportunity)
•Attract and retain high-performing individuals.
•Incentivize long-term business performance and promote retention.
•Ensure long-term compensation is directly linked to the value that is delivered to the shareholders.

The Executive Director participates in the Company’s 2018 Omnibus Incentive Plan (the “2018 Omnibus Incentive Plan”), a market-based long-term incentive program which allows for awards of a mix of performance shares, share options and restricted shares. For the financial year 2024, the Compensation Committee approved an annual award for the Executive Director under the Incentive Plan consisting 50% time-based vesting restricted stock units (“RSUs”) and 50% performance-based vesting RSUs (“PRSUs”). The RSUs will vest in equal annual installments on the first three anniversaries of the grant date, subject to the Executive Director’s continued employment through the applicable vesting date. The PRSUs will vest upon completion of the three year performance period (2024 - 2026) and will be paid after certification of the performance results by the Compensation Committee.
The Compensation Committee may make future grants, and may revise the equity mix and vesting schedule for future grants as permitted under and in accordance with the 2018 Omnibus Incentive Plan.
PRSUs have a maximum payout opportunity of 200% of the target. PRSUs have a minimum payout (assuming threshold attainment) of 50% of the target. There is no maximum opportunity for the RSUs or options.
Subject to clawback in accordance with Gates’ Incentive Clawback Policy and recovery under the Company’s 2018 Omnibus Incentive Plan (“Incentive Plan”), each as described in the notes to this Future Policy Table.

Retirement Benefits	•Attract and retain high-performing individuals. •Align with market value of role. •Provide mechanism to accumulate retirement benefits.
Gates MatchMaker 401(k) Plan
The Executive Director is eligible to participate in a qualified defined contribution retirement benefit plan that provides him with an individual retirement account funded by (1) an automatic Gates-paid contribution of 3% of employee eligible earnings, and (2) a Gates-paid match on employee contributions dollar-for-dollar on the first 3% of eligible earnings that the employee contributes, which is subject to three-year cliff vesting.

The Internal Revenue Code of 1986, as amended from time to time sets maximum limitations on employee contributions for participants as well as limitations on the earnings upon which employee/employer contributions may be made.
None.

Supplemental Retirement Plan
The Company offers a non-qualified plan that provides the Executive Director with benefits similar to the Gates MatchMaker 401(k) Plan (see above) but without an employer matched contribution, and which is not subject to statutory employer contributions and earnings limitations applicable to a 401(k) plan.
			1. 6% of eligible earnings that exceed certain statutory limits. 2.Deferral of up to 80% of base salary and bonus into the plan.	None.

Gates Industrial Corporation	A-7	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents

Compensation Component	Purpose / Link to Gates’s Business Strategy	How Component Operates	Maximum Opportunity	Recovery or withholding

This plan provides the Executive Director with the following two benefit opportunities:
•Non elective employer contribution. A 6% employer contribution on eligible earnings that exceed Section 401(a)(17) of the Code’s dollar limits.
•Compensation Deferral Opportunity. Employee participants may elect to defer up to 80% of base salary and 80% of bonus compensation. There is no employer paid matching contribution on these elective deferrals. These deferrals are in addition to amounts participants may defer in the Gates MatchMaker 401(k) Plan.

Other Benefits	•Attract and retain high-performing individuals. •Align with market value of role.
The additional benefits for the Executive Director generally consist of a parking subsidy, tax preparation services and an executive annual physical examination. In addition, the Executive Director receives the benefit of limited personal use of an airplane leased by the Company pursuant to a fractional lease program. Tax gross-ups to compensate the Executive Director for certain relocation benefits are also provided in connection with the commencement of employment with the Company.

1.Parking maximum is up to the actual cost of 12 months of parking. The current applicable annual rate for parking is $3,900.
2.Executive physical: no maximum.
3.Tax preparation: no maximum.
4.Preapproval of up to 25 flight hours for personal use.
All “Other Benefits” are subject to periodic review.
None.

Other benefits, such as medical, dental and short-term disability coverage may be provided to the Executive Director, identical to the benefits provided to all other eligible U.S.-based employees. The Executive Director may also receive enhanced benefits that are not available to other employees, such as additional relocation assistance and life, accidental death and dismemberment (“AD&D”) and long-term disability insurance benefits.
			The Executive Director is currently eligible for enhanced life and AD&D insurance benefits of 3x base salary up to $3,000,000.	None.

		An individual disability insurance plan is offered to the Executive Director to cover annual income in excess of $360,000.	This plan provides for a monthly disability payment upon the occurrence of a qualifying event. This benefit is subject to periodic review.	None.

Gates Industrial Corporation	A-8	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents

Compensation Component	Purpose / Link to Gates’s Business Strategy	How Component Operates	Maximum Opportunity	Recovery or withholding

Severance Benefits and Change in Control
•Attract and retain high-performing individuals.
•Allows individuals to perform their duties with respect to any potential proposed corporate transaction without concern for the impact of the transaction on their individual employment.
•The interests of shareholders are better protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions.

Severance Benefits
The Executive Severance Plan provides for severance payments upon certain termination of employment events to the Executive Director.
The Executive Severance Plan also provides for reimbursement for reasonable outplacement as well as health and dental benefit continuation assistance.

Severance Benefits
The Executive Director is provided with (i) salary continuation payments in an amount equal to two times the sum of base salary and target bonus amount, (ii) the annual bonus under the Annual Plan as earned (without the adjustment for the Individual Performance Factor) for the year in which the separation occurs (pro-rated for days of service during the fiscal year), (iii) cash payments in an amount equal to the total amount of Gates’ portion of the monthly insurance premiums for participation in the health and dental programs in which the Executive Director participated in payable for 24 months, and (iv) reimbursement for reasonable outplacement services incurred during a six consecutive month period. This is subject to periodic review.
None.

Change of Control Benefits
The Executive Change in Control Plan provides for payments to the Executive Director in the event of a “change of control” of Gates and a qualifying termination.
The Executive Change in Control Plan provides for reimbursement for reasonable outplacement as well as health and dental benefit continuation assistance.

Change of Control Benefits
In the event of a “change in control” of Gates and a qualifying termination, the Executive Director is provided with (i) payments in the amount of three times the sum of base salary and target bonus amount, (ii) the annual bonus under the Annual Plan as earned (without the adjustment for the Individual Performance Factor) for the year in which the separation occurs (pro-rated for days of service during the fiscal year), (iii) cash payments in an amount equal to the total amount of Gates’ portion of the monthly insurance premiums for participation in the health and dental programs in which the Executive Director participated in payable for 36 months, and (iv) reimbursement for reasonable outplacement services incurred during a six consecutive month period. This is subject to periodic review.
None.

Discretionary Bonuses	•Retain high-performing individuals. •Align with market value of role.	From time to time, the Executive Director may receive a discretionary bonus.
There is no maximum discretionary bonus. A bonus may be awarded where the Compensation Committee considers it appropriate including (but not limited to) a significant improvement in the performance of the Company and its subsidiaries.

Potential for clawback if earned based wholly or in part upon the attainment of a Financial Performance Measure (as defined in Gates’ Incentive Clawback Policy described in the notes to this Future Policy Table.

Gates Industrial Corporation	A-9	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
Non-Executive Director Compensation Table
The below table sets out the compensation package for the Company’s Non-Executive Directors. Currently, all Non-Executive directors receive the same compensation package, generally comprised of 41% as a cash retainer and 59% as an equity grant, with an additional cash or equity retainer for directors serving as the chair of a committee or the Board. In the event that further Non-Executive Directors are appointed during the period for which the proposed policy is in force, the Compensation Committee shall have discretion to determine the compensation package for such appointments in accordance with the policy.

Compensation Component	Purpose / Link to Gates’s Business Strategy	How Component Operates	Maximum Opportunity	Recovery or withholding

Fees Earned or Paid in Cash	•Attract and retain Non-Executive Directors with a diverse set of skills, background and experience. •Align with market value of role.	$100,000 per annum fees (payable in quarterly installments in arrears) pro-rated for the period of service.
		The fees are reviewed annually or at other times when appropriate and may be increased from time to time pursuant to such review.	Fees are a fixed amount per annum.	None.

Stock Awards
•Attract and retain Non-Executive Directors with a diverse set of skills, background and experience.
•Align with market value of role.
•Align our eligible directors’ financial interests with those of the shareholders.
		Annual awards of $145,000 in value of restricted stock units. This is reviewed annually or at other times when appropriate and may be increased from time to time pursuant to such review.	The number of restricted stock units is not adjusted once awarded.	Subject to recovery under the Incentive Plan as described in the notes to this Future Policy Table.

Chair Fees
•Attract and retain Non-Executive Directors with a specialized set of skills, background and experience
•Recognize additional time and responsibility associated with role
•Align with market value of role

The chairs of the following committees receive additional annual fixed fees (payable in cash in quarterly installments in arrears or, in the case of the Board chair, payable either in an annual equity award or in cash in quarterly installments in arrears):
•Chair, Board: $130,000
•Chair, Audit Committee: $25,000
•Chair, Compensation Committee: $15,000
•Chair, Nominating and Governance Committee: $15,000
These amounts are reviewed annually or at other times when appropriate and may be increased from time to time pursuant to such review.
			Fees are a fixed amount per annum.	No recovery provisions apply to cash fees. Fees paid in equity are subject to recovery under the Incentive Plan as described in the notes to this Future Policy Table.

Reimbursement for preparation of tax filings in U.K. and reimbursement of expenses
•Compensate directors for costs necessarily incurred by them arising from the Company’s choice of country of incorporation.
•Compensate directors for costs incurred to attend Board or committee meetings.
The Company reimburses each Non-Executive Director for any advisor fees incurred by such director in connection with the preparation of such director’s U.K. tax return.
		The Company reimburses all directors for expenses associated with each Board or committee meeting attended.	There is no maximum reimbursement amount.	None.

Gates Industrial Corporation	A-10	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
Notes to Future Policy Table
Incentive Clawback Policy and Recovery under the Incentive Plan
The Company has adopted an Incentive Compensation Clawback Policy consistent with the requirements of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”) Rule 10D-1 and NYSE listing standards. Under this policy, which applies to the Company’s current and former Section 16 officers, including the Executive Director, the Company must recover erroneously awarded incentive-based compensation, subject to limited exceptions, in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. This policy requires recovery of erroneously awarded incentive compensation regardless of whether a Section 16 officer engaged in any misconduct or is otherwise at fault. This policy applies to incentive-based compensation awarded to a current or former Section 16 officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. In addition, the Company’s 2018 Omnibus Incentive Plan provides that if a covered person engages in any detrimental activity (as defined in the 2018 Omnibus Incentive Plan) as determined by the Compensation Committee, the Compensation Committee may, in its sole discretion, provide for one or more of the following: (i) cancellation of any or all of such covered person’s outstanding awards; or (ii) forfeiture by the covered person of any gain realized on the vesting or exercise of awards, and prompt repayment of any such gain to the Company.
Policy on payment for loss of office
Executive Director
Executive Severance Plan. The Company’s Executive Severance Plan provides for severance payments upon certain terminations of employment to the Executive Director, who is expected to make substantial contributions to its success and thereby provide for stability and continuity of operations. The Executive Director participates in the Executive Severance Plan pursuant to an individual participation agreement.
The Executive Severance Plan provides that, if the Company terminates the employment of the Executive Director for any reason other than “cause”, death or disability, or if the Executive Director voluntarily terminates as a result of “constructive termination,” then the Executive Director will be entitled to receive:
•salary continuation payments in an amount equal to two times the sum of base salary and target bonus amount for the Executive Director;
•the Executive Director’s annual bonus under the Annual Plan as earned (without the adjustment for an individual performance factor) for the year in which the separation occurs (pro-rated for days of service during the fiscal year), payable concurrently with cash bonus payments to other employees under the Annual Plan;
•cash payments in an amount equal to the total amount of the Company’s portion of the monthly insurance premiums for participation in the health and dental benefit programs in which the Executive Director participated immediately prior to separation, payable monthly for each month of the welfare continuation period, which is for a period of 24 months; and
•reimbursement for reasonable outplacement services that are directly related to the Executive Director’s termination and incurred only during a six-consecutive month period that ends within or with the 12-month period following the termination of his employment.
For these purposes, “cause” and “constructive termination” have the meanings ascribed to such terms in the Executive Severance Plan.
The Executive Severance Plan contains a “best-of-net” provision. With a “best-of-net” provision, if any of the participants is subject to an excise tax under Code Section 280G and Code Section 4999, then the amount of severance the participant receives may be reduced so that the excise tax does not apply; however, such reduction will only occur if it results in the receipt of a greater after-tax severance than would otherwise be provided.
The Executive Director is not entitled to payments under the Executive Severance Plan if he is entitled to receive payment under the Executive Change in Control Plan discussed below. In addition, in order to receive payments under the Executive Severance Plan, the Executive Director must execute and not revoke a release of claims against the Company and continue to comply with confidentiality, non-compete, non-solicitation and non-disparagement covenants during his employment and for the one-year period following any termination of employment (or such longer period as the Executive Director is eligible to receive severance payments from us).

Gates Industrial Corporation	A-11	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
Executive Change in Control Plan. The Company maintains an Executive Change in Control Plan in which the Executive Director participates pursuant to an individual participation agreement. The Executive Change in Control Plan serves to encourage the Executive Director to carry out his duties and provide continuity of management in the event of a “change of control” of Gates.
If a change in control occurs and the Executive Director’s employment is terminated by the Company or a successor for reasons other than “cause” or is terminated voluntarily by him for “constructive termination,” in each case within the period beginning 90 days prior to the consummation of a change in control and ending on the second anniversary of the date of such change in control, then the Executive Change in Control Plan generally provides that he would be entitled to receive:
•a lump-sum payment in the amount of three times the sum of base salary and target bonus amount for the Executive Director;
•a lump-sum payment equal to his target bonus amount in effect prior to the change in control (pro-rated for days of service during the fiscal year);
•cash payments in an amount equal to the total amount of the monthly insurance premiums for participation in the health and dental benefit programs as well as the monthly premiums for the life and long-term disability insurance benefit programs in which he participated immediately prior to separation, payable monthly for each month of the welfare continuation period, which is equal to 36 months for the Executive Director; and
•reimbursement for reasonable outplacement services that are directly related to the Executive Director’s termination and incurred only during a six-consecutive month period that ends within or with the 12-month period following the termination of his employment.
For these purposes, “change in control”, “cause” and “constructive termination” have the meanings ascribed to such terms in the Executive Change in Control Plan.
The Executive Change in Control Plan contains a “best-of-net” provision. With a “best-of-net” provision, if the Executive Director is subject to an excise tax under Code Section 280G and Code Section 4999, then the amount of severance he receives may be reduced so that the excise tax does not apply; however, such reduction will only occur if it results in the receipt of a greater after-tax severance than would otherwise be provided.
To the extent a payment or benefit that is paid or provided under the Executive Change in Control Plan would also be paid or provided under the terms of another plan, program, agreement, arrangement or legal requirement, the Executive Director would be entitled to payment under the Executive Change in Control Plan or such other applicable plan, program, agreement, arrangement or legal requirement, whichever provides for greater benefits, but would not be entitled to benefits under both the Executive Change in Control Plan and such other plan, program, agreement, arrangement or legal requirement.
In addition, in order to receive payment and benefits under the Executive Change in Control Plan, the Executive Director must execute and not revoke a release of claims against the Company and continue to comply with confidentiality, non-compete and non-solicitation covenants during his employment and for the one-year period following any termination of employment (or such longer period as the Executive Director is eligible to receive severance payments from the Company).
Neither plan contains a single trigger or a modified single trigger for benefits. In addition, the Executive Change in Control Plan does not provide for benefits upon death or disability following a change in control.
Policy on recruitment remuneration
The compensation package for a new director will be set in accordance with the terms of the remuneration policy in force at the time of appointment or hiring, save that sign-on bonuses may also be considered as set out below. There is no maximum aggregate value of incentives applicable under the policy, but the Compensation Committee is mindful to pay no more than is necessary to facilitate recruitment of the right talent.
In the case of an internal appointment/promotion of an individual to the Executive Director or other director position, the Compensation Committee reserves discretion to set base salary at a level it deems appropriate to reflect the material increase in scope and responsibility.
For external hires and internal appointments, the Compensation Committee may agree that the Company will meet certain relocation expenses which includes home finding assistance, home purchase assistance (including reimbursement of closing costs and limited inspection fees), home sale assistance (marketing and closing cost assistance), moving household goods, and a lump sum for miscellaneous expenses.

Gates Industrial Corporation	A-12	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
Sign on bonuses will also be used at the Compensation Committee’s discretion to attract highly skilled officers to the Company. Generally, they are used to incentivize candidates to leave their current employers, or may be used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers.
On appointment of a new non-executive director, remuneration will be set in accordance with the terms of the remuneration policy in force at the time of appointment.
Service Contracts and Letters of Appointment
Please refer to the “Policy on payment for loss of office” section of this Directors’ Remuneration Policy for a description of the obligations on the Company that could give rise to remuneration or loss of office payments. Directors may resign at any time without notice and are not subject to a specified term. Directors’ letters of appointment are held at the Company’s offices at 1144 Fifteenth Street, Denver, Colorado 80202. The Executive Director is employed on an “at will” basis such that no notice provision applies.
Consideration of employment conditions elsewhere in company
Although the Compensation Committee does not consult directly with the broader employee population on the Company’s executive compensation program, the Compensation Committee considers a variety of factors when determining the Directors’ Remuneration Policy, including but not limited to (1) compensation arrangements covering variable pay and benefits for all employees, (2) recent trends in talent attraction and retention affecting the Company and the industry and (3) employment conditions for the broader employee population. In addition to these considerations, the Compensation Committee believes that the compensation policy for the Executive Director is necessary to reflect the qualifications and level of responsibility of the position relative to the typical employee.
Non-Executive Directors
The Company’s general policy is that Non-Executive Directors should be appointed on an “at will” basis such that no notice provision applies. There are no obligations which could give rise to a remuneration or loss of office payment to any of the Non-Executive Directors.
The Compensation Committee may vary these terms if the particular circumstances surrounding the appointment of a new Non-Executive Director require it (in accordance with the policy on the appointment of new Non-Executive Directors above). In particular, the Compensation Committee may determine that these terms may vary substantially where it is necessary or desirable to recruit in a market in which “at will” employment terms are not competitive.
Illustration of application of Directors’ Remuneration Policy
The following graph sets out the minimum, target and maximum compensation that could be earned by the Executive Director in 2025 based on the policy described above. These amounts reflect three levels of performance: Minimum, Target (at expectation) and Maximum.
•Minimum: Includes the sum of base salary, retirement benefits, other taxable benefits and the grant date fair value of the RSUs. Excludes pay for performance (i.e., assumes no payout of the Annual Plan and no vesting of performance shares). As shown in the graph below, Minimum consists of 32.2% Fixed and 67.8% Equity.
•Target (at expectation): Includes the fixed compensation listed above, plus (i) Annual Plan payout at target level of 100% attainment, and (ii) the grant date fair value of the PRSUs at 100% vesting. As shown in the graph below, Target consists of 15.6% Fixed, 18.9% Annual Plan, and 65.5% Equity.
•Maximum: Includes the fixed compensation listed above, plus (i) Annual Plan payout at the maximum level of 200% attainment, and (ii) the grant date fair value of the PRSUs at 200% vesting. As shown in the graph below, Maximum consists of 10.3% Fixed, 24.9% Annual Plan, and 64.8% Equity.
•Maximum plus 50% share price appreciation: All elements are the same as the ‘Maximum’ scenario, but assuming 50% share price growth over the relevant vesting period in respect of the RSUs and the PRSUs. As shown in the graph below, Maximum plus 50% share price appreciation consists of 7.8% Fixed, 18.8% Annual Plan, 48.9% Equity, and 24.5% Share Price Growth.

Gates Industrial Corporation	A-13	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
Additional assumptions used in compiling the graph illustrations are:
•Base Salary, Fees, Pension & Benefits: For all scenarios, reflects the 2025 base salary, which was effective on February 28, 2025. The value of the taxable benefits is as disclosed in the Single Figure Total Remuneration Table for Executive Director in the Directors’ Remuneration Report for financial year 2024.
•Long Term Incentive: For all scenarios, reflects the RSUs at grant date fair value measured using applicable accounting standards. These values do not represent actual amounts that the Executive Director would receive in 2025 as the RSUs vest in equal annual installments over three years and the PRSUs vest, only to the extent earned, at the end of a three-year performance period. In the minimum, target and maximum scenarios, the 2025 long term incentive values assume no share price change relative to the closing price of Gates shares on the grant date.

Maximum plus 50% stock price appreciation

Maximum

Target

Minimum

Chief Executive Officer
$1,519,178
$3,687,420
$9,587,293
$4,793,591
$1,519,178
$3,687,420
$9,587,293
$1,519,178
$1,843,710
$6,391,529
$1,519,178
$3,195,764
$—
$5,000,000
$10,000,000
$15,000,000
$20,000,000
Fixed
Annual Plan
Equity
Share Price Growth

Consideration of shareholder views
The Compensation Committee will consider the shareholders’ advisory votes on the directors’ remuneration report presented to the Company’s shareholders at each annual general meeting. The Company is committed to continued engagement between shareholders and the Company to fully understand and consider shareholders’ input and concerns.

Gates Industrial Corporation	A-14	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents

Annual Directors’ Remuneration Report

For the financial year ended December 28, 2024 (“Fiscal 2024”)
In accordance with the U.K. Large and Medium-sized Companies & Groups (Accounts & Reports) (Amendment) Regulations 2013 (the “Regulations”), this Directors’ Remuneration Report includes disclosure of certain amounts paid to directors for “qualifying services.” This disclosure is presented for (i) Fiscal 2024, and (ii) for the financial year ended December 30, 2023 (“Fiscal 2023”).
The following directors served during Fiscal 2024:
Executive Director
•Mr. Ivo Jurek
Non-Executive Directors
•Mr. Fredrik Eliasson
•Mr. James W. Ireland, III
•Ms. Stephanie K. Mains
•Mr. Wilson S. Neely
•Ms. Alicia L. Tillman
•Dr. Molly P. Zhang
•Mr. Neil P. Simpkins (prior to January 30, 2024, Mr. Simpkins was a Former Sponsor-affiliated Director)
Non-Executive Director: Former Sponsor-affiliated Director
•Seth A. Meisel (Mr. Meisel resigned from the Board as of December 31, 2024)

Gates Industrial Corporation	A-15	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
Remuneration for Each Director
Executive Director
SINGLE FIGURE TOTAL REMUNERATION TABLE FOR EXECUTIVE DIRECTOR
This table reflects compensation earned by the Company’s Executive Director during Fiscal 2024 and during Fiscal 2023, which includes base salary, annual cash bonus, long-term equity incentives and certain employee benefits.

Name	Year	Salary ($)(1)	All Other Benefits ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total Fixed ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Annual Bonus ($)(5)	Total Variable ($)	Total ($)

Ivo Jurek	2024	1,179,318	290,038	—	1,469,356	9,477,356	—	2,506,377	11,983,733	13,453,089
	2023	1,134,129	267,927	—	1,402,056	5,574,223	125,532	2,603,530	8,303,285	9,705,341
1.The amounts reported in the “Salary” column consist of base salary earned during each financial year.
2.The amounts reported in the “All Other Benefits” column reflect the sum of: (1) the amounts contributed by Gates to the Gates MatchMaker 401(k) Plan and the Supplemental Retirement Plan*; and (2) the cost of all other executive benefits, as shown in the table below:

Name	Year	Company Contributions to Gates MatchMaker 401(k)(a) ($)	Company Contributions to Gates Supplemental Retirement Plan(b) ($)	Other Benefits(c) ($)	Total ($)

I. Jurek	2024	20,250	206,271	63,517	290,038
	2023	19,800	105,315	142,812	267,927
a.Company Contributions to Gates MatchMaker 401(k) Plan. Gates makes matching contributions of 100% on up to 3% of eligible earnings deferred by all eligible participants, including the Executive Director, in accordance with the Gates MatchMaker 401(k) Plan. Gates also makes a non-elective contribution to all eligible participants, including the Executive Director, in an amount equal to 3% of eligible earnings, subject to the limitations of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).
b.Company Contributions to the Supplemental Retirement Plan. Gates makes a Retirement Contribution of 6% of eligible compensation on behalf of all eligible participants, including the Executive Director, under the Supplemental Retirement Plan for eligible compensation that exceeds Section 401(a)(17) of the Code. The Supplemental Retirement Plan is a funded, nonqualified plan administered by the Company that provides its executives, including its Executive and Non-Executive Directors, with the ability to contribute portions of their compensation towards retirement on a tax-deferred basis. The Company makes a retirement contribution of 6% of eligible compensation on behalf of eligible employee participants, including its Executive Director, for eligible compensation that exceeds the limits in Section 401(a)(17) of the Code. The Company does not make contributions to this Plan for Non-Executive Director participants.
c.Other Benefits. Represents the aggregate incremental costs of certain additional limited benefits used by the Executive Director, which are a parking subsidy, tax preparation services, executive physical, and limited personal use of an airplane leased by the Company pursuant to a fractional lease program. For the airplane usage, the aggregate incremental cost was calculated based on the variable operating costs to the Company for personal usage, which includes fees per flight hour, fuel charges and any additional usage or service fees. Mr. Jurek was accompanied by family members, but there was no aggregate incremental cost associated with these additional passengers. Because the airplane is used primarily for business travel, this methodology excludes costs that do not change based on usage, such as the annual lease fee. The amount reported in this column also includes the full value of the premiums paid by Gates with respect to the enhanced life, accidental death and dismemberment and long-term disability insurance benefits provided to the Executive Director.
3.During 2024, 268,807 time-based vesting restricted stock units (“RSUs”) and 198,101 performance-based vesting RSUs (“PRSUs”) vested. The market value of the shares awarded at vesting was $9,477,356, representing an aggregate appreciation in value of $2,494,654 since these awards were granted. The appreciation value includes shares that vested above target. Please see also the “2024 Grants of Plan-Based Awards” section below.
4.During 2024, 49,651 time-based stock options (“Options”) awarded in 2021 vested. The closing per share price on the day prior to the vesting date was $14.64 compared to the exercise price payable by the Executive Director of $15.00. In addition, 265,488 and 13,004 premium-priced Options awarded in 2019 and 2021, respectively, vested during 2024. The closing per share price on the day prior to the vesting date was $14.17 for the 2019 awards, and $14.64 for the 2021 awards, compared to an exercise price payable by the Executive Director of $19.00 for the 2019 awards, and $16.50 for the 2021 awards.

Gates Industrial Corporation	A-16	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
5.The amount reported in the “Annual Bonus” column consist of amounts earned under the Annual Plan. For a summary of the details of the performance measures used and their relative weighting, the performance targets set at the beginning of the performance period and details of actual performance relative to the targets set and measured over the relevant reporting period, and the resulting level of reward, please see the “2024 Grants of Plan-Based Awards” section below.
2024 GRANTS OF PLAN-BASED AWARDS
Executive Director
2024 Long-Term Incentive. In March 2024, the Board approved annual long-term incentive awards (the “2024 LTI”) under the 2018 Omnibus Incentive Plan to incentivize long-term business performance as well as to promote retention. The 2024 LTI for the Executive Director is comprised of 50% RSUs and 50% PRSUs. The RSUs will vest in substantially equal annual installments on the first three anniversaries of the grant date, subject to the Executive Director’s continued employment through the vesting date.
The PRSUs provide that 75% of the award will vest if the Company achieves a certain level of average annual Adjusted Return on Invested Capital (“Adjusted ROIC”) and the remaining 25% will vest if the Company achieves certain Relative Total Shareholder Return (“Relative TSR”) goals. Performance for the Adjusted ROIC and Relative TSR goals are each measured over a three-year performance period based on the pre-established scale. The Compensation Committee selected Adjusted ROIC as a metric to drive focus on making sound investments and efficient use of working capital. The Compensation Committee selected Relative TSR as a metric to align a significant portion of pay delivery directly with shareholder value creation. It also aligns the interests and experience of executive officers with those of the Company and its shareholders and filters out macroeconomic and other factors that are not within management’s control.

Performance Measure (Weighting)	Description

Adjusted ROIC (75%)	75% of PRSU value is calculated as the three-year average of the annual: (Adjusted EBITDA - depreciation and amortization) x (1 - 25% tax rate) divided by the five quarter average of (total assets - non-restricted cash - accounts payable - goodwill and other intangible assets that arose from the acquisition of Gates by Blackstone in 2014).

The financial measures used to determine Adjusted ROIC are calculated in accordance with U.S. GAAP as presented in the Company’s financial statements, except (i) Adjusted EBITDA is defined in the same manner as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Measures” of the 2024 Annual Report, (ii) actual results and/or performance targets may be adjusted to exclude the impact of acquisitions and divestitures completed during the performance period, (iii) the depreciation and amortization deduction excludes the amortization of intangible assets arising from the acquisition of Gates by Blackstone in 2014 and (iv) total assets excludes both income tax and deferred tax assets.

Relative TSR (25%)
25% of PRSU value is based on the Company’s three-year relative TSR ranking against companies in the S&P 400 Capital Goods Industry Index (the “Relative TSR Peer Group”). TSR is measured by stock price change and dividends over the performance period as a percentage of the beginning stock price. The beginning and ending stock prices are based on the prior 20-day trading averages. In the event absolute TSR performance is negative, payout of Relative TSR is capped at the target level.

The total number of PRSUs that vest at the end of the three-year performance period will range from a payout of 0% to a maximum of 200% as determined by measuring actual performance over the performance period for Adjusted ROIC and Relative TSR against the performance goals based on a pre-established scale. Payout for achievement between the performance levels will be determined based on a straight-line interpolation of the applicable payout range rounded to the nearest whole percentile for Relative TSR and rounded to the nearest tenth of a percentage for Adjusted ROIC. Goals for the Adjusted ROIC performance measure will be disclosed at the end of the three-year performance period. Payout of the Relative TSR measure is capped at the target level if absolute TSR performance is negative, and requires the following threshold, target and maximum performance levels over the three-year performance period:

Relative TSR Percentile Rank	Potential Payout Percentage

75th Percentile or above (Maximum)	200
50th Percentile (Target)*	100
25th Percentile (Threshold)	50
Below 25th Percentile	0
(*) Payout is capped at the target level if absolute TSR performance is negative.

Gates Industrial Corporation	A-17	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
Payouts are subject to the Executive Director’s continued employment through the end of the applicable performance period and are paid out after the certification of the performance results by the Compensation Committee. The Compensation Committee chose Adjusted ROIC and Relative TSR performance goals at target that are, in the Compensation Committee’s view, challenging but achievable.
2022-2024 PRSUs. For the PRSUs vested and payable in 2024 (granted in 2022 for a three-year performance period from 2022-2024 (the “2022-2024 Performance Period”)), the weighting and level of achievement of the two metrics of Adjusted ROIC and Relative TSR as well as the aggregate payout were as follows:

Metric	Weight	Payout

Adjusted ROIC	75%	130%
Relative TSR	25%	94%
Total Payout		121%
Adjusted ROIC. The PRSU payout level for Adjusted ROIC was based on the three-year average performance during the 2022-2024 Performance Period. The annual threshold, target, and maximum goals for this metric as well as the achievement and payout for this metric were as follows:

Performance Period	Threshold (50% funding)	Target (100% funding)	Maximum (200% funding)	Annual Achievement			3-Year Average Annual Achievement	Metric Weighting
				2021	2022	2023

2022 - 2024	15.0%	20.0%	25.0%	19.4%	22.2%	23.0%	21.5%
Adjusted ROIC Payout							130.0%	75.0%
(*) Performance between goals was interpolated on a straight-line basis, rounded to the nearest whole percentage.
Relative TSR. The PRSU payout level of Relative TSR was based on the Company’s’ three-year total shareholder return ranking versus the Relative TSR Peer Group with a cap at the target level if absolute TSR performance is negative. The threshold, target and maximum performance levels as well the Company’s achievement were as follows:

Performance Period	Threshold (50% funding)	Target (100% funding)	Maximum (200% funding)	Achievement	Metric Weighting

Twenty-day average stock price prior to January 2, 2022 and December 28, 2024	25th percentile (2% TSR)	50th percentile (42% TSR)	75th percentile (99% TSR)	47th percentile (38% TSR)
Relative TSR Payout				94.0%	25.0%
Executive Director Award. Based on the Company’s performance over the 2022-2024 Performance Period as described above, the numbers of ordinary shares underlying PRSUs granted in 2022 vested as follows for the Executive Director:

Name	Target Award (#)	Total Earned Award (#)

I. Jurek	163,721	198,101
2024 Short-Term Incentive. The Company provides a short-term annual incentive opportunity under the Gates Global Bonus Policy (the “Annual Plan”) to reward certain employees, including the Executive Director, for achieving specific performance goals that would advance the Company’s profitability and drive key business results, and to recognize individuals based on their contributions to those results.
Payouts under the Annual Plan were based on a combination of the achievement of the Company’s financial performance goals in 2024 (the “Gates Financial Performance Factor”), which fund the Annual Plan, and the Executive Director’s performance during the fiscal year against his individual performance goals (the “Individual Performance Factor”). The maximum total bonus opportunity for the Executive Director was capped at 200% of his target incentive bonus opportunity.

Gates Industrial Corporation	A-18	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
Gates Financial Performance Factor. The Gates Financial Performance Factor sets the funding level for the Annual Plan. The Compensation Committee, after an evaluation of possible financial performance measures, determined to continue using Adjusted EBITDA, Free Cash Flow, and Revenue as the financial performance measures for 2024. The Compensation Committee determined that these financial performance measures would be critical indicators of the Company’s performance for 2024 and, when combined, would contribute to sustainable growth. The Annual Plan financial performance measures and weightings for 2024 are described below.

Performance Measure (Weighting)	Description*

Adjusted EBITDA (50%)
Adjusted EBITDA under the Annual Plan is defined in the same manner as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations —  Non-GAAP Measures,” of the 2024 Annual Report.

Free Cash Flow (30%)	Calculated as Adjusted EBITDA (as defined for purposes of the Annual Plan as described immediately above), less capital expenditures, plus or minus the change in working capital versus prior year.

Revenue (20%)	Revenue under the Annual Plan is defined as actual revenue as reflected in the Company’s financial statements, excluding the impacts of acquisitions and divestitures made during the fiscal year.

(*) At the time of setting these performance measures, the Compensation Committee determined that the performance measures and payout calculations should exclude the translation impact of foreign exchange gains and losses (“FX Impacts”) if excessive in nature (with the Compensation Committee to consider excluding FX Impact when the impact is beyond +/- $10 million of translation impact to EBITDA) to more closely align with the underlying operating performance of the Company. EBITDA is defined in the same manner as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Measures,” of the 2024 Annual Report. In addition, the Compensation Committee retained discretion to exclude from the targets and/or the calculation of the performance measures impacts of any non-recurring or unusual item, but no such exclusions were made in 2024.
The weighted achievement factor for each of the financial performance measures is determined by multiplying the weight attributed to each performance measure by the applicable achievement factor for each measure. For each of the performance measures, the achievement factor is determined by calculating the payout percentage against the target goal based on a pre-established scale. Funding attainment with respect to each of these performance measures can range from 0% of the target incentive to 200% of the target incentive as follows:
•0% funding for performance below the threshold requirement;
•50% of target incentive for achieving 90% of the target performance requirement (threshold);
•100% of target incentive for achieving 100% of the target performance requirement (target); and
•200% of target incentive for achieving 110% or above of the target performance requirement (maximum).
Payouts for performance between points are interpolated on a straight-line mathematical basis and rounded to the nearest whole number.
The following table outlines the calculation of the 2024 Total Bonus Pool based on the Company’s attainment of the 2024 Gates Financial Performance Factor measures, each of which were approved by the Compensation Committee without adjusting the previously approved performance measures described above for non-recurring or unusual items.

(dollars in millions)		Threshold ($)	Target ($)	Maximum ($)	2024 Attainment(2)		Funding
Measure	Weighting (%)				$	%	Amount $	% of Target

Adjusted EBITDA	50	657.0	730.0	803.0	778.2	107	24.8	170
Free Cash Flow	30	522.0	580.0	638.0	580.7	100	8.7	100
Revenue(1)	20	3,308.4	3,517.0	3,699.5	3,475.6	99	5.5	95
Total							$39.0	134%
(1) Revenue threshold and maximum are narrower than 90% and 110% to align with the associated Adjusted EBITDA levels.
(2) Consistent with the previously established performance measures, attainment values exclude FX Impacts. This reduced the overall funding from 135% to 134%.

Gates Industrial Corporation	A-19	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
Individual Performance Factor. At the end of the performance period, the Compensation Committee considered the Executive Director’s individual performance based on achievement against the performance criteria listed below to determine the appropriate attainment percentage for the Executive Director.
•Financial Goals: Achieving the Company’s annual financial plan, as well as the annual financial plan for the executive’s region or function. This included goals related to the Company’s 2024 sales, gross margin, adjusted EBITDA and free cash flow.
•Operational Goals: Achieving targets related to workplace safety, product quality, freight costs, productivity and inventory management.
•Geographic Growth and Profitability Expansion Goals: Focusing on growth opportunities to drive richer margins and mix.
•Key Initiatives: Executing on key company initiatives set forth in the Company’s strategic plan, including those related to the industrial, mobility, and automotive end markets, 80/20 portfolio optimization, innovation, digital assets, and performance related to environmental, sustainability, and governance business initiatives.
•Building Our People Core Competencies: Focusing on organizational capabilities, developing our talent pipeline, launching leadership development programs, enhancing our reputation, and setting workforce expectations focused on business results, value, strategic thinking, and curiosity.
In evaluating the Executive Director’s 2024 performance, the Compensation Committee considered his leadership and performance across all areas of focus described above. In addition, the Compensation Committee evaluated the Executive Director’s strong financial performance in 2024 relative to peer companies and his ability to maintain sustained margin improvement in 2024. After reviewing these evaluations as well as the committee’s interactions with the Executive Director and considering the size and complexity of the Company’s business as well as external variables such as macro-economic conditions, the Compensation Committee determined that the Executive Director had exceeded his 2024 goals and approved an Individual Performance Factor of 105%.
Payout. The actual amount paid to the Executive Director under the Annual Plan was calculated by multiplying his base salary in effect on December 28, 2024 by (i) his Annual Plan target bonus opportunity (which is reflected as a percentage of base salary), (ii) the final Gates Financial Performance Factor, and (iii) the Individual Performance Factor. The following table illustrates the calculation of the annual cash incentive awards payable to the Executive Director under the Annual Plan based on 2024 financial performance and individual performance.

Name	Base Salary ($)	Target Annual Plan Opportunity (% of Base Salary)	Target Annual Plan Opportunity ($)	Gates Financial Performance Factor (%)	Individual Performance Factor (%)	2024 Actual Payout ($)

Ivo Jurek	1,187,575	150	1,781,363	134	105	2,506,377
2024 Grants of Plan-Based Awards Table
The following table summarizes all grants of plan-based awards to the Company’s Executive Director in Fiscal 2024.

Award Type	Grant Date	Estimated Future Payouts under non-equity incentive plan awards			Estimated Future Payouts under Equity Incentive Plan Awards			All other stock awards: number of shares of stock units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date face value of stock and option awards ($)(4)	Grant date fair value of stock and option awards ($)
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

Annual Plan(1)	—	178,136	1,781,363	3,562,725
PRSU(2)	3/4/2024				23,959	191,673	383,346				5,700,355	3,136,729
RSU(3)	3/4/2024							191,673			2,850,178	2,850,178
1.Represents the cash-based award opportunity range under the Annual Plan for 2024. For purposes of this table and threshold level disclosure, the Company assumed that the lowest weighted of the three performance measures achieved the threshold level of attainment (in other words, 10% of the target award was earned) and the Individual Performance Factor was set at 100%. The calculation uses the Executive Director’s base salary as of December 28, 2024. Please refer to the “Single Figure Total Remuneration Table for Executive Directors” for the actual cash-based award earned by the Executive Director under the Annual Plan for 2024.

Gates Industrial Corporation	A-20	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
2.Represents the threshold, target and maximum payout shares of the PRSU granted under the 2018 Omnibus Incentive Plan in 2024. Threshold payout of shares is calculated assuming threshold levels of attainment of 50% for the Relative TSR measure, in other words, 12.5% of the total target PSU award was earned for the PRSU granted in 2024. The number of shares ultimately issued, which could be greater or less than target, will be based on achieving specific performance conditions. The grant date fair value of the PRSU award was calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation based on target, the probable outcome of the performance conditions.
3.Represents RSU granted under the 2018 Omnibus Incentive Plan. The grant date fair value of the RSU was the closing price on the date of grant.
4.Face value is calculated based on the closing share price on the date of the grant ($14.87) and, in the case of the PRSU, on the maximum future share payout.
Outstanding Equity Awards at December 28, 2024
The following table provides information regarding outstanding equity awards held by the Executive Director as of December 28, 2024.

		Option Awards *				Stock Awards
Grant Date		Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(6)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(7)
Awards without performance measures
5/18/2015	Tier I	1,017,239	—	6.56	5/18/2025
5/2/2017	Tier I	135,496	—	7.87	5/2/2027
2/22/2019	Options(3)	252,122	—	16.46	2/22/2029
2/22/2019	Options(4)	796,460	—	19.00	2/22/2029
2/21/2020	Options(5)	241,406	—	12.60	2/21/2030
2/26/2021	Options(3)	148,950	—	15.00	2/26/2031
2/26/2021	Options(5)	39,009	—	16.50	2/26/2031
2/25/2022	RSU					54,574	1,128,045
7/27/2022	RSU					186,668	3,858,428
3/1/2023	RSU					126,788	2,620,708
3/4/2024	RSU					191,673	3,961,881
Awards with performance measures
5/18/2015	Tier II	1,017,239	—	6.56	5/18/2025
5/18/2015	Tier IV	1,017,239	—	9.84	5/18/2025
5/2/2017	Tier II	135,496	—	7.87	5/2/2027
5/2/2017	Tier IV	135,496	—	11.80	5/2/2027
3/1/2023	PRSU							332,816	6,879,307
3/1/2024	PRSU							335,427	6,933,276
(*)     The Company has a number of awards issued under the 2014 Omaha Topco Ltd. Stock Incentive Plan, which was assumed by the Company and renamed the Gates Industrial Corporation plc Stock Incentive Plan in connection with the initial public offering in January 2018. No new

Gates Industrial Corporation	A-21	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
awards have been granted under this plan since 2017. The Executive Director was awarded options pursuant to the 2014 Incentive Plan. The options were split equally into four tiers, each with specific vesting conditions. Tier I options vested evenly over 5 years from the grant date, subject to the participant continuing to provide service to the Company on the vesting date. The vesting of Tier II, III and IV options were subject to performance conditions that were required to be achieved on or prior to July 3, 2022. The performance conditions included Blackstone’s achievement of specified investment returns at the time of a defined liquidity event, and required the participant’s continued provision of service to the Company on the vesting date. In March 2022, a liquidity event (as defined in the grant agreements) occurred following the sale by Blackstone of a certain portion of their interest in Gates, resulting in the vesting of the Tier II and IV options for all eligible participants. The specified investment returns required for Tier III awards to vest were not met on or before the end of the performance period, resulting the expiration of the Tier III awards in 2022. All outstanding Tier I, II and IV options expire ten years after the date of grant.
1.RSUs vest in substantially equal annual installments on each of the first, second and third anniversaries of the grant date.
2.Reflects the aggregate market value of the unvested RSUs, based on a price of $20.67 per ordinary share, which was the share price of the Company’s ordinary shares on December 27, 2024, the last trading day of the fiscal year.
3.Represents Options granted under the 2018 Omnibus Incentive Plan. These options vested in substantially equal annual installments on the first three anniversaries of the grant date.
4.Represents premium-priced Options granted to the Executive Director under the 2018 Omnibus Incentive Plan. These premium-priced Options vested on the third, fourth and fifth anniversary of the grant date.
5.Represents premium-priced Options granted to the Executive Director under the 2018 Omnibus Incentive Plan. These premium-priced Options vested in substantially equal annual installments on the first three anniversaries of the grant date.
6.The PRSUs vest on the date the Compensation Committee certifies the achievement of the performance measures following the three-year performance period, with 75% subject to attainment of certain levels of Adjusted ROIC and 25% subject to attainment of Relative TSR. The amounts shown in this column represent payout shares of the outstanding PRSUs assuming the maximum level of attainment of 200% for the Adjusted ROIC measure and the target level of attainment of 100% for the Relative TSR measure. The number of shares ultimately issued, which could be zero or greater than the number presented above, will be based on achieving specific performance conditions. Please refer to “Elements of Compensation — Long-Term Incentive” in the proxy statement.
7.Represents the aggregate market value of the threshold payout shares of the unvested PRSUs, based on a price of $20.67 per ordinary share, which was the share price of the Company’s ordinary shares on December 27, 2024, the last trading day of the fiscal year.
2024 Option Exercises and Stock Vested for the Executive Director
The table below sets forth certain information concerning each exercise of options and stock vesting events for the Company’s Executive Director during Fiscal 2024.

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares or Units Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

I. Jurek	—	—	530,301	9,477,356
1.Represents the total number of RSUs and PSUs that vested during 2024 before withholding shares for taxes and par value. Upon the vesting of RSUs, after withholding shares to cover applicable taxes and par value, a total of 186,745 net shares were issued. Upon the vesting of PSUs, after withholding shares to cover applicable taxes and par value, a total of 111,376 net shares were issued.
2.Represents the total value of RSUs and PSUs realized on the vesting date. The individual totals may include multiple vesting transactions during the year. RSUs and PSUs are calculated based on the value of the closing stock price on the day prior to vesting multiplied by the total number of units that vested.

Gates Industrial Corporation	A-22	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
Single Figure Total Remuneration Table for Non-Executive Directors
The following table provides the compensation earned in Fiscal 2024 and Fiscal 2023 by the Company’s Non-Executive Directors who served during Fiscal 2024.

Name	Year	(Fixed) Fees Paid or Receivable ($)(1)	(Variable) Stock Awards ($)(2)	Total ($)

F. Eliasson(3)	2024	125,000	140,826	265,826
	2023	125,000	128,002	253,002
J. Ireland	2024	100,000	140,826	240,826
	2023	100,000	111,986	211,986
S. Mains(4)(5)	2024	100,000	140,826	240,826
	2023	100,000	111,986	211,986
W. Neely(6)	2024	115,000	140,826	255,826
	2023	115,000	111,986	226,986
N. Simpkins(7)	2024	105,522	—	105,522
	2023	—	—	—
A. Tillman	2024	100,000	140,826	240,826
	2023	100,000	111,986	211,986
M. Zhang(6)	2024	100,000	140,826	240,826
	2023	100,000	111,986	211,986
1.Represents director fees earned during the period. Directors who served on the Board for a portion of the financial year received a pro-rated amount of the annual cash retainer, which was $100,000 in 2023 and $100,000 in 2024.
2.Represents the value of the stock awards that vested during the period, which is based on the closing share price of the Company’s ordinary shares on the trading day prior to the vesting date. This value for the current period represents an aggregate depreciation in value of $23,343 since these awards were granted.
3.Represents the annual cash retainer of $100,000 plus an additional $25,000 for Mr. Eliasson’s service as chair of the Audit Committee.
4.Ms. Mains elected to defer $100,000 of the fees earned in cash in 2024, pursuant to the Supplemental Retirement Plan.
5.Ms. Mains and Dr. Zhang elected to defer all 9,567 shares that vested in 2024, respectively, pursuant to the Supplemental Retirement Plan.
6.The 2024 amount represents the annual cash retainer of $100,000 plus an additional $15,000 for Mr. Neely’s service as chair of the Nominating and Governance Committee.
7.Mr. Simpkins ceased to be a Former Sponsor-affiliated Director as of January 30, 2024 but remained on our Board, and began receiving payments for his service on our Board at that time, including an additional $15,000 for his service as chair of the Compensation Committee. The amounts reported represent his pro-rated director cash fees for 2024.

Gates Industrial Corporation	A-23	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
Outstanding Equity Awards for certain Non-Executive Directors at December 28, 2024
The following table provides information regarding outstanding equity awards held by the Non-Executive Directors as of December 28, 2024. Mr. Meisel did not hold any outstanding equity awards as of December 28, 2024.

		Option Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)

F. Eliasson	3/4/2024	—	—	—	9,751	201,553
J. Ireland	3/4/2024	—	—	—	9,751	201,553
S. Mains	3/4/2024	—	—	—	9,751	201,553
W. Neely	3/4/2024	—	—	—	9,751	201,553
N. Simpkins(3)	3/4/2024	—	—	—	18,493	382,250
A. Tillman	3/4/2024	—	—	—	9,751	201,553
M. Zhang	3/4/2024	—	—	—	9,751	201,553
1.Represents unvested time-based RSUs that vest on the first anniversary of the grant date.
2.Reflects the aggregate market value of the unvested RSUs, based on a price of $20.67 per ordinary share, which was the share price of the Company’s ordinary shares on December 28, 2024, the last trading day of the fiscal year.
3.In 2024, Mr. Simpkins received an additional annual grant of RSUs that vests on the first anniversary of the grant date, valued at $130,000 on the date of grant, for his role as chair of our Board.
2024 Option Exercises and Stock Vested for certain Non-Executive Directors
The table below sets forth certain information concerning each exercise of options and stock vesting events for the Non-Executive Directors during Fiscal 2024.

Name	Option Awards		Stock Awards
	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares or Units Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

F. Eliasson	—	—	9,567	140,826
J. Ireland	—	—	9,567	140,826
S. Mains(2)	—	—	—	—
W. Neely	—	—	9,567	140,826
N. Simpkins	—	—	—	—
A. Tillman	—	—	9,567	140,826
M. Zhang(3)	—	—	—	—
1.Based on the closing share price of the Company’s ordinary shares on the trading day prior to the vesting date.
2.Ms. Mains elected to defer all 9,567 shares that vested, pursuant to the Supplemental Retirement Plan.
3.Dr. Zhang elected to defer all 9,567 shares that vested, pursuant to the Supplemental Retirement Plan.

Gates Industrial Corporation	A-24	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
Director Pension Scheme
No director who served during the year ended December 28, 2024 has any prospective entitlement to a defined benefit pension or a cash balance benefit arrangement (as defined in s.152, Finance Act 2004).
Scheme interests awarded during Fiscal 2024
Please refer to the following sub-headings in the “Future Policy Table” section of the Directors’ Remuneration Policy for a description of the scheme interests granted to the Executive Director: (i) “Annual Cash Bonus”; (ii) “Discretionary Bonuses”; and (iii) “Long-Term Equity Incentive”. In addition, please refer to the following sub-headings of this Directors’ Remuneration Report: (i) 2024 Grants of Plan-Based Awards; and (ii) 2024 Grants of Plan-Based Awards Table.
For Fiscal 2024, the annual compensation package for the Non-Executive Directors (excluding the Former Sponsor-affiliated Director) consisted partly of $145,000 in value of RSUs (payable annually and rounded down to the nearest whole share). RSUs vest in full on the first anniversary of the grant date. Please refer to the section entitled “2024 Option Exercises and Stock Vested for certain Non-Executive Directors” for further information.
Payments to Past Directors and Payments for Loss of Office
There were no payments made to past directors and no payments to directors for loss of office during Fiscal 2024.
Director Shareholdings and Share Ownership Guidelines
The Company has adopted executive stock ownership guidelines for its Executive Director. As of December 28, 2024, the Executive Director was expected to own ordinary shares in the Company with a market value equal to at least six times his base salary. This target has been met. If the Executive Director falls below the threshold, he will be required to retain 50% of stock acquired through the exercise or vesting of equity awards made by the Company.
The Company has adopted share ownership guidelines for its Non-Executive Directors in order to better align its eligible directors’ financial interests with those of its shareholders. Each of the Non-Executive Directors is expected to own shares with a market value equal to five times his or her annual cash retainer. As of December 28, 2024, all Non-Executive directors held shares in excess of this target. Any such director who does not meet the threshold is required to retain 50% of shares acquired through the exercise or vesting of equity awards made by the Company.
The table below sets out the number of vested shares held by the Executive Director and each Non-Executive Director as of December 28, 2024.

Name of Director	Number of shares held in Company as of December 28, 2024 (#)

Executive Director
I. Jurek	924,209
Non-Executive Directors
F. Eliasson	112,005
J. Ireland	48,247
S. Mains(1)	41,950
W. Neely	118,609
N. Simpkins	1,000,000
A. Tillman	24,621
M. Zhang(2)	38,495
Non-Executive Director; Former Sponsor-affiliated Director
S. Meisel	—
1.Includes 25,831 ordinary shares that are vested but deferred pursuant to the Supplemental Retirement Plan.

Gates Industrial Corporation	A-25	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
2.Represents 38,495 ordinary shares that are vested but deferred pursuant to the Supplemental Retirement Plan.
Please also refer to the “Outstanding Equity Awards at December 28, 2024” and “Outstanding Equity Awards for certain Non-Executive Directors at December 28, 2024” sections above for information regarding outstanding equity awards held by the Executive Director and Non-Executive Directors as of December 28, 2024.
Performance Table and Graph
Executive Director Remuneration

	2024	2023

Total remuneration	$13,453,089	$9,705,341
Annual bonus as a percentage of maximum(1)	70%	76%
Equity awards vested as a percentage of maximum(2)	87%	79%
1.The amount earned by the Executive Director under the Annual Plan equated to 141% attainment of the target performance. The Annual Plan has a maximum level of attainment of 200%; thus, for purposes of this calculation, this assumes a “maximum” level of performance of a 200% payout.
2.The equity awards that could have vested in the year were options, RSUs, and PRSUs.
Performance Graph
The below graph shows the value, as of December 28, 2024, of $100 invested in Gates Industrial Corporation plc on 25 January 2018, at the IPO price of $19, compared with the value of $100 invested in each of the S&P Midcap 400 Capital Goods Industry Group index and the Russell 2500 index, including the reinvestment of dividends. The S&P Midcap 400 Capital Goods Industry Group index was selected as it is used by the Company as part of the long-term incentive program (one of the performance measures for PRSUs). The performance graph is based on historical results and is not intended to suggest future performance.
Total shareholder return
Source: S&P Capital IQ

300
260
220
180
140
100
60
20
Value ($) (rebased)
1/25/2018
12/28/2024
Gates Industrial Corporation plc
S&P Midcap 400 Capital Goods Industry Group
Russell 2500 Index

Gates Industrial Corporation	A-26	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
Percentage Change in Compensation of Executive Director Compared with Employees
The following table shows the percentage change in salary, all other benefits and annual bonus awards for the Directors and, as described further in note (1) to the table, the corporate employees (excluding the Executive Director) located in the Denver corporate office and the Denver area customer solutions center.

	Percentage change from 2023 to 2024			Percentage change from 2022 to 2023
	Salary/Fees %	All Other Benefits %	Annual Bonus %	Salary/Fees %	All Other Benefits %	Annual Bonus %

Employees(1)	3	7	5	5	(2)	195
Executive Directors(2)
I. Jurek	4	8	(4)	4	5	174
Non-Executive Directors(3)
F. Eliasson	—	—	—	—	—	—
J. Ireland	—	—	—	—	—	—
S. Mains	—	—	—	—	—	—
W. Neely		—	—	5	—	—
N. Simpkins	n/a	n/a	n/a	n/a	n/a	n/a
A. Tillman	—	—	—	—	—	—
M. Zhang	—	—	—	—	—	—
1.Due to the complexity of the Company’s global operations with employees in multiple countries with different currencies, costs of living and work cultures, the Company selected its corporate employees based in its Denver corporate office and its Denver area customer solutions center as the comparator group for the above table. This group of employees is considered an appropriate comparator, as they are compensated in accordance with U.S. customs and standards and participate in similar annual award and benefit programs as the Executive Director who is also based in Denver, Colorado. The percentage changes for salary, all other benefits and annual bonus for the corporate employees were determined by dividing the total annual salary in effect at the end of the year, all other benefits and annual bonus compensated during the year by the total number of corporate employees at the end of each financial year. All other benefits included, but were not limited to: gym reimbursements, tax services reimbursements, and parking reimbursements.
2.Percentage changes for the Executive Director were calculated based on the Single Figure Total Remuneration Table for Executive Director.
3.Mr. Simpkins was no longer a Former Sponsor-affiliated Director as of January 30, 2024 but remained on our Board and began receiving annual cash compensation on a pro-rated basis at that time, including his board cash retainer and Compensation Committee chair cash retainer. Mr. Eliasson was appointed to the Board effective on October 24, 2022 and received a cash retainer on a pro-rated basis. Mr. Neely was appointed to chair of the Nominating and Governance Committee on October 26, 2022 and received a committee chair cash retainer on a pro-rated basis. Percentage changes for Non-Executive Directors have been calculated based on the fees paid in cash reflected in the Single Figure Total Remuneration Table for Non-Executive Directors, except for Mr. Eliasson and Mr. Neely, whose 2022 cash retainers were assumed to be on a full-year basis for the purpose of this table to ensure a like-for-like comparison.

Gates Industrial Corporation	A-27	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
Executive Director (CEO) Pay Ratio
The following table sets forth the ratio of the Executive Director’s total compensation to the median, 25th and 75th percentile of total compensation of his full-time equivalent U.K.-based employees for Fiscal 2024, 2023, 2022, 2021, and 2020. The Executive Director (CEO) single figure used in the calculation of the ratios below reflects the single figure total remuneration (as disclosed in the Single Figure Total Remuneration Table for the Executive Director table above).

Financial Year	Method	25th percentile pay ratio	Median pay ratio	75th percentage pay ratio

2024	A	302 to 1	245 to 1	235 to 1
2023	C	252 to 1	199 to 1	195 to 1
2022	C	112 to 1	92 to 1	91 to 1
2021	C	133 to 1	87 to 1	85 to 1
2020	C	77 to 1	61 to 1	60 to 1
The changes in the above pay ratios are attributable primarily to the additional elements of remuneration of the CEO, which are set out under the “Single Figure Total Remuneration Table for the Executive Director” table above, as compared to the limited elements of remuneration for the majority of the Company’s U.K.-based employees, which generally include salary or an hourly rate, manufacturing incentives and pension benefits.
The calculation methodology used reflects Option A defined under the relevant regulations. To determine the employees at the three quartiles for 2024, the Company reviewed and analyzed total compensation data for its permanent employees as of December 28, 2024, excluding employees whose start dates were after Fiscal 2024 began, as they were not paid for the full year. In prior years presented, the Company opted for Option C given the variance in pay elements by employee and available data at such times. For 2024, the Company determined Option A would provide a more accurate reflection of the reference employees given available data and calculated total pay for all U.K. employees using base salary, benefits and all other relevant compensation elements and converted to U.S. dollars using the Fiscal 2024 average exchange rate in order to provide a like comparison to that of the Executive Director. Each employee’s pay and benefits were calculated using each employee’s aggregated remuneration, consistent with the Executive Director’s aggregated remuneration. The Company did not make any adjustments or omit any components of pay.
The 2024, 2023, 2022, 2021, and 2020 salary and total remuneration for the 25th, 50th and 75th percentile of U.K. employees are as follows:

Financial Year	(dollars)	25th percentile	Median	75th percentile

2024	Salary	33,272	43,618	43,618
	Total remuneration	44,502	55,010	57,133
2023	Salary	34,708	45,954	46,929
	Total remuneration	38,454	48,776	49,788
2022	Salary	42,747	51,493	51,756
	Total remuneration	44,704	54,645	54,864
2021	Salary	33,613	56,592	56,567
	Total remuneration	39,923	61,410	62,708
2020	Salary	36,707	46,876	47,184
	Total remuneration	39,226	49,929	50,959
As of December 31, 2024, the Company’s U.K. workforce is made up of approximately 630 employees who are primarily production employees, as compared to approximately 6,221 employees in North America and approximately 14,133 employees globally. The Executive Director works in North America and his compensation is benchmarked against companies in an industry peer group that are listed on the New York Stock Exchange or NASDAQ, as described under “Role of the Peer Group” below. With this perspective, the Company believes the median pay ratio for Fiscal 2024 is consistent with the pay, reward and progression policies for the Company’s U.K. employees taken as a whole.

Gates Industrial Corporation	A-28	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
Relative Importance of Spend on Pay
The table below sets out the remuneration the Company paid to its employees and distributions made to its shareholders in Fiscal 2024 and Fiscal 2023.

(dollars in millions)	2024 financial year ($)	2023 financial year ($)

Employee remuneration	838.8	843.1
Dividends	—	—
Share buyback	175.0	250.0
Statement of Implementation of Remuneration Policy in 2025
For the fiscal year ending January 3, 2026 (“Fiscal 2025”), the Compensation Committee intends to provide remuneration in accordance with the proposed Directors’ Remuneration Policy, as described below.
Executive Director
2025 Long-Term Incentive. In February 2025, the Compensation Committee recommended, and the Board approved, a new long-term incentive award (the “2025 LTI”) for Fiscal 2025 under the 2018 Omnibus Incentive Plan for the Company’s Executive Director. The 2025 LTI is comprised of 50% RSUs and 50% PRSUs. The RSUs will vest in equal annual installments on the first three anniversaries of the grant date, subject to the Executive Director’s continued employment through the vesting date. The PRSUs will vest upon completion of the three-year performance period and will be paid out after certification of results by the Compensation Committee. For 2025 PRSUs, the Board determined that the PRSUs shall provide that 75% of the award will vest if the Company achieves a certain level of Adjusted ROIC and the remaining 25% of the PRSUs will vest if the Company achieves certain Relative TSR goals, in each case, measured over a three-year performance period. The total number of PRSUs that vest at the end of the performance period will range from 0% to 200% of the target as determined by measuring actual performance over the performance period for Adjusted ROIC and Relative TSR against the performance goals based on a pre-established scale. The target total grant date value for the Executive Director’s award was approximately $6,391,529 under the 2025 LTI. The award was made based upon the Executive Director’s 2025 LTI target which was determined as a percentage of his 2025 base salary. The number of target PRSUs was calculated on the date of grant, February 28, 2025, based on that day’s closing price of Gates ordinary shares on the New York Stock Exchange.
The performance period applicable to the PRSUs began on December 29, 2024 and will end on December 31, 2027. The performance results will be measured against the specified three-year average of annual Adjusted ROIC and Relative TSR through the period. The target levels for the Adjusted ROIC measure of performance-based compensation have been omitted from the directors’ remuneration report as such targets are considered commercially sensitive. The target levels will be disclosed in the directors’ remuneration report after the completion of the applicable performance period.
2025 Annual Incentive. In February 2025, the Compensation Committee determined that for the annual bonus scheme for Fiscal 2025, Adjusted EBITDA (50%), Free Cash Flow (30%) and Revenue (20%) should be used as the financial performance measures (“Performance Measures”) with a maximum individual payout opportunity equal to 200% of target. The Compensation Committee determined that these Performance Measures are critical indicators of the Company’s performance for 2025 and, when combined, contribute to sustainable growth. The Compensation Committee set the minimum achievement threshold at 90% of the Performance Measures to achieve a 50% payout of the annual bonus and the maximum achievement at 110% of the Performance Measures to achieve a 200% payout of the annual bonus; provided that threshold and maximum for Revenue are narrower than 90% and 110% to align with the associated Adjusted EBITDA levels. If achievement with respect to any Performance Measure falls between the threshold and target, or between the target and maximum, earned award amounts for that particular Performance Factor will be interpolated on a straight-line mathematical basis (and rounded to the nearest whole number). The Executive Director’s target bonus in 2025 is $1,843,710.
2025 Salary. In February 2025, the Compensation Committee increased the Executive Director’s base salary by 3.5%, to $1,229,140.
For additional information on the Company’s Long-Term Incentive, Annual Incentive and Base Salary, please see Elements of Compensation in the proxy statement.

Gates Industrial Corporation	A-29	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
Non-Executive Directors
2025 Remuneration. The compensation program for the other Non-Executive Directors will remain the same in 2025 as it was in 2024. In October 2024, the Board approved an annual total compensation package of $245,000 for these Non-Executive Directors in 2024, which was allocated with approximately 41% as a cash retainer and 59% as an equity grant of RSUs vesting in one year, plus additional annual cash retainers for the chair of each committee of the Board and an additional equity grant of RSUs vesting in one year for the chair of the Board. On February 28, 2025, the Compensation Committee approved the 2025 annual equity grants for the Non-Executive Directors. The number of RSUs was calculated on that date, based on the closing price of Gates ordinary shares on the New York Stock Exchange.
Consideration by the Directors of Matters Relating to Directors’ Compensation
The Compensation Committee provides assistance to the Board for oversight of the compensation program for the Executive Director. The Board has historically taken into account multiple factors, such as considering the responsibilities, performance, contributions and experience of the Executive Director and his compensation in relation to other employees and other roles. The Compensation Committee annually reviews the Executive Director’s performance, base salary, annual incentive target opportunity and outstanding long-term incentive awards and approves, or recommends to the Board for approval, any changes to the Executive Director’s compensation package in light of such review. The Executive Director does not participate in deliberations regarding his own compensation. The Compensation Committee held five meetings during 2024.
Pay recommendations for the Company’s executive officers, including the Executive Director, are typically made by the Compensation Committee in February after the Company reports its fourth quarter and year-end financial results for the preceding fiscal year (the “February meeting”). This timing allows the Compensation Committee to have a complete financial performance picture prior to making compensation decisions.
Compensation decisions with respect to prior year performance, as well as annual equity awards and target performance levels under the incentive plans for the current year, are typically made at or near the time of this February meeting. Annual equity awards to the Company’s executive officers, including the Executive Director, are approved by the Compensation Committee at this meeting. An exception to this process is granted to executives who are promoted or hired from outside the Company during the year. These executives may receive compensation changes or equity grants effective or dated, as applicable, as of the date of their promotion, hiring date, or other Board approval date.
Compensation Consultant. The Compensation Committee retains an independent compensation consultant (the “Consultant”) to support the oversight and management of the Company’s executive compensation program. The Consultant has not provided the Company with services other than as described herein. The Compensation Committee retains sole authority to hire or terminate the Consultant, approve its compensation, determine the nature and scope of services, and evaluate performance. The Company selected Aon plc as the Consultant prior to its 2018 IPO and reviews the Consultant’s independence and engagement annually. A representative of the Consultant attends Compensation Committee meetings, as requested, and communicates with the Compensation Committee chair between meetings. The Compensation Committee makes all final decisions. The Consultant’s specific roles include, but are not limited to:
•advising the Compensation Committee on executive compensation trends and regulatory developments;
•providing a total compensation study for executives, compared against the companies in the peer group and other market data, and recommendations for executive pay;
•working with the Compensation Committee to develop an appropriate peer group of comparable companies to serve as a reference point in executive compensation decision-making;
•providing advice to the Compensation Committee on governance best practices, as well as any other areas of concern or risk;
•providing advice to the Compensation Committee on executive compensation benefit programs;
•serving as a resource to the Compensation Committee chair and supporting the preparation of materials in advance of each meeting;
•assisting with proxy disclosure items, including the compensation discussion and analysis;

Gates Industrial Corporation	A-30	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
•reviewing and commenting on the Compensation Committee’s annual compensation risk assessment;
•advising the Compensation Committee on management’s pay recommendations and determining Chief Executive Officer pay;
•reviewing and commenting on comprehensive tally sheets for the executive officer that encompass two years of all elements of their compensation as well as potential wealth accumulation and retention values; and
•reviewing and providing compensation recommendations for non-employee directors.
The Company paid approximately $221,000 in aggregate to the Consultant and its affiliates for its work during Fiscal 2024. The Company did not pay any other fees to the Consultant or its affiliates.
The Compensation Committee has assessed the independence of the Consultant as required by SEC and NYSE rules. The Compensation Committee reviewed its relationship with the Consultant and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. Based on this review, the Compensation Committee concluded that the Consultant is independent and there are no conflicts of interest raised by the work performed by the Consultant.
Role of the Peer Group. The Compensation Committee, with the help of the Consultant, conducts an annual review and evaluation of executive and director compensation in comparison to an industry peer group. In establishing the industry peer group, the Compensation Committee targets approximately 15 to 20 companies based on the following selection criteria:
•publicly traded companies within similar industries as Gates;
•companies with annual revenues of approximately 0.4x to 3x Gates’ annual revenues;
•companies with market capitalization and enterprise values within a reasonable ranges of Gates’ values;
•companies that compete with Gates for business and management talent; and
•management recommendations.
For Fiscal 2024 compensation decisions, the Compensation Committee selected the same companies used for Fiscal 2023 compensation decisions, with the addition of Franklin Electric Co., Inc. The full list of Fiscal 2024 peers is shown below.

AMETEK, Inc.	Franklin Electric Co., Inc.	Pentair plc
Crane Company (formerly Crane Holdings, Co.)	Graco Inc.	Regal Rexnord Corporation
Donaldson Company, Inc.	IDEX Corporation	SPX Technologies, Inc. (formerly SPX Corporation)
Dover Corporation	Ingersoll Rand Inc.	The Timken Company
ESAB Corporation	Lincoln Electric Holdings, Inc.	Xylem Inc
Flowserve Corporation	Nordson Corporation
At the time of the Compensation Committee’s approval, the average and median trailing twelve-month revenues of the selected peers, at $4.1 billion and $3.8 billion, respectively, were comparable to the Company’s annual revenues. The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies as a reference point to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership ability and succession planning.
For Fiscal 2025, the Compensation Committee, in consultation with the Consultant, reviewed the composition of the peer group and, using the same selection criteria, maintained the same peer group as used for Fiscal 2024 compensation decisions.

Gates Industrial Corporation	A-31	Directors’ Remuneration Report and Policy

Appendix A	Table of Contents
Consideration of Shareholder Views
At the 2024 AGM, the shareholders approved the Company’s annual remuneration report (as required under the Companies Act) and the compensation of its named executive officers, which includes the Executive Director (on an advisory basis, pursuant to applicable SEC regulations). The voting results were as follows:
Resolution: To approve, on an advisory basis, named executive officer compensation:

Votes For (#)	% of Total	Votes Against (#)	% of Total	Votes Abstain (#)	% of Total

234,414,229	97.86%	5,010,786	2.09%	110,136	0.05%
Resolution: To approve, on an advisory basis, the Company’s directors’ remuneration report in accordance with the requirements of the Companies Act.

Votes For (#)	% of Total	Votes Against (#)	% of Total	Votes Abstain (#)	% of Total

235,469,948	98.30%	3,956,799	1.65%	108,404	0.05%
In light of the voting results on these resolutions and based on the Company’s compensation philosophy and objectives, the Compensation Committee is maintaining its overall compensation program for the Executive Director and the Non-Executive Directors, with certain modifications as described in the Company’s compensation discussion and analysis in the proxy statement.
The Directors’ Remuneration Report was approved by the Board and authorized for issue on April 17, 2025. It was signed on its behalf by:

Ivo Jurek
Director and Chief Executive Officer

Gates Industrial Corporation	A-32	Directors’ Remuneration Report and Policy

GATES INDUSTRIAL CORPORATION PLC
1144 FIFTEENTH ST.
SUITE 1400
DENVER, CO 80202

SCAN TO
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 4, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V72929-P24971

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GATES INDUSTRIAL CORPORATION PLC

Board of Directors recommends a vote FOR each of the nominees listed in proposal 1, FOR proposal 2, 1 YEAR on proposal 3 and FOR each of proposals 4 through 10.

1. Election of Directors:

Nominees:	**For**	**Against**	**Abstain**
1a. Joseph S. Cantie	☐	☐	☐
1b. Fredrik Eliasson	☐	☐	☐
1c. James W. Ireland, III	☐	☐	☐
1d. Ivo Jurek	☐	☐	☐
1e. Stephanie K. Mains	☐	☐	☐
1f. Wilson S. Neely	☐	☐	☐
1g. Neil P. Simpkins	☐	☐	☐
1h. Alicia L. Tillman	☐	☐	☐
1i. Molly P. Zhang	☐	☐	☐
2. To approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. Approve, on an advisory basis, the frequency of future advisory votes to approve the Company's named executive officer compensation.	☐	☐	☐	☐

To ATTEND the virtual Annual General Meeting, please visit www.virtualshareholdermeeting.com/GTES2025. There will be no physical meeting location.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title. Corporations should provide the full name of the corporation and title of the authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders:
The Notice, Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.

V72930-P24971

Annual General Meeting of Shareholders of Gates Industrial Corporation plc
to be held on Thursday, June 5, 2025
for Shareholders as of April 8, 2025
This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Ivo Jurek, Chief Executive Officer and Chair of the Annual Meeting, L. Brooks Mallard, Chief Financial Officer, and Cristin Bracken, Chief Legal Officer, and each of them, as proxies for the undersigned, with full power of substitution and hereby authorizes them, and each of them, to vote all the ordinary shares of Gates Industrial Corporation plc that the undersigned is entitled to vote at the Annual General Meeting of Shareholders to be held virtually at 10:00 A.M. Mountain Time on June 5, 2025, or any postponement or adjournment thereof, in the manner indicated on the reverse side of this proxy card and in his or her discretion upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, and revoking any proxy previously given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS FOR ALL NOMINEES IN PROPOSAL ONE (FOR ALL NOMINEES 1A THROUGH 1I), FOR PROPOSAL 2, 1 YEAR ON PROPOSAL 3 AND FOR PROPOSALS 4 THROUGH 10.

All advance votes must be received by 11:59 PM Eastern Time on June 4, 2025.

Continued and to be signed on reverse side